As filed with the Securities and Exchange Commission on July 18, 2023.

Registration No. 333-272250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRM ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3944	32-0686534
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1061 E Indiantown Road, Suite 110

Jupiter, FL 33477

407-230-8100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Miller

Chief Executive Officer

1061 E Indiantown Road, Suite 110

Jupiter, FL 33477

407-230-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Arthur Marcus, Esq. Christian Lichtenberger, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725	David E. Danovitch, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3060 Fax: (202) 660 3001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement relates to the (i) the distribution of an aggregate of 2,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of SRM Entertainment, Inc. (“we”, “us”, “our” or the “Company”), to be paid on or after the effective time of this Registration Statement and prior to the closing of the Offering (as defined below) by Jupiter Wellness, Inc. to its stockholders and certain of its warrant holders of record as of the close of business on July 7, 2023; and (ii) the sale of 1,250,000 shares of our Common Stock, at an assumed initial public offering price of $5.00 per share.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 18, 2023

PROSPECTUS

SRM ENTERTAINMENT, INC.

1,250,000 Shares of Common Stock

This is a firm commitment initial public offering of 1,250,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of SRM Entertainment, Inc. (“we”, “us”, “our” or the “Company”), currently a wholly owned subsidiary of Jupiter Wellness, Inc. (“Jupiter Wellness”), at an assumed initial public offering price of $5.00 per share. We are offering all of the shares of Common Stock being offering by this prospectus. The registration statement of which this prospectus forms a part also relates to the registration of an aggregate of 2,000,000 shares of our Common Stock to be distributed by Jupiter Wellness on or after the effective time of the registration statement of which this prospectus forms a part and prior to the closing of this offering, to holders of its common stock and certain of its warrant holders of record as of the close of business on July 7, 2023.

The number of shares of Common Stock offered in this prospectus and all other applicable information has been determined at an assumed initial public offering price of $5.00 per share of Common Stock. The actual public offering price of the shares of Common Stock will be determined between the Underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price per share of Common Stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of Common Stock (see “Determination of Offering Price” for additional information).

Currently, no public market exists for our Common Stock. We have applied to list our Common Stock for trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SRM.” We cannot guarantee that we will be successful in listing our Common Stock on Nasdaq. However, the consummation of this offering and the distribution are contingent on our Common Stock being approved for listing by Nasdaq. We will not consummate this offering or the distribution unless our Common Stock is so listed.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, have elected to comply with certain reduced disclosure requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in the shares of Common Stock involves risks that are described in the “Risk Factors” section beginning on page 19 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	In addition to the underwriting discount, we have also agreed to reimburse EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters (the “Representative”), for certain expenses, and to provide a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the Representative. See the section titled “Underwriting” for additional information regarding total underwriter compensation.

The Representative may also exercise its option to purchase up to an additional 187,500 shares of Common Stock from us, at the initial public offering price, less the underwriting discount, for 45 days from the date of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock against payment on              , 2023.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is            , 2023.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). We have not and the underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us and filed with the SEC. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where such offers and sales are permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained in, and that can be accessed through our website, https://www.srmentertainment.com/, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares of Common Stock offered hereunder. The registration statement of which this prospectus forms a part also relates to the registration of an aggregate of 2,000,000 shares of our Common Stock to be distributed by Jupiter Wellness on or after the effective time of the registration statement of which this prospectus forms a part and prior to the closing of this offering to Jupiter Wellness stockholders and certain warrant holders of record as of the close of business on July 7, 2023.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering and the distribution contained elsewhere in this prospectus, but it is not complete and does not contain all of the information you should consider before investing in shares of our Common Stock. In addition to this summary, you should read this entire prospectus carefully, including the risks of investing in shares of our Common Stock and the other information discussed in the section titled “Risk Factors,” and the financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements as a result of certain factors, including those set forth in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We describe in this prospectus the businesses that will be contributed to us by Jupiter Wellness as part of our separation from Jupiter Wellness as if they were our businesses for all historical periods described. Please see the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Arrangements between Jupiter Wellness and Our Company” for a description of this separation. Our historical financial statements, which are discussed below, are prepared on a stand-alone basis in accordance with U.S. generally accepted accounting principles (“GAAP”) and are derived from Jupiter Wellness’s consolidated financial statements and accounting records using the historical results of operations and assets and liabilities attributed to our operations, and include allocations of expenses from Jupiter Wellness. Our historical results are not necessarily indicative of our results in any future period.

As used in this prospectus, the terms “SRM,” the “Company,” “we,” “us” and “our” may, depending on the context, refer to SRM Entertainment, Inc., S.R.M. Entertainment Limited, to the SRM segment of Jupiter Wellness, Inc. as described more particularly under “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Historical Relationship with Jupiter Wellness” or to SRM Entertainment, Inc., S.R.M. Entertainment Limited, and its consolidated subsidiaries after giving effect to the separation described under “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Arrangements between Jupiter Wellness and Our Company.” As used in this prospectus, the term “Jupiter Wellness” refers to Jupiter Wellness, Inc.

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Overview

SRM is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues. For over 30 years, SRM has developed, manufactured and supplied the entertainment and amusement park industry with exclusive products that are often only available to consumers inside SRM’s worldwide customer base venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Six Flags, Great Wolf Lodge, Dollywood and Merlin Entertainment.

Our business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”—whether it is a movie, TV show, favorite celebrity, or favorite restaurant. We infuse our distinct designs and aesthetic sensibility into a wide variety of product categories, including figures, plush, accessories, apparel, and homewares. We believe we sit at the nexus of pop culture—content providers value us for our broad network of retail customers, retailers value us for our portfolio of pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent.

Pop culture pervades modern life and almost everyone is a fan of something. Today, more quality content is available and technology innovation has made content accessible anytime, anywhere. As a result, the breadth and depth of pop culture fandom resembles, and in many cases exceeds, the type of fandom previously associated only with sports. Everyday interactions at home, work or with friends are increasingly influenced by pop culture.

We have invested strategically in our relationships with key constituents in pop culture. Content providers value us for our broad network of retail customers and retailers value us for our pop culture products, pop culture insights and ability to drive consumer traffic. Consumers, who value us for our distinct, stylized products, remain at the center of everything we do.

Content Providers: We have licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Six Flags, Great Wolf Lodge, Dollywood and Merlin Entertainment. We currently have licenses with Smurfs and Zoonicorn LLC, from which we can create multiple products based on each character within. Content providers trust us to create unique, stylized extensions of their intellectual property that extend the relevance of their content with consumers through ongoing engagement, helping to maximize the lifetime value of their content.

Retail Channels: We can provide our retail customers a customized product mix designed to appeal to their particular customer bases. Theme parks and the entertainment industry recognize the opportunity presented by the demand for pop culture products and are continuing to dedicate space to our products and the pop culture category. We believe meaningful traffic to our products will continue because our products have their own built-in fan base, are refreshed regularly creating a “treasure hunt” shopping experience for consumers and are often supplemented with exclusive products that are at the forefront of pop culture.

Consumers: Fans are increasingly looking for ways to express their affinity for and engage with their favorite pop culture content. Over time, many of our consumers evolve from occasional buyers to more frequent purchasers, whom we categorize as enthusiasts or collectors. We create products to appeal to a broad array of fans across consumer demographic groups—men, women, boys and girls—not a single, narrow demographic. We currently offer an array of products that sell across several categories. Our products are generally priced between $2.50 and $50.00, which allows our diverse consumer base to express their fandom frequently and impulsively. We continue to introduce innovative products designed to facilitate fan engagement at different price points and styles.

We have developed a nimble and low-fixed cost production model. The strength of our management team and relationships with content providers, retailers and third-party manufacturers allows us to move from product concept to a new product tactfully. As a result, we can dynamically manage our business to balance current content releases and pop culture trends with timeless content based on classic movies, such as Harry Potter or Star Wars. This has allowed us to deliver significant growth while lessening our dependence on individual content releases.

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Our History

S.R.M. Entertainment Limited was incorporated in Hong Kong on January 14, 1981 (“SRM Limited”). Jupiter Wellness acquired SRM Limited in November 2020. In April 2022, the Company was formed to acquire SRM Limited. SRM supplies the amusement park industry with exclusive products that are intended to be sold in amusement parks. For over 30 years, SRM has developed, manufactured and supplied the amusement park industry with exclusive products that are often only available to consumers inside the relevant amusement park. SRM principally produces battery-operated products for theme parks and entertainment venues, such as Disney Parks and Resorts, Disney Stores, Universal Resorts, SeaWorld, Sesame Place, Busch Gardens, Merlin Entertainment and Madison Square Garden. SRM has developed products in conjunction with suppliers of products for core licenses, such as Harry Potter, Frozen, Marvel and Star Wars. SRM develops and distributes toys, plush and hydration products to retailers worldwide. SRM develops product strategies in order to bring product concepts to reality.

Our Market Opportunity

We believe we are well-positioned to extend our current market leadership to the broader retail market as we continue to launch new product lines and services.

How We Plan to Grow

Our goal is to continue to develop innovative products and concepts alongside well-known brands and licensed trademarks. The key elements of our growth strategy to achieve this goal is to enter expanding categories of products, develop and grow the licensed Sip with MeTM line of hydration products to be designed and sold into retail outlets and theme parks worldwide, enter new distribution channels consisting of mass market, general gift, niche venues and museums, fast food chains and convenience stores and continue expanding our other SRM branded and patented products, including the Sip with MeTM Cups, Dine with MeTM melamine plate sets, and plush and animated smart toys.

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We are positioning SRM to capture new market share in the global toy market. Our branded products are designed to educate through interactive content fostering, social and emotional growth, health and wellness, and love and respect for the environment and all creatures. We sell toys for franchises, such as the Wizarding World of Harry Potter, Star Wars, Avatar, Men in Black, Transformers, Despicable Me, Nintendo, Sesame Street, and Toy Story. In addition, we are currently developing new product lines for Smurfs and Zoonicorn franchises.

Our core business opportunities are to continue selling and developing innovative products for theme parks and current customers, adding licensed character hydration and dinnerware from the Smurfs and Zoonicorn set to current assortments.

Long-term Growth Strategy. We have further developed the Sip with Me product assortment by adding stainless water bottles, plush backpacks and journals and notepads in the second quarter of 2023; melamine in the first quarter of 2023; and we plan to introduce light up drinkware and vinyl figures in the fourth quarter of 2023 or the first quarter of 2024. All of the aforementioned products except the light up drinkware and vinyl figures are currently available for sale.

We have signed license agreements with Smurfs and Zoonicorn for our Sip with Me product assortments and will begin selling these products in retail markets in the third quarter of 2023. Our marketing goals include animal character products creating a “collect all” mentality and distributing Sip with Me and other product assortments to gift representative groups nationally.

Revenues were $1,086,888 and $707,105 for the three months ended March 2023 and 2022, respectively, and $6,076,116 and $2,665,827 for the fiscal years ended December 31, 2022 and 2021, respectively, which reflects improved sales in 2023 and 2022 at theme parks that were negatively impacted by the closures in 2020 and 2021 due to the COVID-19 pandemic. We plan to sell our proprietary brands and designs into new channels: convenience stores, additional venues and museums, and theme restaurants.

We plan to grow brand awareness for SRM products through direct and indirect marketing and form a lasting relationship with our end-users throughout their journey from product discovery through the entire lifecycle of ownership. We also plan on developing new sales channels, in addition to our current retail footprint, to address commercial vertical opportunities beyond the theme-park and entertainment industry.

Recent Developments

In April 2022, the Company was formed by the below named individuals (the “Founders”) with verbal agreements regarding the management and equity participation in the acquisition of SRM Limited.

From November 28, 2022 to December 7, 2022, we executed subscription agreements pursuant to which we issued an aggregate of 1,700,000 outstanding shares of our Common Stock to the following Founders of the Company: Richard Miller, Chief Executive Officer & Director, 600,000 shares; Brian S. John, Secretary and Chairman, 300,000 shares; Taft Flittner, President, 300,000 shares; Douglas McKinnon, 200,000 shares; Markita Russell, 100,000 shares; and Deborah McDaniel-Hand, Vice President of Production Development and Operations, 200,000 shares.

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Jupiter Wellness Ownership and Our Separation from Jupiter Wellness

Currently, and at all times prior to the date of this prospectus, we are an operating segment of Jupiter Wellness. Upon the completion of this offering, we expect that Jupiter Wellness will own 4,500,000 shares of our Common Stock, representing approximately 47.6% of the outstanding shares of our Common Stock (or 46.7% if the Representative exercises its option to purchase additional shares in full), at an assumed initial public offering price of $5.00 per share. Following the completion of the distribution and this offering, Jupiter Wellness will no longer consolidate our financial results with its financial results.

On December 9, 2022, we entered into a stock exchange agreement (the “Exchange Agreement”) with Jupiter Wellness to govern the separation of our business from Jupiter Wellness. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and the separation of our business from Jupiter Wellness. We expect to consummate the separation on or prior to the effective date of the registration statement of which this prospectus forms a part and the distribution will be paid on or after the effective time of the registration statement of which this prospectus forms a part but prior to the closing of this offering. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, we issued to Jupiter Wellness 6,500,000 shares of our Common Stock (representing 79.3% of our outstanding shares of Common Stock) in exchange for 2 ordinary shares of SRM Limited (representing all of the issued and outstanding ordinary shares of SRM Limited) (the “Share Exchange”). Pursuant to the Share Exchange, we acquired from Jupiter Wellness by operation of law all assets and assume all liabilities comprising our business, which are currently owned and held by SRM Limited. In the event this offering is not consummated, the Share Exchange will be unwound. For more information regarding the assets and liabilities owned and held by SRM Limited, see our unaudited pro forma condensed combined financial statements and the related notes included elsewhere in this prospectus.

On June 27, 2023, the board of directors of Jupiter Wellness declared the distribution by Jupiter Wellness of 2,000,000 of the shares of our Common Stock it received pursuant to the Amended and Restated Exchange Agreement to holders of its shares of common stock (the “Jupiter Wellness Common Stock”) and certain warrant holders, in each case, of record as of the close of business on July 7, 2023, subject to the registration statement of which this prospectus forms a part being declared effective, to be paid on or about such effective date, or July ___, 2023, and prior to the closing of this offering.

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In this prospectus, references to the term “separation” refers to the separation of our business from Jupiter Wellness’s other businesses pursuant to the Share Exchange on the terms and subject to the conditions of the Amended and Restated Exchange Agreement.

The registration statement of which this prospectus forms a part also registers the distribution by Jupiter Wellness of 2,000,000 shares of our Common Stock it owns to its stockholders and certain warrant holders (the “distribution”). Jupiter Wellness has no obligation to effect a distribution of any of its remaining ownership interest, and it may retain its ownership interest in us indefinitely or dispose of all or a portion of its ownership interest in us in a sale or other transaction. Any such distribution or other disposition by Jupiter Wellness of its remaining interest in us (each, an “other disposition”) would be subject to market, tax and legal considerations, final approval by the Jupiter Wellness board of directors (the “Jupiter Wellness Board”) and other customary requirements. Under current law, the distribution could be determined to be taxable to Jupiter Wellness and its stockholders. Jupiter Wellness has no obligation to pursue or consummate any further disposition of its ownership interest in us by any specified date or at all. See the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness” for a more detailed discussion of the Amended and Restated Exchange Agreement. Our separation from Jupiter Wellness will be made in the context of a parent-subsidiary relationship and the Exchange Agreement and Amended and Restated Exchange Agreement were entered into in the overall context of our separation from Jupiter Wellness. The terms of the Amended and Restated Exchange Agreement may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. See the section titled “Risk Factors—Risks Related to Our Separation from Jupiter Wellness.”

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We believe, and Jupiter Wellness has advised us that it believes, that the separation, this offering and the distribution will provide a number of benefits to our business and to Jupiter Wellness’ business. These intended benefits include improving the strategic and operational flexibility of both companies, increasing the focus of the management teams on their respective business operations and allowing each company to adopt the capital structure, investment policy and dividend policy best suited to its financial profile and business needs, and providing each company with its own equity currency to facilitate acquisitions and to better incentivize management. In addition, as we will be a stand-alone company, potential investors will be able to invest directly in our business.

Company Information

We were incorporated in Nevada on April 22, 2022. On November 30, 2020, Jupiter Wellness acquired all of the capital stock of SRM Limited. Our principal executive offices are at 1061 E Indiantown Road, Suite 110 Jupiter, FL 33477, and our telephone number is 407-230-8100. Our website is https://www.srmentertainment.com. The information and other content contained in, or accessible through, our website are not part of, and is not incorporated into, this prospectus, and investors should not rely on any such information in deciding whether to invest in our Common Stock.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Risk Factor Summary

You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

Risks Related to the Distribution and Our Separation from Jupiter Wellness

●	Jupiter Wellness’s interests may conflict with our interests and the interests of our other stockholders. Conflicts of interest between us and Jupiter Wellness could be resolved in a manner unfavorable to us and our other stockholders.

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●	The distribution does not qualify as a transaction that is tax-free for U.S. federal income tax purposes, therefore, Jupiter Wellness and its stockholders and warrant holders could be subject to significant tax liabilities.

●	Some of our directors and executive officers own Jupiter Wellness Common Stock or options to acquire Jupiter Wellness Common Stock and hold positions with Jupiter Wellness, which could cause conflicts of interest, or the appearance of conflicts of interest, that result in our not acting on opportunities we otherwise may have.

Risks Related to Our Business

●	Our financial situation creates doubt whether we will continue as a going concern.

●	Failure to successfully implement new initiatives or meet product introduction schedules can have an adverse effect on SRM’s business, financial condition, and results of operations.

●	Delay or failure of our retailers, distributors, manufacturers, and other channel partners to purchase at their historic volumes or at the volumes that they or we forecast.

●	Seasonal shifts in end-market demand for our products may negatively impact our sales.

●	Bad or extreme weather conditions and forecasts of bad or mixed weather conditions, which may be due to climate change, can adversely impact attendance at parks where our products are sold.

●	SRM depends on key personnel and may not be able to hire, retain, and integrate sufficient qualified personnel to maintain and expand its business.

●	COVID-19 resulted in economic conditions which adversely affected our parks, which may continue to have an adverse impact on our business, financial condition or results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

●	No market currently exists for our Common Stock. We cannot assure you that an active trading market will develop for our Common Stock.

●	Future sales, or the perception of future sales, of our Common Stock, including by Jupiter Wellness, may depress the price of our Common Stock.

●	The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

●	Concentration of ownership among our existing principal stockholder, executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

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The Offering

Issuer	SRM Entertainment, Inc.

Common Stock offered by us in this offering (1)	1,250,000 shares of Common Stock (1,437,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share.

Common Stock to be held by Jupiter Wellness immediately after this offering	6,500,000 shares of Common Stock (which includes 2,000,000 shares to be distributed to Jupiter Wellness stockholders and certain warrant holders of record as of the close of business on July 7, 2023).

Common Stock to be outstanding immediately after this offering	9,450,000 shares of Common Stock (9,637,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share.

Underwriters’ option	We have granted the underwriters an option for a period of 45 days after the date of this prospectus to purchase up to additional shares of Common Stock solely to cover over-allotments, if any, at the public offering price.

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Use of proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be $5,281,250 (or $6,073,438, if the Representative’s option to purchase additional shares is exercised in full), at an assumed initial public offering price of $5.00 per share. We intend to use the net proceeds of this offering for the development of licensed goods, expansion of SRM products, increased deposits, accounts receivable and inventory, marketing, advertising, and trade shows, general administrative expenses, repayment of the note payable to Jupiter Wellness, and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Stock exchange symbol	We have applied to list our Common Stock for trading on Nasdaq under the symbol “SRM.” No assurance can be given that our Common Stock will be approved for listing on Nasdaq and neither this offering nor the distribution will be completed if our Common Stock is not approved for listing.

Lock-Up Agreements	We, along with our directors, officers, Jupiter Wellness and certain of its directors and officers, have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock for a period of 90 days from the date of closing of this offering. See “Underwriting.”

(1)	The number of shares of our Common Stock to be outstanding following this offering is based on 8,200,000 shares of our Common Stock outstanding as of July 18, 2023, which include the issuance of 6,500,000 shares of Common Stock to Jupiter Wellness on May 31, 2023, in connection with the separation, assumes no exercise of the Representative’s option to purchase up to 187,500 additional shares of our Common Stock, and excludes approximately 1,500,000 shares of our Common Stock reserved for issuance under our equity incentive plan for our employees and directors.

The Distribution

Please see “The Distribution” for a more detailed description of the matters described below.

Distributing Company	Jupiter Wellness is distributing an aggregate of 2,000,000 shares of SRM, a toy design & manufacturing company for the biggest entertainment companies in the world, including Disney and Universal.

Distributed Company	SRM is currently a majority owned subsidiary of Jupiter Wellness. Please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for information concerning this business.

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Distribution Ratio

Each holder of Jupiter Wellness Common Stock and each holder of certain warrants issued in Jupiter Wellness’ public offering in July 2021 (the “July Warrants”) will receive a distribution of one share of our Common Stock for every 19.35 shares of Jupiter Wellness Common Stock held or underlying the July Warrants held, each as of the record date.

Securities to be Distributed

A total of 2,000,000 shares of our Common Stock will be distributed to Jupiter Wellness stockholders and certain warrant holders of record as of the close of business on July 7, 2023. The shares of our Common Stock to be distributed are being registered pursuant to the registration statement of which this prospectus forms a part and will be eligible for immediate resale, except for 230,804 shares to be issued to certain affiliates. Jupiter Wellness stockholders will not be required to pay for the shares of our Common Stock to be received by them in the distribution, or to surrender or exchange shares of Jupiter Wellness Common Stock in order to receive our Common Stock, or to take any other action in connection with the distribution. Please see “The Distribution” for information concerning the breakdown of the distribution of securities.

Fractional Shares	Fractional shares of our Common Stock will not be distributed. The number of shares to be received will be rounded down to the nearest whole share of Common Stock.

Distribution Agent, Transfer Agent and Registrar for the Shares	VStock Transfer, LLC will be the distribution agent, transfer agent and registrar for the shares of our Common Stock.

Record Date	The record date is the close of business, New York City time, on July 7, 2023.

Distribution Date	July ___, 2023 (or such other later date on which the registration statement of which this prospectus forms a part is declared effective).

Material U.S. Federal Income Tax Consequences of the Distribution

Holders of shares of Jupiter Wellness Common Stock on the Record Date and the holders of the July Warrants should consult with their own tax advisors. Certain transactions related to the Distribution will be taxable transactions and could result in the recognition of income or gain by Jupiter Wellness and by the Jupiter Wellness stockholders and holders of the July Warrants. Recipients of shares in the Distribution should consult their own tax advisors with respect to the tax effects of the Distribution. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

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Relationship Between Jupiter Wellness and Us After the Distribution

Following the distribution, we will be a separate public company from Jupiter Wellness. The Amended and Restated Exchange Agreement governs the separation. The Amended and Restated Exchange Agreement will also govern our relationship with Jupiter Wellness following the distribution. We may become party to other arrangements with Jupiter Wellness and its subsidiaries. See “Certain Relationships and Related Party Transactions — Relationship with Jupiter Wellness.”

Overlapping Directors and Officers and Potential Conflicts of Interest

There is an overlap between certain officers of the Company and of Jupiter Wellness. Brian John serves as CEO and Director of Jupiter Wellness and Secretary and Chairman of SRM. Mr. Douglas McKinnon serves as CFO of Jupiter Wellness and CFO of SRM. Prior to the completion of this offering, Jupiter Wellness expects to appoint a new CFO, and upon appointment, Mr. McKinnon will serve solely as CFO of SRM. Christopher Marc Melton and Gary Herman each serve as a Director of Jupiter Wellness and SRM.

The overlapping directors and officers (the “Overlap Persons”) may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. In addition, after the distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of Jupiter Wellness. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and for Jupiter Wellness and its subsidiaries.

In addition, the Company may engage in material business transactions with Jupiter Wellness.

See “Certain Relationships and Related Party Transactions” and “Description of Capital Stock”

Post-Distribution Dividend Policy	We currently do not contemplate paying any cash dividends to our shareholders and intend to use all available funds to grow our operations. The declaration and payment of future dividends to holders of our Common Stock will fall within the sole discretion of our Board and will depend upon many factors, including our financial condition, earnings, and capital requirements of our business, legal requirements (including potential changes to tax laws), regulatory constraints, industry practice and other factors that the Board deems relevant. We cannot guarantee that we will continue to pay any dividend even if we commence the payment of dividends.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We have the license for use of various trademarks, trade names and service marks in our business, including the trademarked name, Sip with Me Characters™, and license agreements with Smurfs and Zoonicorn. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our industry, position, goals, strategy, future operations, future financial position, business strategy and plans, future revenues, estimated costs, prospects, margins, profitability, capital expenditures, liquidity, capital resources, plans and objectives of management, including those made in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “likely,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “forecast,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “objective,” “ongoing,” “seek” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, including current expectations and assumptions regarding, as of the date such statements are made, our future operating performance and financial condition, including our separation from Jupiter Wellness, the expected timetable for the separation and the distribution and our future financial and operating performance, strategic and competitive advantages, leadership and future opportunities, as well as the economy and other future events or circumstances. Our expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions, and risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. These risks and uncertainties include, without limitation:

●	our ability to continue as a going concern;
●	fluctuations in our results of operations and stock price over time;
●	our ability to introduce or acquire new products or services that achieve broad market acceptance;
●	our ability to compete with our peers, certain of which have substantially greater resources than we do;
●	the concentration of our purchaser base in traditional and online retailers and wholesale distributors, our ability to retain such retailers and distributors and our potential exposure in the event of the consolidation of retailers or concentration of retail market share;
●	potential quality problems, including defects or errors, with our current and future products and services;
●	the typical decrease of the average selling prices of our products over the sales cycle of the product, which may impact our revenue and gross margin;
●	global economic conditions;
●	changes in U.S. and international tax policy, including changes that adversely affect customs, tax or duty rates, as well as income tax legislation and regulations that affect the countries where we conduct business;
●	the volatility of our stock price, which may result in your investment in our Common Stock to suffer a decline in value;
●	our ability to manage our manufacturing and supply requirements and the ability of our manufacturing and supply sources to meet the needs of our business;
●	our reliance on a limited number of third-party manufacturers;
●	our ability to retain the services of key personnel;
●	our ability to secure and protect our intellectual property rights;

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●	successful implementation of the separation of SRM’s toy sales and manufacturing businesses from Jupiter Wellness’s ongoing operations following the separation;
●	our exposure to international markets;
●	future litigation matters, including litigation regarding intellectual property rights;
●	our ability to manage our sales channel inventory and product mix;
●	failure to achieve the expected benefits from and successfully execute the separation;
●	potential tax liabilities that may arise as a result of the separation or the distribution;
●	operating as an independent publicly traded company, including compliance with applicable laws and regulations;
●	our status as an emerging growth company; and
●	the effects of future sales, or perceptions of future sales of our Common Stock.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. We believe the factors identified above are important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement made by us.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

See the section titled “Risk Factors” for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

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THE DISTRIBUTION

The discussion in this prospectus of the distribution is subject to, and qualified by reference to, the Amended and Restated Exchange Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference into this prospectus.

General

On December 9, 2022, we entered into the Exchange Agreement with Jupiter Wellness to govern the separation of our business from Jupiter Wellness. On May 26, 2023, we entered into the Amended and Restated Exchange Agreement to include additional information regarding the distribution and separation of our business from Jupiter Wellness. The Amended and Restated Exchange Agreement governs the separation of our business from Jupiter Wellness. We expect to consummate the separation contemplated by the Amended and Restated Exchange Agreement on or prior to the effective date of the registration statement of which this prospectus forms a part and the distribution after the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, we issued to Jupiter Wellness 6,500,000 shares of our Common Stock (representing 79.3% of our outstanding Common Stock) in exchange for 2 ordinary shares of SRM Limited (representing all of the issued and outstanding ordinary shares of SRM Limited). Pursuant to the Share Exchange, we acquired from Jupiter Wellness by operation of law all assets and assume all liabilities comprising of our business, which are currently owned and held by SRM Limited. In the event this offering is not consummated, the Share Exchange will be unwound. For more information regarding the assets and liabilities owned and held by SRM Limited, see our unaudited pro forma condensed combined financial statements and the related notes included elsewhere in this prospectus.

From November 28, 2022 to December 7, 2022, we issued 1,700,000 outstanding shares of our Common Stock to the following management and insiders of SRM: Richard Miller, Chief Executive Officer & Director, 600,000 shares; Brian S. John, Secretary and Chairman, 300,000 shares; Taft Flittner, President, 300,000 shares; Douglas McKinnon, 200,000 shares; Markita Russell, 100,000 shares; and Deborah McDaniel-Hand, Vice President of Production Development and Operations, 200,000 shares.

Manner of Effecting the Distribution

The general terms and conditions relating to the distribution are set forth in the Amended and Restated Exchange Agreement. Under the Amended and Restated Exchange Agreement, the distribution will be paid on or after the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering. For most Jupiter Wellness stockholders who own Jupiter Wellness Common Stock in registered form on the record date and for holders of the July Warrants our transfer and distribution agent will credit their shares of our Common Stock to book entry accounts established to hold these shares. Our transfer and distribution agent will send these stockholders a statement reflecting their ownership of our Common Stock. Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are used. For stockholders who own Jupiter Wellness Common Stock through a broker or other nominee, their shares of our Common Stock will be credited to these stockholders’ accounts by the broker or other nominee. As further discussed below, fractional shares will not be distributed. Following the distribution, stockholders whose shares are held in book entry form may request that their shares of our Common Stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

JUPITER WELLNESS STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF JUPITER WELLNESS COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF JUPITER WELLNESS STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND JUPITER WELLNESS STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

Fractional shares of our Common Stock will not be issued to Jupiter Wellness stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares of Common Stock to be received in the distribution will be rounded down to the nearest whole share of Common Stock. An explanation of the tax consequences of the distribution can be found below in the subsection captioned “— Material U.S. Federal Income Tax Consequences of the Distribution.” The distribution of SRM Common Stock in respect of the Jupiter Wellness shares and the July Warrants is expected to be taxable to both Jupiter Wellness and holders of the Jupiter Wellness shares or the July Warrants. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

In order to be entitled to receive shares of our Common Stock in the distribution, which will occur on or about July ___, 2023 and prior to the closing of this offering, holders of Jupiter Wellness Common Stock and July Warrants must be holders of record of Jupiter Wellness Common Stock or the July Warrants as of the close of business, New York City time, on the record date, July 7, 2023, subject to the registration statement of which this prospectus forms a part being declared effective.

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Reasons for the Distribution

The Jupiter Wellness board of directors has determined that the separation of our business from the other business of Jupiter Wellness is in the best interests of Jupiter Wellness and its stockholders. The potential benefits considered by the Jupiter Wellness board of directors in making the determination to consummate the distribution included the following:

●	to provide each of Jupiter Wellness and the Company with increased flexibility to fully pursue and fund its business plan, including capital expenditures, investments and acquisitions that would be more difficult to consider or effectuate in the absence of the distribution. This increased financial flexibility reflects the belief that investors in a company with the mix of assets that each of Jupiter Wellness and the Company will own following the distribution will be more receptive to strategic initiatives that Jupiter Wellness and the Company may respectively pursue;

●	to create distinct and clear financial profiles and compelling investment cases. Investment in one or the other company may appeal to investors with different goals, interests and expectations. The distribution will allow investors to make independent investment decisions with respect to Jupiter Wellness and the Company and may result in greater alignment between the interests of each company’s stockholder base and the characteristics of its respective business, capital structure and financial results;

●	to create independent equity securities and increased strategic opportunities. The distribution will afford Jupiter Wellness and the Company the ability to offer their independent equity securities to the capital markets and enable each standalone company to use its own industry-focused stock to pursue portfolio enhancing acquisitions or other strategic opportunities that are more closely aligned with each company’s strategic goals and expected growth opportunities;

●	to facilitate incentive compensation arrangements for employees of each business more directly tied to the performance of the relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of each of Jupiter Wellness and the Company; and

●	to increase the aggregate value of the stock of Jupiter Wellness and the Company above the value that the stock of Jupiter Wellness would have had if it had continued to represent an interest in both the businesses of Jupiter Wellness and the Company, so as to: (i) allow each company to use its stock to pursue and achieve strategic objectives, including evaluating and effectuating acquisitions and increasing the long-term attractiveness of equity compensation programs in a significantly more efficient and effective manner with significantly less dilution to existing stockholders; and (ii) allow each company to offer a more focused investment profile to investors.

The Jupiter Wellness board of directors also considered several factors that have a negative effect on Jupiter Wellness as a result of the distribution. Jupiter Wellness will have tax liabilities as a result of the distribution. The Jupiter Wellness Common Stock may come under initial selling pressure as certain Jupiter Wellness stockholders sell their shares because they are not interested in holding an investment in the remaining business of Jupiter Wellness. In addition, the distribution would separate from Jupiter Wellness the business and assets of the Company, which represent significant value. Jupiter Wellness and its remaining business may need to absorb certain corporate and administrative costs previously allocated to SRM. Finally, Jupiter Wellness will not be eligible to consolidate SRM with its financial statements for reporting purposes.

The Jupiter Wellness board of directors considered certain aspects of the distribution that may be adverse to the Company. The Company’s Common Stock may come under initial selling pressure as certain Jupiter Wellness stockholders sell their shares in the Company because they are not interested in holding an investment in the Company’s business. As a result of the distribution, the Company will bear significant incremental costs associated with being a publicly-held company and may need to absorb certain corporate and operational support costs previously allocated to Jupiter Wellness. Refer to the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” section for further details.

Results of the Distribution

After the distribution, we will be a stand-alone public company. Immediately after the distribution, we expect to have approximately           holders of record of our Common Stock and approximately 9,450,000 shares (9,637,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share.

In connection with the distribution, we entered into the Amended and Restated Exchange Agreement with Jupiter Wellness, covering such areas as employee matters related to any shared employees, sharing of premises and other matters, including indemnification.

The distribution will not affect the number of outstanding shares of Jupiter Wellness Common Stock or any rights of Jupiter Wellness stockholders.

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Tax Consequences of the Distribution

The distribution will be a taxable event to holders of Jupiter Wellness Common Stock and July Warrants. U.S. Holders will realize dividend income to the extent that the distribution is paid out of the current or accumulated earnings and profits of Jupiter Wellness, then recover basis and possibly recognize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Jupiter Wellness, Non-U.S. Holders will also realize dividend income, subject to 30% withholding, to the extent that the distribution is paid out of the current or accumulated earnings and profits of Jupiter Wellness; however, Non-U.S. Holders with no presence in the United States should not realize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Jupiter Wellness. Jupiter Wellness may also recognize a capital gain on the Distribution. See “MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE DISTRIBUTION OF, AND OF OWNING AND DISPOSING OF, OUR COMMON STOCK”. The tax consequences of the distribution are complex and holders should consult their own tax advisors about these consequences.

Listing and Trading of Our Common Stock

Currently, no public market exists for our Common Stock. We have applied to list our Common Stock for trading on Nasdaq under the symbol “SRM.” No assurance can be given that our Common Stock will be approved for listing on Nasdaq and neither this offering nor the distribution will be completed if our Common Stock is not approved for listing.

Reason for Furnishing this Prospectus

This prospectus is being furnished by the Company and Jupiter Wellness for the sale of shares in the offering and to provide information to holders of Jupiter Wellness Common Stock and the July Warrants in connection with the distribution. We and Jupiter Wellness will not update the information in this prospectus except in the normal course of our and Jupiter Wellness’ respective public disclosure obligations and practices.

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RISK FACTORS

Investing in our Common Stock involves substantial risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in shares of our Common Stock. We describe below what we believe are currently the material risks and uncertainties we face, but they are not the only risks and uncertainties we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to Our Separation from Jupiter Wellness

The separation may not be successful.

Upon completion of this offering, we will be a stand-alone public company, although Jupiter Wellness will continue to be the largest shareholders of ours. We cannot guarantee that we will be successful in listing our Common Stock on Nasdaq. However, the consummation of this offering and the distribution are contingent on final approval by Nasdaq. We will not consummate this offering or the distribution unless our Common Stock is so listed.

The process of becoming a stand-alone public company may distract our management from focusing on our business and strategic priorities. Further, although we expect to have direct access to the debt and equity capital markets following this offering, we may not be able to issue debt or equity on terms acceptable to us or at all. Moreover, even with equity compensation tied to our business, we may not be able to attract and retain employees as desired.

We also may not fully realize the intended benefits of being a stand-alone public company if any of the risks identified in this “Risk Factors” section, or other events, were to occur. These intended benefits include improving the strategic and operational flexibility of both companies, increasing the focus of the management teams on their respective business operations, allowing each company to adopt the capital structure, investment policy and dividend policy best suited to its financial profile and business needs, and providing each company with its own equity currency to facilitate acquisitions and to better incentivize management. See the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness.” If we do not realize these intended benefits for any reason, our business may be negatively affected. In addition, the separation could materially adversely affect our business, results of operations and financial condition.

As long as Jupiter Wellness has significant control of us, your ability to influence matters requiring stockholder approval will be limited.

After this offering and the distribution, Jupiter Wellness will own 4,500,000 shares of our Common Stock, representing approximately 47.6% of the outstanding shares of our Common Stock (or 46.7% if the Representative exercises its option to purchase additional shares in full), at an assumed public offering price of $5.00 per share. For so long as Jupiter Wellness beneficially owns such a significant portion of our outstanding Common Stock Jupiter Wellness will have substantial ability to control the ability to pass matters requiring shareholder approval and Mr. John will continue to serve as Chairman of the board of directors and as Secretary of SRM, in addition to his role as Chief Executive Officer and Director of Jupiter Wellness. See the section titled “Directors.”

Jupiter Wellness’s ability to control our board of directors may make it difficult for us to recruit high-quality independent directors.

So long as Jupiter Wellness beneficially owns such a significant percentage of shares of our outstanding Common Stock, Jupiter Wellness can effectively control and direct our board of directors and Mr. John will continue to serve as Chairman on the board of directors and as Secretary of SRM, in addition to his role as Chief Executive Officer and Director of Jupiter Wellness. Further, the interests of Jupiter Wellness and our other stockholders may diverge. Under these circumstances, persons who might otherwise accept our invitation to join our board of directors may decline.

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Jupiter Wellness’s interests may conflict with our interests and the interests of our other stockholders. Conflicts of interest between us and Jupiter Wellness could be resolved in a manner unfavorable to us and our other stockholders.

Various conflicts of interest between us and Jupiter Wellness could arise. Brian John, who currently serves as CEO and Director of Jupiter Wellness also serves as Secretary and Chairman of the board of directors of SRM. Douglas McKinnon serves as CFO of Jupiter Wellness and CFO of SRM. Prior to the completion of this offering, Jupiter Wellness expects to appoint a new CFO, and upon appointment, Mr. McKinnon will serve solely as CFO of SRM. In addition, Christopher Marc Melton and Gary Herman each serve as a Director of Jupiter Wellness and SRM. Ownership interests of Mr. John, Mr. McKinnon, and Jupiter Wellness in our capital stock and ownership interests of our directors and officers in Jupiter Wellness capital stock, or service by an individual as either a director and/or officer of both companies, could create or appear to create potential conflicts of interest when such individuals are faced with decisions relating to us. These decisions could include:

●	corporate opportunities;

●	the impact that operating or capital decisions (including the incurrence of indebtedness) relating to our business may have on Jupiter Wellness’s consolidated financial statements and/or current or future indebtedness (including related covenants);

●	business combinations involving us;

●	our dividend and stock repurchase policies;

●	compensation and benefit programs and other human resources policy decisions;

●	management stock ownership;

●	decisions involving the Amended and Restated Exchange Agreement relating to the separation;

●	the payment of dividends on our Common Stock; and

●	determinations with respect to our tax returns.

Potential conflicts of interest could also arise if we decide to enter into new commercial arrangements with Jupiter Wellness in the future or in connection with Jupiter Wellness’s desire to enter into new commercial arrangements with third parties. Additionally, Jupiter Wellness may be constrained by the terms of agreements relating to its indebtedness from taking actions, or permitting us to take actions that may be in our best interest.

Furthermore, disputes may arise between us and Jupiter Wellness relating to our past and ongoing relationships, and these potential conflicts of interest may make it more difficult for us to favorably resolve such disputes, including those related to:

●	tax, employee benefit, and other matters arising from the separation;

●	the nature, quality and pricing of services Jupiter Wellness agrees to provide to us; and

●	sales and other disposals by Jupiter Wellness of all or a portion of its ownership interest in us.

We will have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to SRM and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings.

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However, we may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable to us than if we were dealing with an unaffiliated third party. While we are substantially controlled by Jupiter Wellness, we may not have the leverage to negotiate amendments to our various agreements with Jupiter Wellness (if any are required) on terms as favorable to us as those we would negotiate with an unaffiliated third party.

The distribution, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Jupiter Wellness and its stockholders could be subject to significant tax liabilities.

The Internal Revenue Service (the “IRS”) could determine that the distribution, together with certain related transactions, should be treated as a taxable transaction. Jupiter Wellness has not requested, and does not intend to request, a ruling from the IRS with respect to the treatment of the distribution or certain related transactions for U.S. federal income tax purposes.

If the distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, Jupiter Wellness would recognize taxable gain as if it had sold our Common Stock in a taxable sale for its fair market value, and Jupiter Wellness stockholders and warrant holders who receive shares of our Common Stock in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

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We have no operating history as a stand-alone public company, and our historical and pro forma financial information and the historical financial information of SRM Limited is not necessarily representative of the results we would have achieved as a stand-alone public company and may not be a reliable indicator of our future results.

The historical financial information we have included in this prospectus does not reflect, and the pro forma financial information included in this prospectus may not reflect, what our financial condition, results of operations or cash flows would have been had we been a stand-alone entity during the historical periods presented, or what our financial condition, results of operations or cash flows will be in the future as an independent entity.

The pro forma condensed combined financial information included in this prospectus includes adjustments based upon available information we believe to be reasonable. However, the assumptions may change and actual results may differ. In addition, we have not made pro forma adjustments to reflect many significant changes that will occur in our cost structure, funding and operations as a result of our transition to becoming a public company, including changes in our employee base, potential increased costs associated with reduced economies of scale and increased costs associated with being a publicly traded, stand-alone company. For additional information about the basis of presentation of our pro forma financial information and historical financial information included in this prospectus, see the section titled “Unaudited Pro Forma Condensed Combined Financial Statements.”

If Jupiter Wellness experiences a change in control, our current plans and strategies could be subject to change.

As long as Jupiter Wellness has substantial control over us, it will have significant influence over our plans and strategies, including strategies relating to marketing and growth. In the event Jupiter Wellness experiences a change in control, a new Jupiter Wellness owner may attempt to cause us to revise or change our plans and strategies, as well as the agreements between Jupiter Wellness and us, described in this prospectus. A new owner may also have different plans with respect to the contemplated distribution of our Common Stock to Jupiter Wellness stockholders, including not effecting any further distribution.

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The services that Jupiter Wellness provides to us will not be sufficient to meet our needs, which may result in increased costs and otherwise adversely affect our business.

Pursuant to the Amended and Restated Exchange Agreement, we expect Jupiter Wellness to continue to provide us with corporate and shared services for a transitional period related to corporate functions, such as executive oversight, information technology, accounting, audit, shared facilities, and other services in exchange for the fees specified in the Amended and Restated Exchange Agreement between us and Jupiter Wellness. Jupiter Wellness will not be obligated to provide these services in a manner that differs from the nature of the services provided to the SRM business during the 12-month period prior to the separation, and thus we may not be able to modify these services in a manner desirable to us as a stand-alone public company. Further, if we no longer receive these services from Jupiter Wellness due to the termination of the Amended and Restated Exchange Agreement or otherwise, we may not be able to perform these services ourselves and/or find appropriate third party arrangements at a reasonable cost (and any such costs may be higher than those charged by Jupiter Wellness). See the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness.”

Our ability to operate our business effectively may suffer if we are unable to cost-effectively establish our own administrative and other support functions in order to operate as a stand-alone company after the expiration of our shared services and other intercompany agreements with Jupiter Wellness.

As an operating segment of Jupiter Wellness, we relied on administrative and other resources of Jupiter Wellness, including information technology, accounting, finance, human resources and legal services, to operate our business. In connection with this offering, we entered into the Amended and Restated Exchange Agreement to retain the ability for specified periods to use certain of these Jupiter Wellness resources. See the section titled “Certain Relationships and Related Party Transactions.” These services may not be provided at the same level as when we were a business segment within Jupiter Wellness, and we may not be able to obtain the same benefits that we received prior to this offering. These services may not be sufficient to meet our needs, and after our agreements with Jupiter Wellness expire (which will generally occur within 12 months following the completion of this offering), we may not be able to replace these services at all or obtain these services at prices and on terms as favorable as we currently have with Jupiter Wellness. We will need to create our own administrative and other support systems or contract with third parties to replace Jupiter Wellness’s systems. In addition, we have received informal support from Jupiter Wellness, which may not be addressed in the Amended and Restated Exchange Agreement we entered into with Jupiter Wellness, and the level of this informal support may diminish as we become a more independent company. Any failure or significant downtime in our own administrative systems or in Jupiter Wellness’s administrative systems during the transitional period could result in unexpected costs, impact our results and/or prevent us from paying our suppliers or employees and performing other administrative services on a timely basis.

After this offering, we will be a smaller company relative to Jupiter Wellness, which could result in increased costs in our supply chain and in general because of a decrease in our purchasing power. We may also experience decreased revenue due to difficulty maintaining existing customer relationships and obtaining new customers.

Prior to this offering, we were better able to take advantage of Jupiter Wellness’s size and purchasing power in procuring goods, technology and services, including employee benefit support and audit and other professional services. In addition, as a segment of Jupiter Wellness, we were able to leverage Jupiter Wellness’s size and purchasing power to bargain with suppliers of our components and our ODMs. We are a smaller company than Jupiter Wellness, and we cannot assure you that we will have access to financial and other resources comparable to those available to us prior to this offering. As a stand-alone company, we may be unable to obtain office space, goods, technology and services in general, as well as components and services that are part of our supply chain, at prices or on terms as favorable as those available to us prior to this offering, which could increase our costs and reduce our profitability. Our future success depends on our ability to maintain our current relationships with existing customers, and we may have difficulty attracting new customers.

The insurance that we maintain may not fully cover all potential exposures.

We maintain liability insurance but such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We are potentially at risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain.

Jupiter Wellness has agreed to indemnify us for certain liabilities. However, we cannot assure that the indemnity will be sufficient to insure us against the full amount of such liabilities, or that Jupiter Wellness’s ability to satisfy its indemnification obligation will not be impaired in the future.

Pursuant to the Amended and Restated Exchange Agreement, Jupiter Wellness has agreed to indemnify us for certain liabilities. The Amended and Restated Exchange Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Jupiter Wellness’s business, the separation and distribution with Jupiter Wellness. Under the Amended and Restated Exchange Agreement, Jupiter Wellness has released us from any liability for any taxes owed by Jupiter Wellness in connection with the separation and distribution and shall indemnify us, from and against any liability for, taxes that are allocated to us. In the event that an action was successfully brought against us, there can be no assurance that Jupiter Wellness would have the financial ability to fully indemnify us. Accordingly, we cannot assure that the indemnities provided in the Amended and Restated Exchange Agreement will be sufficient to insure us against the full amount of such liabilities, or that Jupiter Wellness’s ability to satisfy its indemnification obligation will not be impaired in the future. See the section titled “Certain Relationships and Related Party Transactions— Amended and Restated Exchange Agreement.”

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Some of our directors and executive officers own Jupiter Wellness Common Stock or options to acquire Jupiter Wellness Common Stock and hold positions with Jupiter Wellness, which could cause conflicts of interest, or the appearance of conflicts of interest, that result in our not acting on opportunities we otherwise may have.

Some of our directors and executive officers own Jupiter Wellness Common Stock, restricted shares of Jupiter Wellness stock or options to purchase Jupiter Wellness Common Stock.

Ownership of Jupiter Wellness Common Stock, restricted shares of Jupiter Wellness Common Stock and options to purchase Jupiter Wellness Common Stock by our directors and executive officers after this offering and the presence of executive officers or directors of Jupiter Wellness on our board of directors could create, or appear to create, conflicts of interest with respect to matters involving both us and Jupiter Wellness that could have different implications for Jupiter Wellness than they do for us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Jupiter Wellness and us regarding terms of the Amended and Restated Exchange Agreement governing the separation and the relationship between Jupiter Wellness and us thereafter. Potential conflicts of interest could also arise if we enter into commercial arrangements with Jupiter Wellness in the future. As a result of these actual or apparent conflicts of interest, we may be precluded from pursuing certain growth initiatives.

We may have received better terms from unaffiliated third parties than the terms we received in the Amended and Restated Exchange Agreement .

The Amended and Restated Exchange Agreement was prepared in the context of the separation while we were still a majority owned subsidiary of Jupiter Wellness. See the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness.” Accordingly, during the period in which the Amended and Restated Exchange Agreement was prepared, we did not have a management team that was fully independent of Jupiter Wellness. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties.

Risks Related to Our Business

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has had no operations for the period from inception to December 31, 2022, and has suffered net losses in the quarter ended March 31, 2023 and has a working capital deficiency. This deficiency and lack of operations raise substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

Our results of operations are difficult to predict and may fluctuate substantially from quarter-to-quarter or year-to-year for a variety of reasons, many of which are beyond our control. If our actual results were to fall below our estimates or the expectations of public market analysts or investors, our quarterly and annual results would be negatively impacted and the price of our stock could decline. Other factors that could affect our quarterly and annual operating results include, but are not limited to:

●	changes in the pricing policies of, or the introduction of new products by, us or our competitors;

●	introductions of new technologies and changes in consumer preferences that result in either unanticipated or unexpectedly rapid product category shifts;

●	slow or negative growth in the toy, souvenir, theme park, and related markets;

●	seasonal shifts in end-market demand for our products;

●	delays in the introduction of new products by us or market acceptance of these products;

●	unanticipated decreases or delays in purchases of our products by our significant retailers, distributors and other channel partners;

●	supply constraints from our vendors;

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●	unanticipated increases in costs, including air freight, associated with shipping and delivery of our products;

●	the inability to maintain stable operations by our suppliers and other parties with whom we have commercial relationships;

●	discovery of security vulnerabilities in our products, services or systems, leading to negative publicity, decreased demand or potential liability;

●	foreign currency exchange rate fluctuations in the jurisdictions where we transact sales and expenditures in local currency;

●	excess levels of inventory and low turns;

●	changes in or consolidation of our sales channels and wholesale distributor relationships or failure to manage our sales channel inventory and warehousing requirements;

●	delay or failure to fulfill orders for our products on a timely basis;

●	delay or failure of our retailers, distributors and other channel partners to purchase at their historic volumes or at the volumes that they or we forecast;

●	changes in tax rates or adverse changes in tax laws that expose us to additional income tax liabilities;

●	changes in U.S. and international tax policy, including changes that adversely affect customs, tax or duty rates, as well as income tax legislation and regulations that affect the countries where we conduct business;

●	operational disruptions, such as transportation delays or failure of our order processing system, particularly if they occur at the end of a fiscal quarter;

●	disruptions or delays related to our financial and enterprise resource planning systems;

●	our inability to accurately forecast product demand, resulting in increased inventory exposure;

●	allowance for doubtful accounts exposure with our existing retailers, distributors and other channel partners and new retailers, distributors and other channel partners, particularly as we expand into new international markets;

●	geopolitical disruption, including sudden changes in immigration policies, leading to disruption in our workforce or delay or even stoppage of our operations in manufacturing, transportation, technical support and research and development;

●	terms of our contracts with channel partners or suppliers that cause us to incur additional expenses or assume additional liabilities;

●	an increase in price protection claims, redemptions of marketing rebates, product warranty and stock rotation returns or allowance for doubtful accounts;

●	litigation involving alleged patent infringement;

●	epidemic or widespread product failure, or unanticipated safety issues, in one or more of our products;

●	failure to effectively manage our third-party customer support partners, which may result in customer complaints and/or harm to the SRM brand;

●	our inability to monitor and ensure compliance with our code of ethics, our anti-corruption compliance program and domestic and international anti-corruption laws and regulations, whether in relation to our employees or with our suppliers or retailers, distributors or other channel partners;

●	labor unrest at facilities managed by our third-party manufacturers;

●	workplace or human rights violations in certain countries in which our third-party manufacturers or suppliers operate, which may affect the SRM brand and negatively affect our products’ acceptance by consumers;

●	unanticipated shifts or declines in profit by geographical region that would adversely impact our tax rate;

●	failure to implement and maintain the appropriate internal controls over financial reporting, which may result in restatements of our financial statements; and

●	any changes in accounting rules.

As a result, period-to-period comparisons of our results of operations may not be meaningful, and you should not rely on them as an indication of our future performance.

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The occurrence of the COVID- 19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new novel coronavirus (“COVID-19”) as a pandemic. As of the date of this prospectus, the COVID-19 outbreak created significant impacts, including impairments, to our operations and financial statements because of theme park closures. However, the long-term impact of the COVID-19 outbreak on our results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected. We are not able to estimate the duration of the pandemic and potential impact on our business if disruptions or delays in business developments and shipments of product occur. In addition, a severe prolonged economic downturn could result in a variety of risks to our business, including a decreased ability to raise capital when and if needed on acceptable terms, if at all.

As of the date of this prospectus, the Company’s business segments, products, lines of service, projects, and operations have not been materially impacted by the pandemic-related lockdowns in China. The impact of consumer demand declines in China has not had an effect on the Company as the majority of the Company’s sales are conducted in the United States. The Company experienced a brief shutdown of one of its third-party manufacturing facilities in Shanghai that produce a limited number of our products from March 19, 2022 to April 12, 2022 and for two weeks in December 2022. The products produced in this Shanghai manufacturing facility are currently immaterial to our business. Nonetheless, there are significant risks and uncertainties as to our ability to continue manufacturing our products in China. To mitigate these risks, we stay abreast of developing sanctions, increase supply chain due diligence, and evaluate supply chains for other sources.

Our use of third-party manufacturers to produce our products presents risks to our business.

We use third-party manufacturers to manufacture all of our products, and have historically concentrated production with a small number of manufacturers and factories. As a result, the loss or unavailability of one of our manufacturers or one of the factories in which our products are produced, even on a temporary basis, could have a negative impact on our business, financial condition and results of operations. This risk is exacerbated by the fact that we do not have long-term contracts with our manufacturers. While we believe our external sources of manufacturing could be shifted, if necessary, to alternative sources of supply, we would require a significant period of time to make such a shift. We may also be required to seek out additional manufacturers in response to increased demand for our products, as our current manufacturers may not have the capacity to increase production. If we were prevented from or delayed in obtaining a material portion of the products produced by our manufacturers, or if we were required to shift manufacturers (assuming we would be able to do so), our sales and profitability could be significantly reduced.

In addition, while we require that our products supplied by third-party manufacturers be produced in compliance with all applicable laws and regulations, and we have the right to monitor compliance by our third-party manufacturers with our manufacturing requirements and to oversee the quality control process at our manufacturers’ factories, there is always a risk that one or more of our third-party manufacturers will not comply with our requirements, and that we will not immediately discover such non-compliance. Any failure of our third-party manufacturers to comply with such requirements in manufacturing products for us could result in damage to our reputation, harm our brand image and sales of our products and potentially create liability for us.

Monitoring compliance by independent manufacturers is complicated by the fact that expectations of ethical business practices continually evolve, may be substantially more demanding than applicable legal requirements and are driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such expectations might develop in the future and cannot be certain that our manufacturing requirements, even if complied with, would satisfy all parties who are active in monitoring and publicizing perceived shortcomings in labor and other business practices worldwide.

Additionally, the third-party manufacturers that produce most of our products are located in China. As a result, we are subject to various risks resulting from our international operations.

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High levels of competition and low barriers to entry make it difficult to achieve, maintain, or build upon the success of SRM’s brands, products, and product lines.

SRM faces competitors who are also constantly monitoring and attempting to anticipate consumer tastes, seeking ideas which will appeal to consumers, and introducing new products that compete with SRM’s products. In addition, competition for access to entertainment properties has and may continue to lessen SRM’s ability to secure, maintain, and renew popular licenses to entertainment products developed by other parties and licensed to SRM, or require SRM to pay licensors higher royalties and higher minimum guaranteed payments to obtain or retain these licenses. As a licensee of entertainment properties, SRM has no guarantee that a particular property or brand will translate into a successful toy, game, or other product. In addition, the barriers to entry for new participants in the toy products industry and entertainment industry are low. In a very short period of time, new market participants with a popular product idea or entertainment property can become a significant source of competition for SRM and its products. Reduced demand for SRM’s brands, products, and product lines as a result of these factors may adversely affect SRM’s business, financial condition, and results of operations. Some of our competitors may have greater resources than the Company. In order to compete successfully, SRM may have to lower prices and increase marketing expenses which could result in reduced margins.

SRM is not always able to successfully identify and/or satisfy consumer preferences, which could cause its business, financial condition, and results of operations to be adversely affected.

SRM’s business and operating results depend largely upon the appeal of its products, driven by both innovation and marketing. Consumer preferences are continuously changing. SRM is not always able to identify trends in consumer preferences or identify and satisfy consumer preferences in a timely manner. Significant, sudden shifts in demand are caused by popular toys which steer trends, which are often unpredictable. SRM offers a diverse range of products for all ages and families that includes, among others, toys for toddlers and preschoolers, toys for school-aged children, toys for all ages, and media-driven products. SRM competes domestically and internationally with a wide range of large and small manufacturers, marketers, and sellers of toys, and consumer goods, as well as retailers, which means that SRM’s market position is always at risk. SRM’s ability to maintain its current product sales and increase its product sales or establish product sales with new, innovative toys, depends on SRM’s ability to satisfy play preferences, enhance existing products, develop and introduce new products, and achieve market acceptance of these products. These challenges are intensifying due to trends towards shorter life cycles for individual toy products, the phenomenon of children outgrowing traditional toys at younger ages, an increasing use of more sophisticated technology in toys, and an evolving path to purchase.

General economic conditions may have an adverse impact on our business, financial condition or results of operations.

Our results can be impacted by a number of macroeconomic factors, including but not limited to consumer confidence and spending levels, tax rates, unemployment, consumer credit availability, raw materials costs, pandemics (such as the ongoing COVID-19 pandemic) and natural disasters, fuel and energy costs (including oil prices), and credit market conditions. A general economic slowdown or recession resulting in a decrease in discretionary spending could adversely affect the frequency with which guests choose to visit our parks and the amount that our guests spend when they visit.

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Additionally, difficult economic conditions throughout the world, including global supply chain issues, could impact our ability to obtain supplies, services and credit as well as the ability of third parties to meet their obligations to us, including, for example, manufacturers’ ability to supply rides, payment of claims by our insurance carriers, funding of our lines of credit, or payment by our international agreement partner. Changes in exchange rates for foreign currencies could increase our labor and supply costs or reduce the U.S. dollar value of revenue we earn in other markets, including, but not limited to, Beijing, Japan, and Europe.

In addition, availability of our products from third-party manufacturers and our ability to distribute our products into non-U.S. jurisdictions may be impacted by factors such as an increase in duties, tariffs or other restrictions on trade; raw material shortages, work stoppages, strikes and political unrest; economic crises and international disputes or conflicts; changes in leadership and the political climate in countries from which we import products; and failure of the United States to maintain normal trade relations with China and other countries. While China currently enjoys “most favored nation” trading status with the United States, the ability of the United States to revoke that status and to impose higher tariffs on products imported from China, could materially adversely affect our business, results of operations and financial condition.

Failure to successfully implement new initiatives or meet product introduction schedules can have an adverse effect on SRM’s business, financial condition, and results of operations.

SRM has in the past announced, and in the future may announce, initiatives to reduce its costs, optimize its manufacturing footprint, increase its efficiency, improve the execution of its core business, globalize and extend SRM’s brands, catch new trends, create new brands, offer new innovative products and improve existing products, enhance product safety, develop people, improve productivity, simplify processes, and maintain customer service levels, as well as initiatives designed to drive sales growth, capitalize on SRM’s scale advantage, and improve its supply chain. These initiatives involve investment of capital and complex decision-making as well as extensive and intensive execution, and the success of these initiatives is not assured. Failure to achieve any of these initiatives could harm SRM’s business, financial condition, and results of operations.

From time to time, SRM anticipates introducing new products, product lines, or brands at a certain time in the future. There is no guarantee that SRM will be able to manufacture, source, ship, and distribute new or continuing products in a timely manner and on a cost-effective basis. Unforeseen delays or difficulties in the development process or significant increases in the planned cost of development for new SRM products may cause the introduction date for products to be later than anticipated or, in some situations, may cause a product or new product introduction to be discontinued. Failure to successfully implement any of these initiatives or launches, or the failure of any of these initiatives or launches to produce the results anticipated by management, could have an adverse effect on SRM’s business, financial condition, and results of operations.

Bad or extreme weather conditions and forecasts of bad or mixed weather conditions, which may be due to climate change, can adversely impact attendance at parks where our products are sold.

Because most of our products are sold at parks, and attendance at parks may be adversely affected by bad or extreme weather conditions and forecasts that may be a result of climate change, such bad or extreme weather conditions and forecasts may negatively affect our revenues. The effects of bad weather on attendance can be more pronounced at waterparks. We believe our operating results in certain years were adversely affected by abnormally hot, cold and/or wet weather in a number of our major U.S. markets. In addition, since a number of products are featured in parks geographically concentrated in portions of the United States, a weather pattern that affects those respective areas could adversely affect a number of our parks and disproportionately impact our results of operations. Bad weather and forecasts of bad weather on weekends, holidays or other peak periods will typically have a greater negative impact on our revenues and could disproportionately impact our results of operations.

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SRM’s business is highly seasonal, and its operating results depend, in large part, on sales during the relatively brief traditional holiday season. Events that disrupt SRM’s business during its peak demand times can adversely and disproportionately affect SRM’s business, financial condition, and results of operations.

SRM’s business is subject to risks associated with the underproduction of popular toys and the overproduction of toys that are less popular with consumers. SRM attempts to manage their inventories tightly, which requires SRM to ship products closer to the expected date SRM sells the products to consumers. This in turn results in shorter lead times for production. These factors may decrease sales or increase the risks that SRM may not be able to meet demand for certain products at peak demand times or that SRM’s own inventory levels may be adversely impacted by the need to pre-build products before orders are placed.

In addition, as a result of the seasonal nature of SRM’s business, SRM may be adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events, such as public health crises and pandemics, terrorist attacks, economic shocks, severe weather due to climate change or otherwise, earthquakes or other catastrophic events, that harm the retail environment or consumer buying patterns during its key selling season, or by events, such as strikes, disruptions in transportation, or port delays, that interfere with the manufacture or shipment of goods during the critical months leading up to the purchasing season.

We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our financial condition and results of operations.

As a company that designs and sells consumer products, we may be subject to product liability suits or involuntary product recalls, or may choose to voluntarily conduct a product recall. While costs associated with product liability claims and product recalls have generally not been material to our business, the costs associated with future product liability claims or product recalls in any given fiscal year, individually or in the aggregate, could be significant. In addition, any product recall, regardless of the direct costs of the recall, could harm consumer perceptions of our products, subject us to additional government scrutiny, divert development and management resources, adversely affect our business operations and otherwise put us at a competitive disadvantage compared to other companies in our industry, any of which could have a significant adverse effect on our financial condition and results of operations.

SRM’s business depends in large part on the success of its vendors and outsourcers, and SRM’s brands and reputation are subject to harm from actions taken by third parties that are outside SRM’s control. In addition, any significant failure, inadequacy, or interruption from such vendors or outsourcers could harm SRM’s ability to effectively operate its business.

As a part of its efforts to cut costs, achieve better efficiencies, and increase productivity and service quality, SRM relies significantly on vendor and outsourcing relationships with third parties for services and systems including manufacturing, transportation, logistics, and information technology. Any shortcoming of a SRM vendor or outsourcer, particularly an issue affecting the quality of these services or systems, results in risk of damage to SRM’s reputation and brand value, and potentially adverse effects to SRM’s business, financial condition, and results of operations. In addition, problems with transitioning these services and systems to, or operating failures with, these vendors and outsourcers cause delays in product sales and reduce the efficiency of SRM’s operations, and significant capital investments could be required to remediate the problem.

SRM depends on key personnel and may not be able to hire, retain, and integrate sufficient qualified personnel to maintain and expand its business.

SRM’s future success depends partly on the continued contribution of key executives, designers, and technical, sales, marketing, manufacturing, entertainment, and other personnel. The loss of services of any of SRM’s key personnel could harm SRM’s business. Recruiting and retaining skilled personnel is costly and highly competitive. In addition, changes to SRM’s current and future work environments may not meet the needs or expectations of its employees or be perceived as less favorable compared to other companies’ policies, which could negatively impact SRM’s ability to hire and retain qualified personnel. If SRM fails to retain, hire, train, and integrate qualified employees and contractors, SRM may not be able to maintain or expand its business.

The loss of any member of our senior management team, or of any other key employees, or the inability to successfully complete planned management transitions, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

We will share certain key directors and officers with Jupiter Wellness, which means those officers will not devote their full time and attention to our affairs and the overlap may give rise to conflicts.

There is an overlap between certain key directors and officers of the Company and of Jupiter Wellness. Brian John currently serves as Chief Executive Officer and Director of Jupiter Wellness and Secretary and Chairman of SRM. Douglas McKinnon serves as CFO of Jupiter Wellness and CFO of SRM. Jupiter Wellness is in the process of appointing a new CFO, and upon appointment, Mr. Douglas McKinnon will serve as full-time CFO of SRM. In addition to Mr. John, two other members of our Board, Christopher Marc Melton and Gary Herman each serve as a Director of Jupiter Wellness and SRM. The Overlap Persons may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. In addition, after the distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of Jupiter Wellness. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and Jupiter Wellness. See “Certain Relationships and Related Party Transactions” for additional information.

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Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The theme park and waterpark industry demands the use of sophisticated technology and systems for operation of our parks, ticket, membership and season pass sales and management, and labor and inventory management. Information technology systems continue to evolve and, in order to remain competitive, we must implement new technologies and systems in a timely and efficient manner. The development and maintenance of these technologies may require significant investment by us and we may not achieve the anticipated benefits from such new developments or upgrades.

Increases in labor costs and employee health and welfare benefits could have a negative impact on our cash flows, financial condition, and results of operations.

Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our employees in order to meet our guests’ high expectations for service. Wage and benefit increases to attract and retain employees in a tight labor market have driven-up labor costs. These increased costs pressure our margins and could have a negative impact on our financial results. Our ability to control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, and health and other insurance costs, as well as the impact of legislation or regulations governing labor relations, minimum wage, and healthcare benefits. Further legislative changes or competitive wage rates could continue to increase these expenses in the future.

Disruptions in SRM’s manufacturing operations or supply chain due to political instability, civil unrest, or disease could adversely affect SRM’s business, financial position, sales, and results of operations.

SRM primarily utilizes third-party manufacturers and suppliers throughout Asia. The risk of political instability and civil unrest exists in certain of these countries, which could temporarily or permanently damage the manufacturing operations of SRM and/or its third-party manufacturers located there. Outbreaks of communicable diseases have also been known to occur in these countries. For example, the COVID-19 pandemic began in Wuhan, Hubei Province, China and has caused supply chain disruption for SRM, its suppliers, and its customers that contributed to lower net sales in the first half of 2020 and may cause lower net sales to the extent they remain issues in the future. Other disruptions from public health crises such as these result from, among other things, workers contracting diseases, restrictions on factory openings, restrictions on travel, restrictions on shipping, and the closure of critical infrastructure. The design, development, and manufacture of SRM’s products could suffer if SRM’s employees or the employees of its third-party manufacturers or their suppliers contract communicable diseases, or if SRM, SRM’s third-party manufacturers, or their suppliers are adversely affected by other impacts of such diseases. In addition, the contingency plans SRM has developed to help mitigate the impact of disruptions in its manufacturing operations and supply chain may not prevent its business, financial position, sales, and results of operations from being adversely affected by a significant disruption to its manufacturing operations or suppliers.

Disruptions in our supply chain for materials and components and the resulting increase in equipment and logistics costs could adversely affect our financial performance.

We are subject to risk from fluctuating manufacturing costs of our products based on surging consumer demand. Prices of these manufacturing costs, including the components and materials of our products may be affected by supply restrictions or other market factors from time to time.

Political, social or economic instability in regions where these components and materials are made could cause future disruptions in trade. For example, concerns about forced labor in China’s Xinjiang Uyghur Autonomous Region (“XUAR”), where certain components and materials are manufactured, have led to legislation in countries such as the United States restricting imports from such region. Specifically, on December 23, 2021, the United States enacted the Uyghur Forced Labor Prevention Act (“UFLPA”), which presumptively prohibits imports of any goods made either wholly or in part in the XUAR. The law, which went into effect on June 21, 2022, creates a rebuttable presumption against “the importation of goods made, manufactured, or mined in the XUAR (and certain other categories of persons in China)” unless the importer meets certain due diligence standards, responds to all inquiries from U.S. Customs and Border Protection (“CBP”) related to forced labor and the CBP determines, based on “clear and convincing evidence,” that the goods in question were not produced wholly or in part by forced labor. We do not believe that our suppliers source materials for our supply chain from the XUAR, but we cannot guarantee that our suppliers and partners will always comply with our policies. Enforcement of the UFPLA against us or our suppliers could lead to our products being held for inspection by CBP and delayed or rejected for entry into the United States, resulting in other supply chain disruptions, or cause us to be subject to penalties, fines or sanctions. Broader policy uncertainty, including actions in various countries, such as China, have created uncertainty with respect to tariff impacts on the costs of some of these components and materials. Even if we were not subject to penalties, fines or sanctions or supply chain disruption, if products we source are linked in any way to forced labor in the XUAR, our reputation could be harmed. In the future, these trade restrictions may extend beyond the United States.

We cannot predict whether the countries in which the components and materials are sourced, or may be sourced in the future, will be subject to new or additional trade restrictions imposed by the governments of countries in which our projects are located, including the likelihood, type or effect of any such restrictions. Trade restrictions, including embargoes, safeguards and customs restrictions against certain components and materials, as well as labor strikes and work stoppages or boycotts, could increase the cost or reduce or delay the supply of components and materials available to us and our vendors, which could delay or adversely affect the scope of our projects under development or construction and adversely affect our business, financial condition or results of operations.

We depend on large, recurring purchases from certain significant retailers, distributors and other channel partners, and a loss, cancellation or delay in purchases by these channel partners could negatively affect our revenue.

The loss of recurring orders from any of our more significant retailers, distributors and other channel partners could cause our revenue and profitability to suffer. Our ability to attract new retailers, distributors and other channel partners will depend on a variety of factors, including the cost-effectiveness, reliability, scalability, breadth and depth of our products. In addition, a change in the mix of our retailers, distributors and other channel partners, or a change in the mix of direct and indirect sales, could adversely affect our revenue and gross margin.

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Although our financial performance may depend on large, recurring orders from certain retailers, distributors and other channel partners, we do not generally have binding commitments from them. For example:

●	our channel partner agreements generally do not require minimum purchases;

●	our retailers, distributors and other channel partners can stop purchasing and stop marketing our products at any time; and

●	our channel partner agreements generally are not exclusive.

Because our expenses are based on our revenue forecasts, a substantial reduction or delay in sales of our products to, or unexpected returns from, channel partners, or the loss of any significant channel partners, could materially adversely affect our business, results of operations and financial condition. Although our largest channel partners may vary from period to period, we anticipate that our results of operations for any given period will continue to depend on large orders from a small number of channel partners.

SRM relies extensively on information technology in its operations, and any material failure, inadequacy, interruption, or security breach of that technology could have an adverse effect on its business, financial condition, and results of operations.

SRM relies extensively on information technology systems across its operations, including for management of its supply chain, sale and delivery of its products and services, reporting its results and various other processes and transactions. Many of these systems are managed by third-party service providers. SRM uses third-party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. A small and growing volume of SRM’s consumer products and services are web-based, and some are offered in conjunction with business partners or such third-party service providers. SRM’s ability to effectively manage its business and coordinate the production, distribution, and sale of its products and services depends significantly on the reliability and capacity of these systems and third-party service providers.

SRM faces risks related to protecting its proprietary intellectual property and information and is subject to third-party claims that SRM is infringing on their intellectual property rights, either of which could adversely affect SRM’s business, financial condition, and results of operations.

The value of SRM’s business depends on its ability to protect its intellectual property and information, including its trademarks, trade names, copyrights, patents, trade secrets, and rights under intellectual property license agreements and other agreements with third parties, in the United States and around the world, as well as its customer, employee, and consumer data. From time to time, third parties may in the future try to challenge, SRM’s ownership of its intellectual property in the United States and around the world. Responding to any infringement claim, regardless of its validity, may be costly and time-consuming and may divert management and key personnel from business operations. Findings of infringement on the intellectual property rights of any third party by SRM, its distributors, its licensors, or its manufacturers may require obtaining a license to use those rights, which may not be obtainable on reasonable terms, if at all.

In addition, SRM’s business is subject to the risk of third parties counterfeiting its products or infringing on its intellectual property rights. The steps SRM has taken may not prevent unauthorized use of its intellectual property, particularly in foreign countries where the laws may not protect its intellectual property as fully as in the United States. SRM may resort to litigation to protect its intellectual property rights, which could result in substantial costs and diversion of resources. SRM’s failure to protect its proprietary intellectual property and information, including with respect to any successful challenge to SRM’s ownership of its intellectual property or significant infringements of its intellectual property, could have an adverse effect on SRM’s business, financial condition, and results of operations.

We rely on a combination of copyright, trademark, patent and trade secret laws, nondisclosure agreements with employees, consultants and suppliers and other contractual provisions to establish, maintain and protect our intellectual property and technology. Despite efforts to protect our intellectual property, unauthorized third parties may attempt to design around, copy aspects of our product design or obtain and use technology or other intellectual property associated with our products. Furthermore, our competitors may independently develop similar technology or design around our intellectual property. Our inability to secure and protect our intellectual property rights could materially adversely affect our brand and business, results of operations and financial condition.

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If disruptions in our transportation network occur or our shipping costs substantially increase, we may be unable to sell or timely deliver our products, and our operating expenses could increase.

We are highly dependent upon the transportation systems we use to ship our products, including surface and air freight. Our attempts to closely match our inventory levels to our product demand intensify the need for our transportation systems to function effectively and without delay. On a quarterly basis, our shipping volume also tends to steadily increase as the quarter progresses, which means that any disruption in our transportation network in the latter half of a quarter will likely have a more material effect on our business than at the beginning of a quarter.

The transportation network is subject to disruption or congestion from a variety of causes, including labor disputes or port strikes, acts of war or terrorism, natural disasters and congestion resulting from higher shipping volumes. Labor disputes among freight carriers and at ports of entry are common, particularly in Europe, and we expect labor unrest and its effects on shipping our products to be a continuing challenge for us. A port worker strike, work slow-down or other transportation disruption in Asia and the United States, where we import our products to fulfill our orders, could significantly disrupt our business. Our international freight is regularly subjected to inspection by governmental entities. If our delivery times increase unexpectedly for these or any other reasons, our ability to deliver products on time would be materially adversely affected and result in delayed or lost revenue as well as customer imposed penalties. In addition, if increases in fuel prices occur, our transportation costs would likely increase. Moreover, the cost of shipping our products by air freight is greater than other methods. From time to time in the past, we have shipped products using extensive air freight to meet unexpected spikes in demand and shifts in demand between product categories, to bring new product introductions to market quickly and to timely ship products previously ordered. If we rely more heavily upon air freight to deliver our products, our overall shipping costs will increase. A prolonged transportation disruption or a significant increase in the cost of freight could materially adversely affect our business, results of operations and financial condition.

The development of our operations and infrastructure in connection with our separation from Jupiter Wellness, and any future expansion of such operations and infrastructure, may not be entirely successful, and may strain our operations and increase our operating expenses.

In connection with our separation from Jupiter Wellness, we have been implementing a new information technology infrastructure for our business, which includes the creation of management information systems and operational and financial controls unique to our business. We may not be able to put in place adequate controls in an efficient and timely manner in connection with our separation from Jupiter Wellness and as our business grows, and our current systems may not be adequate to support our future operations. The difficulties associated with installing and implementing new systems, procedures and controls may place a significant burden on our management and operational and financial resources. In addition, as we grow internationally, we will have to expand and enhance our communications infrastructure. If we fail to continue to improve our management information systems, procedures and financial controls, or encounter unexpected difficulties during expansion and reorganization, our business could be harmed.

For example, we are investing significant capital and human resources in the design, development and enhancement of our financial and enterprise resource planning systems. We will depend on these systems in order to timely and accurately process and report key components of our results of operations, financial condition and cash flows. If the systems fail to operate appropriately or we experience any disruptions or delays in enhancing their functionality to meet current business requirements, our ability to fulfill customer orders, bill and track our customers, fulfill contractual obligations, accurately report our financials and otherwise run our business could be adversely affected. Even if we do not encounter these adverse effects, the development and enhancement of systems may be much more costly than we anticipated. If we are unable to continue to develop and enhance our information technology systems as planned, our business, results of operations and financial condition could be materially adversely affected.

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As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected and our stock price could decline.

From time to time, we may undertake acquisitions to add new product and service lines and technologies, acquire talent, gain new sales channels or enter into new sales territories. Acquisitions involve numerous risks and challenges, including relating to the successful integration of the acquired business, entering into new territories or markets with which we have limited or no prior experience, establishing or maintaining business relationships with new retailers, distributors or other channel partners, vendors and suppliers and potential post-closing disputes.

We cannot ensure that we will be successful in selecting, executing and integrating acquisitions. Failure to manage and successfully integrate acquisitions could materially harm our business, financial condition and results of operations. In addition, if stock market analysts or our stockholders do not support or believe in the value of the acquisitions that we choose to undertake, our stock price may decline.

If we do not effectively manage our sales channel inventory and product mix, we may incur costs associated with excess inventory, or lose sales from having too few products.

If we are unable to properly monitor, control and manage our sales channel inventory and maintain an appropriate level and mix of products with our distributors and within our sales channels, we may incur increased and unexpected costs associated with this inventory. If our wholesale distributors and retailers are unable to sell their inventory in a timely manner, we might lower the price of the products, or these parties may exchange the products for newer products. Also, during the transition from an existing product to a new replacement product, we must accurately predict the demand for the existing and the new product.

We determine production levels based on our forecasts of demand for our products. Actual demand for our products depends on many factors, which makes it difficult to forecast. We have experienced differences between our actual and our forecasted demand in the past and expect differences to arise in the future. If we improperly forecast demand for our products, we could end up with too many products and be unable to sell the excess inventory in a timely manner, if at all, or, alternatively, we could end up with too few products and not be able to satisfy demand. This problem is exacerbated because we attempt to closely match inventory levels with product demand, leaving limited margin for error. If these events occur, we could incur increased expenses associated with writing off excessive or obsolete inventory, lose sales, incur penalties for late delivery or have to ship products by air freight to meet immediate demand, thereby incurring incremental freight costs above the sea freight costs, a preferred method, and suffering a corresponding decline in gross margin.

Changes in tax laws or exposure to additional income tax liabilities could affect our future profitability.

Factors that could materially affect our future effective tax rates include but are not limited to:

●	changes in tax laws or the regulatory environment;

●	changes in accounting and tax standards or practices;

●	changes in the composition of operating income by tax jurisdiction; and

●	our operating results before taxes.

We are subject to income taxes in the United States and numerous foreign jurisdictions. Because we do not have a long history of operating as a separate company and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

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On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a quasi-territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings. Additionally, new provisions were added to mitigate the potential erosion of the U.S. tax base and to discourage use of low tax jurisdictions to own intellectual property and other valuable intangible assets. While these provisions were intended to prevent specific perceived taxpayer abuse, they may have adverse, unexpected consequences. At this time, Treasury has not yet issued Regulations on how these new rules should be applied and how the relevant calculations are to be prepared. As there exists only limited guidance at this time, significant estimates and judgment are required in assessing the consequences. The amounts for adjusting the deferred tax assets and liabilities for the new effective tax rate and the transition tax are provisional based on the guidance provided by the SEC in Staff Accounting Bulletin No. 118 (“SAB 118”), which provides for a measurement period of one year from the enactment date to finalize the accounting for effects of the 2017 Tax Act. As a result of continued regulations and interpretations of the Tax Act, we are still quantifying the effects of the tax law change. Based on information available, we also reflected a provisional estimate of $60,000 related to the transitional tax that was fully offset with tax attributes and therefore did not result in an income tax expense. The amounts reported as of December 31, 2022 are provisional based on the uncertainty discussed above. As we complete our analysis and prepare necessary data, and interpret any additional guidance, we will adjust our calculations and provisional amounts that we have recorded in our tax provision. Any such adjustments may materially impact our provision for income taxes in our financial statements.

In addition to the impact of the Tax Act on our federal taxes, the Tax Act may impact our taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to our global tax position and materially adversely affect our business, results of operations and financial condition.

Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

We must comply with indirect tax laws in multiple jurisdictions, as well as complex customs duty regimes worldwide. Audits of our compliance with these rules may result in additional liabilities for taxes, duties, interest and penalties related to our international operations which would reduce our profitability.

Our operations are routinely subject to audit by tax authorities in various countries. Many countries have indirect tax systems where the sale and purchase of goods and services are subject to tax based on the transaction value. These taxes are commonly referred to as value-added tax (“VAT”) or goods and services tax (“GST”). In addition, the distribution of our products subjects us to numerous complex customs regulations, which frequently change over time. Failure to comply with these systems and regulations can result in the assessment of additional taxes, duties, interest and penalties. While we believe we are in compliance with local laws, we cannot assure that tax and customs authorities agree with our reporting positions and upon audit may assess us additional taxes, duties, interest and penalties.

Additionally, some of our products are subject to U.S. export controls, including the Export Administration Regulations and economic sanctions administered by the Office of Foreign Assets Control. We also incorporate encryption technology into certain of our solutions. These encryption solutions and underlying technology may be exported outside of the United States only with the required export authorizations or exceptions, including by license, a license exception, and appropriate classification notification requirement and encryption authorization.

Furthermore, our activities are subject to U.S. economic sanctions laws and regulations that prohibit the shipment of certain products and services without the required export authorizations, including to countries, governments and persons targeted by U.S. embargoes or sanctions. Obtaining the necessary export license or other authorization for a particular sale may be time consuming, and may result in delay or loss of sales opportunities even if the export license ultimately is granted. While we take precautions to prevent t our solutions from being exported in violation of these laws, including using authorizations or exceptions for our encryption products and implementing IP address blocking and screenings against U.S. government and international lists of restricted and prohibited persons and countries, we cannot guarantee that the precautions we take will prevent all violations of export control and sanctions laws. Violations of U.S. sanctions or export control laws can result in significant fines or penalties and incarceration could be imposed on employees and managers for criminal violations of these laws.

Also, various countries, in addition to the United States, regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to distribute our products and services or our end-users’ ability to utilize our solutions in their countries. Changes in our products and services or changes in import and export regulations may create delays in the introduction of our products in international markets. Adverse action by any government agencies related to indirect tax laws could materially adversely affect our business, results of operations and financial condition.

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The Consumer Product Safety Improvement Act and other existing or future government regulation could harm our business or may cause us to incur additional costs associated with compliance.

We are subject to various federal, state and local laws and regulations, including but not limited to, laws and regulations relating to labor and employment, U.S. customs and consumer product safety, including the Consumer Product Safety Improvement Act, or the “CPSIA.” The CPSIA created more stringent safety requirements related to lead and phthalates content in children’s products. The CPSIA regulates the future manufacture of these items and existing inventories and may cause us to incur losses if we offer for sale or sell any non-compliant items. Failure to comply with the various regulations applicable to us may result in damage to our reputation, civil and criminal liability, fines and penalties and increased cost of regulatory compliance. These current and any future laws and regulations could harm our business, results of operations and financial condition.

We may be subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions and other similar laws and regulations, and non-compliance with such laws and regulations could subject SRM to civil, criminal and administrative penalties, remedial measures and legal expenses, all of which could adversely affect SRM’s business, prospects, results of operations, financial condition and reputation.

SRM is or will be subject to laws with respect to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and other similar laws and regulations in various jurisdictions in which SRM conducts, or in the future may conduct, activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws and regulations. The FCPA prohibits SRM and its officers, directors, employees and business partners acting on its behalf, including agents, from offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, prospects, results of operations, financial condition and reputation.

If one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us or return substantial amounts of our products, it could have a materially adverse effect on our business, results of operations and financial condition.

A substantial reduction in or termination of orders from any of our largest customers would adversely affect our business, results of operations and financial condition. In addition, pressure by large customers seeking price reductions, financial incentives and changes in other terms of sale or for us to bear the risks and the cost of carrying inventory could also adversely affect our business, results of operations and financial condition.

If one or more of our major customers were to experience difficulties in fulfilling their obligations to us resulting from bankruptcy or other deterioration in their financial condition or ability to meet their obligations, cease doing business with us, significantly reduce the amount of their purchases from us, or return substantial amounts of our products, it could have a material adverse effect on our business, results of operations and financial condition. The COVID-19 pandemic has left many customers outside of our largest customers under varying degrees of financial distress, and it seems some of our largest customers are facing increases in their operating costs. Customers may request extended payment terms which may require us to take on increased credit risk or to reduce or forgo sales entirely in an attempt to mitigate financial risk associated with customer bankruptcy risk.

Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

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Risks Related to This Offering and Ownership of Our Common Stock

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Common Stock among our executive officers and directors, and greater than 5% stockholders. As a result of our small public float, our Common Stock may be less liquid and have greater stock price volatility than the Common Stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Common Stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

No market currently exists for our Common Stock. We cannot assure you that an active trading market will develop for our Common Stock.

Prior to this offering, there has been no public market for shares of our Common Stock. We cannot predict the extent to which investor interest in us will lead to the development of a trading market on the Nasdaq or otherwise, or how liquid that market might become. If an active market does not develop, you may have difficulty selling any shares of our Common Stock that you purchase in this offering. The initial public offering price for the shares of our Common Stock will be determined by negotiations between us and the representatives of the underwriters, and may not be indicative of prices that will prevail in the open market following this offering.

In particular, the realization of any of the risks described in these “Risk Factors” could have a material adverse impact on the market price of our Common Stock in the future and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

We may change our dividend policy at any time.

Although following this offering we currently intend to retain future earnings to finance the operation and expansion of our business and therefore do not anticipate paying cash dividends on our capital stock in the foreseeable future, our dividend policy may change at any time without notice to our stockholders. The declaration and amount of any future dividends to holders of our Common Stock will be at the discretion of our board of directors in accordance with applicable law and after taking into account various factors, including our financial condition, results of operations, current and anticipated cash needs, cash flows, impact on our effective tax rate, indebtedness, contractual obligations, legal requirements and other factors that our board of directors deems relevant. As a result, we cannot assure you that we will pay dividends at any rate or at all.

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Future sales, or the perception of future sales, of our Common Stock, including by Jupiter Wellness, may depress the price of our Common Stock.

The market price of our Common Stock could decline significantly as a result of sales or other distributions of a large number of shares of our Common Stock in the market after this offering, including shares that might be offered for sale or distributed by Jupiter Wellness. The perception that these sales might occur could depress the market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon completion of this offering, we will have 9,450,000 shares (9,637,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share. The shares of Common Stock offered in this offering will be freely tradable without restriction under the Securities Act, except for any shares of Common Stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

In connection with this offering, we, our directors and executive officers and Jupiter Wellness and certain of its officers and directors have each agreed to enter into a lock-up agreement and thereby be subject to a “lock-up period,” meaning that they and their permitted transferees will not be permitted to sell any of the shares of our Common Stock for 90 days, in the case of Jupiter Wellness and certain of its officers and directors, and for 90 days, in our case and the case of our directors and executive officers, from the date of closing of this Offering, without the prior consent of the Representative. The Representative may, in its sole discretion and without notice, release all or any portion of the shares of our Common Stock from the restrictions in any of the lock-up agreements described above. See the section titled “Underwriting.”

Also, in the future, we may issue our securities in connection with investments or acquisitions. The amount of shares of our Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our Common Stock.

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You may experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering, and you will suffer additional dilution if the Representative exercises its option to purchase additional shares.

If you purchase shares of our Common Stock in this offering, you will experience immediate and substantial dilution, as the initial public offering price of our Common Stock is substantially greater than the pro forma net tangible book value per share of our Common Stock. At an assumed initial public offering price of $5.00 per share, if you purchase our Common Stock in this offering, you will suffer immediate and substantial dilution of approximately $4.45 per share.

Our costs will increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

We have historically operated our business as a segment of a public company. As a stand-alone public company, we will have additional legal, accounting, insurance, compliance and other expenses that we have not incurred historically. After this offering, we will become obligated to file with the SEC annual and quarterly reports and other reports that are specified in Section 13 and other sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. In addition, we will become subject to other reporting and corporate governance requirements, including certain requirements of the Nasdaq, and certain provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the regulations promulgated thereunder, which will impose significant compliance obligations upon us.

Sarbanes-Oxley, as well as rules subsequently implemented by the SEC and the Nasdaq, have imposed increased regulation and disclosure and required enhanced corporate governance practices of public companies. We are committed to maintaining high standards of corporate governance and public disclosure, and our efforts to comply with evolving laws, regulations and standards in this regard are likely to result in increased selling and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. These changes will require a significant commitment of additional resources. We may not be successful in implementing these requirements and implementing them could materially adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired. If we do not implement such requirements in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC and the Nasdaq. Any such action could harm our reputation and the confidence of investors and customers in us and could materially adversely affect our business and cause our share price to fall.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley could materially adversely affect our business, results of operations, financial condition and stock price.

As a public company, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of Sarbanes-Oxley (“Section 404”), which will require annual management assessments of the effectiveness of our internal control over financial reporting. Upon loss of emerging growth company status, an annual report by our independent registered public accounting firm that addresses the effectiveness of internal control over financial reporting will be required. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. We also expect the regulations under Sarbanes-Oxley to increase our legal and financial compliance costs, make it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on our audit committee, and make some activities more difficult, time consuming and costly. We may not be able to conclude on an ongoing basis that we have effective internal control over our financial reporting in accordance with Section 404 or our independent registered public accounting firm may not be able or willing to issue an unqualified report on the effectiveness of our internal control over financial reporting. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or their effect on our operations because there is presently no precedent available by which to measure compliance adequacy. If either we are unable to conclude that we have effective internal control over our financial reporting or our independent auditors are unable to provide us with an unqualified report as required by Section 404, then investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrades our stock or if our operating results do not meet their expectations, our stock price could decline.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Common Stock, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business.

Your percentage ownership in SRM may be diluted in the future.

In the future, your percentage ownership in SRM may be diluted because of equity awards that SRM may grant to SRM’s directors, officers and employees or otherwise as a result of equity issuances for acquisitions or capital market transactions. SRM anticipates its executive compensation committee may grant additional stock-based awards to its employees after this offering. Such awards will have a dilutive effect on SRM’s earnings per share, which could adversely affect the market price of SRM Common Stock. From time to time, SRM may issue additional stock-based awards to its employees under SRM’s employee benefits plans.

SRM’s articles of incorporation authorize SRM to issue, without the approval of SRM’s stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over SRM’s Common Stock respecting dividends and distributions, as SRM’s board of directors generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our Common Stock. For example, SRM could grant the holders of preferred stock the right to elect some number of SRM’s directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that SRM could assign to holders of preferred stock could affect the residual value of the Common Stock. See “Description of Capital Stock.”

We are an emerging growth company and as a result have certain reduced disclosure requirements in this prospectus.

We are an “emerging growth company” as defined in the JOBS Act and, as such, have elected to comply with certain reduced disclosure requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings. As an emerging growth company, we are not required to disclose certain executive compensation information in this prospectus pursuant to the JOBS Act. We have also elected to present only two years of audited financial statements and the related section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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We have applied to list our shares of Common Stock on Nasdaq. We can provide no assurance that our shares of Common Stock will qualify to be listed, and if listed, that our shares of Common Stock will continue to meet Nasdaq listing requirements. If we fail to qualify for listing on Nasdaq, the offering and distribution will not be consummated. If we fail to comply with the continuing listing requirements of Nasdaq, our Common Stock could be delisted.

We anticipate that our shares of Common Stock will be eligible to be listed on Nasdaq following this offering. We cannot guarantee that we will be successful in listing our Common Stock on Nasdaq. However, the consummation of this offering and the distribution are contingent on final approval by Nasdaq. We will not consummate this offering or the distribution unless our Common Stock is so listed.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Concentration of ownership among our existing principal stockholder, executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Upon completion of this offering, our executive officers, directors, principal stockholder and their affiliates will beneficially own, in the aggregate, approximately 65.6%, at an assumed initial public offering price of $5.00 per share. In particular, following the completion of this offering, Jupiter Wellness, will own 47.6% of our Common Stock, and management will own approximately 18.0% of our outstanding shares of Common Stock.

As a result, our executive officers, directors, principal stockholder and their affiliates will be able to exercise effective control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of our executive officers, directors, principal stockholder and their affiliates, especially Jupiter Wellness.

Our stock price may be volatile and your investment in our Common Stock could suffer a decline in value.

There has been significant volatility in the market price and trading volume of securities of technology and other companies, which may be unrelated to the financial performance of these companies. These broad market fluctuations may negatively affect the market price of our Common Stock.

Some specific factors that may have a significant effect on the market price of our Common Stock include:

●	actual or anticipated fluctuations in our results of operations or our competitors’ operating results;

●	actual or anticipated changes in the growth rate of the amusement park market and entertainment industry, our growth rates or our competitors’ growth rates;

●	conditions in the financial markets in general or changes in general economic conditions;

●	changes in governmental regulation, including taxation and tariff policies;

●	interest rate or currency exchange rate fluctuations;

●	our ability to forecast or report accurate financial results; and

●	changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in our control, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the Nevada Revised Statutes (“NRS”). Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in our articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

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We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s Board before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the Board and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of NRS Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our board of directors has the ability to issue blank check preferred stock, which may discourage or impede acquisition attempts or other transactions.

Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock may impede a business combination by including class voting rights, which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares of preferred stock on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue shares of preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders may believe to be in their best interests or in which stockholders would have received a premium for their stock over the then prevailing market price of the stock.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our Common Stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be $5,281,250, at an assumed initial public offering price of $5.00 per share. If the Representative exercises its option to purchase additional shares in full, we estimate our net proceeds will be $6,073,438, after deducting the underwriting discount and estimated offering expenses payable by us, at an assumed initial public offering price of $5.00 per share. We currently intend to use the net proceeds of this offering as follows:

●	Development of Licensed Goods: Manufacture and Inventory	500,000
●	Expansion SRM Products: Design, Manufacture and inventory	150,000
●	Increased deposits, accounts receivable and inventory	1,250,000
●	Marketing, advertising & trade shows	200,000
●	General & Administrative expenses	750,000
●	Repayment of Note and other payable to Jupiter Wellness(1)	1,500,000
●	General working capital	931,250
		$5,281,250

(1)

The total amount due to Jupiter Wellness totaled $1,488,966 at March 31, 2023, consisting of a promissory note (the “Note”) with a principal balance of $1,482,673 at March 31, 2023 and $6,293 of expenses paid by Jupiter Wellness on behalf of SRM. The Note accrues interest at a 6% interest rate, and matures on the earlier of: (i) September 30, 2023 or (ii) the date on which this offering is consummated.

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the net proceeds to us from this offering by $1,056,250, assuming the number of shares to be sold by us in this offering remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. Each increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) the net proceeds to us by approximately $422,500, assuming that the assumed initial public offering price of $5.00 per share, remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

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DIVIDEND POLICY

We have never declared or paid cash dividends to holders of our capital stock. We currently intend to retain future earnings to finance the operation and expansion of our business. We do not anticipate paying any dividends on our Common Stock in the foreseeable future. As a result, you will need to sell your shares of Common Stock to receive any income or realize a return on your investment. You may not be able to sell your shares at or above the price you paid for them.

Any future determination to pay dividends will be at the discretion of our board of directors (the “Board”). If we do commence the payment of dividends in the future, there can be no assurance that we will continue to pay any dividend. Our Board is free to change our dividend policy at any time, including to increase, decrease or eliminate our dividend. The Board will base its decisions on, among other things, general business conditions, our results of operations, financial condition, cash requirements, prospects, contractual, legal and regulatory restrictions regarding dividend payments by our subsidiaries and any other factors the Board may consider relevant. No assurance is given that we will pay any dividends to holders of our capital stock or as to the amount of any such dividends if our Board determines to do so.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the transactions described in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements”; and

●	on a pro forma as adjusted basis to give effect to (i) the transactions described in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” and (ii) the issuance of 1,250,000 shares of Common Stock in this offering at an assumed public offering price of $5.00 per share, and the receipt of net proceeds of $5,281,250 in this offering, assuming no exercise of the Representative’s over-allotment option.

	As of March 31, 2023
	Actual (unaudited)	Pro Forma(2) (unaudited)	Pro Forma as Adjusted(3) (unaudited)

Cash and cash equivalents	$8,715	$268,546	$4,059,456

Loan from Jupiter Wellness & Affiliate	22,823	1,490,340	-

Equity:
Common Stock, $0.0001 par value (100,000,000 authorized, issued and outstanding: 1,700,000 actual(1), 8,200,000 pro forma(2) and 9,450,000 pro forma as adjusted(3)	170	820	945
Subscriptions receivable
Retained earnings (deficit)	(9,278)	657,961	657,961

Additional paid-in capital	-	(708,485)	4,572,640
Total Equity (Deficit)	(9,108)	(49,704)	5,231,546

Total capitalization	$13,715	$1,440,636	$5,231,546

(1)	Actual shares of common stock represents the 1,700,000 shares issued to the Founders.
(2)	Pro forma shares of Common Stock of 8,200,000 shares represents the 1,700,000 shares issued to the Founders and the 6,500,000 shares issued pursuant to the Amended and Restated Exchange Agreement. The pro forma balances of retained earnings (deficit) reflect the common control transaction with SRM Limited as the successor company.
(3)	Pro forma as adjusted shares of common stock include shares issued in this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share shown on the cover page of this prospectus, would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $1,056,250, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ over-allotment option. Similarly, each increase (decrease) of 100,000 shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $422,500, assuming the assumed initial public offering price remains the same after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ over-allotment option.

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DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent that the initial public offering price per share of our Common Stock exceeds the tangible book value per share of our Common Stock immediately following this offering.

Pro forma net tangible book value represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the pro forma number of outstanding shares of Common Stock. As of March 31, 2023, our pro forma net tangible book deficit was ($49,704), or ($0.01) per share. After giving effect to the sale and issuance of 1,250,000 shares of our Common Stock in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been $5,231,546, or $0.55 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.56 per share to our existing stockholder, Jupiter Wellness, and an immediate dilution of $4.45 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial price to public per share	$5.00
Pro forma net tangible book value per share as of March 31, 2023(1)	$(0.01)
Increase per share attributable to existing shareholders(2)	$0.56
Pro forma as adjusted net tangible book value per share after this offering(3)	$0.55
Dilution per share to new investors	$4.45

(1)	Represents the net tangible book value of the combined total assets (total assets less intangible assets) less total liabilities divided by 8,200,000 shares of Common Stock which includes 1,700,000 shares of Common Stock issued to the Founders and 6,500,000 shares of Common Stock issued to Jupiter Wellness in connection with the separation.
(2)	Represents the difference between pro forma as adjusted net tangible book value per share after this offering and pro forma net tangible book value per share as of March 31, 2023.
(3)	Determined by dividing (i) pro forma as adjusted net tangible book value, which is our pro forma net tangible book value plus the cash proceeds of this offering at an assumed initial public offering price of $5.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, by (ii) the total number of our shares of Common Stock to be outstanding following this offering.

The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $1,056,250, or approximately $0.12 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.88 per share per $1.00 increase and $0.89 per share per $1.00 decrease, assuming that the number of shares offered by us remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $422,500, or $0.04 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.04 per share per 100,000 share increase and $0.04 per share per 100,000 share decrease, assuming that the assumed initial public offering price remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

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If the Representative exercises its option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after this offering would be $0.63 per share, the incremental increase in the pro forma net tangible book value per share to our existing stockholder, Jupiter Wellness, would be $0.64 per share and the pro forma dilution to new investors participating in this offering would be $4.37 per share.

The following table summarizes, on the pro forma as adjusted basis described above as of March 31, 2023, the differences between the number of shares of Common Stock purchased from us, the total consideration and the price per share paid by our existing stockholder, Jupiter Wellness, and by investors participating in this offering at an assumed initial public offering price of $5.00 per share, before deducting the underwriting discount and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Weighted- Average Price Per
	Number		Percent	Amount		Percent	Share
Jupiter Wellness	6,500,000	(1)	68.8%	$1,379,237	(2)	18.1%	$0.21
Founder shares	1,700,000		18.0%	170		00.0%	0.00
Investors participating in this offering	1,250,000		13.2%	6,250,000		81.9%	5.00
Total	9,450,000		100.0%	$7,629,407		100.0%	$0.81

(1)	Represents the total number of shares of Common Stock issued to Jupiter Wellness in connection with the Share Exchange.
(2)	Represents the total consideration paid by Jupiter Wellness for its purchase of the shares of Common Stock of SRM Limited.

The number of shares of Common Stock held by existing stockholders (and related consideration amounts) and to be outstanding immediately after this offering in the table above is based on 8,200,000 shares of Common Stock outstanding as of July 18, 2023, which include the issuance of 6,500,000 shares of Common Stock to Jupiter Wellness on May 31, 2023, in connection with the separation, assumes no exercise of the Representative’s option to purchase up to 187,500 additional shares of our Common Stock, and excludes approximately 1,500,000 shares of our Common Stock reserved for issuance under our equity incentive plan for our employees and directors.

If the Representative exercises its option to purchase additional shares of Common Stock in full in this offering, the number of shares of Common Stock held by new investors will increase to 1,437,500, or 14.9% of the total number of shares of Common Stock issued and outstanding after this offering, and the percentage of shares of Common Stock held by existing stockholders will decrease to 85.1% of the total shares of Common Stock issued and outstanding.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements consist of the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2023 and year ended December 31, 2022, and the unaudited pro forma condensed combined balance sheet as of March 31, 2023. The unaudited pro forma condensed combined financial statements for the relevant period have been derived by application of pro forma adjustments to our and SRM Limited’s historical financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet reflects the separation pursuant to the Amended and Restated Exchange Agreement, as if it occurred on March 31, 2023 and the pro forma condensed combined statements of operations reflect the separation pursuant to the Amended and Restated Exchange Agreement, as if it occurred on January 1, 2022. The separation is accounted for as a transaction between entities under common control pursuant to the appropriate subsections of ASC 805-50 in the unaudited pro forma condensed combined balance sheets and statements of operations. The pro forma adjustments, described in the related notes, are based on currently available information and certain estimates and assumptions that management believes are reasonable. These estimates and assumptions are preliminary and have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements. Actual results could differ, perhaps materially, from these estimates and assumptions. Included in the pro forma adjustments are items that are directly related to the separation, factually supportable and, for purposes of the unaudited pro forma condensed combined statements of operations, have a continuing impact.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the separation from Jupiter Wellness been completed on March 31, 2023 or January 1, 2022, as applicable. The unaudited pro forma condensed combined financial statements should not be relied on as indicative of the historical operating results that we would have achieved or any future operating results or financial position that we will achieve after the completion of this offering.

The unaudited pro forma condensed combined financial statements reflect the impact of the separation as described in the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Historical Relationship with Jupiter Wellness”.

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We have operated as an operating segment of Jupiter Wellness since December 1, 2020. Jupiter Wellness currently provides certain services to us, and costs associated with these functions have not been allocated to us. These include costs related to corporate services, such as executive management, finance and accounting, shared facilities and other services.

Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we will incur additional costs, including accounting, legal, investor relations, stock administration and regulatory compliance costs. These additional costs may differ from the costs that were historically allocated to us from Jupiter Wellness. To operate as a stand-alone company, we expect to incur costs to replace certain services previously provided by Jupiter Wellness, which may be higher than those reflected in our historical combined financial statements. A component of these costs are legal, accounting and administrative costs. Actual costs that may have been incurred had we been a stand-alone company depend on a number of factors, including organizational structure and decisions made relating to various areas such as information technology and infrastructure.

The following unaudited pro forma condensed combined financial statements and the related notes should be read in conjunction with the sections titled “Use of Proceeds,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited combined financial statements of the Company and SRM Limited and the related notes included elsewhere in this prospectus.

SRM Entertainment, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2023

	SRM Inc.	SRM Limited	Pro Forma Adjustments	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$8,715	$259,831	$-	$268,546
Accounts receivable, net	-	851,000	-	851,000
Inventory	-	137,069	-	137,069
Prepaid expenses and deposits	5,000	576,869	-	581,869
Other current assets	-	51,780	-	51,780
Loans to affiliate	-	21,449	(21,449)	-
Total current assets	13,715	1,897,998	-	1,890,264
Property and equipment, net	-	34,829	-	34,829

Total assets	$13,715	$1,932,827	$(21,449)	$1,925,093

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$-	$232,888	$-	$232,888
Loans from Jupiter Wellness	1,374	1,488,966	-	1,490,340
Loans from Affiliate	21,449	-	(21,449)	-
Accrued liabilities	-	251,569	-	251,569
Total liabilities	22,823	1,973,423	-	1,974,797
Equity(1):
Common Stock, $0.0001 par value, 100,000,000 authorized shares, 1,700,000 issued and outstanding on historical basis and 8,200,000 issued and outstanding shares on a pro forma basis(2)	170	-	650	820
Additional paid-in capital	-	(698,557)	(9,928)	(708,485)
Retained Earnings (Deficit)	(9,278)	657,961	9,278	657,961

Total equity (deficit)	(9,108)	(40,596)	-	(49,704)

Total liabilities and equity	$13,715	$1,932,827	$(21,449)	$1,925,093

See notes to unaudited pro forma condensed combined financial statements.

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SRM Entertainment, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2023

	SRM Inc.		SRM Limited		Pro Forma Adjustments		Pro Forma

Revenue	$-		$1,086,888		$-		$1,086,888
Cost of revenue	-		851,066		-		851,066
Gross profit	-		235,822		-		235,822
Operating expenses	(7,705)		(251,584)		-		(259,289)
Other income and interest expense, net	-		(22,240)		-		(22,240)
Net Income (loss)	$(7,705)		$(38,002)		$-		$(45,707)
Pro forma net income (loss) per share:
Basic	-	(2)	-	(2)	-	(2)	$(0.01)
Diluted	-	(2)	-	(2)	-	(2)	$(0.01)
Pro forma weighted-average shares used to compute net income (loss) per share(2):
Basic	-	(2)	-	(2)	-	(2)	8,200,000
Diluted	-	(2)	-	(2)	-	(2)	8,200,000

See notes to unaudited pro forma condensed combined financial statements.

SRM Entertainment, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	SRM Inc.		SRM Limited		Pro Forma Adjustments		Pro Forma

Revenue	$-		$6,076,116		$-		$6,076,116
Cost of revenue	-		4,845,217		-		4,845,217
Gross profit	-		1,230,899		-		1,230,899
Operating expenses	(1,573)		(872,914)		-		(874,487)
Other income and interest expense, net	-		(29,284)		-		(29,284)
Net Income (loss)	$(1,573)		$328,701		$-		$327,128
Pro forma net income (loss) per share:
Basic	-	(2)	-	(2)	-	(2)	$0.04
Diluted	-	(2)	-	(2)	-	(2)	$0.04
Pro forma weighted-average shares used to compute net income (loss) per share(2):
Basic	-	(2)	-	(2)	-	(2)	8,200,000
Diluted	-	(2)	-	(2)	-	(2)	8,200,000

See notes to unaudited pro forma condensed combined financial statements.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments to the unaudited pro forma condensed combined balance sheet and income statement

(1)	On December 9, 2022, we entered into the Exchange Agreement with Jupiter Wellness to govern the separation of our business from Jupiter Wellness. On May 26, 2023, we entered into the Amended and Restated Exchange Agreement to include additional information regarding the distribution and separation of our business from Jupiter Wellness. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, we issued to Jupiter Wellness 6,500,000 shares of our Common Stock (representing 79.3% of our outstanding Common Stock post-exchange) in exchange for the 2 ordinary shares of SRM Limited owned by Jupiter Wellness (representing all of the issued and outstanding ordinary shares of SRM Limited).

(2)	The pro forma weighted average shares used to compute income (loss) per share includes the 1,700,000 Founders shares and the 6,500,000 shares issued to Jupiter Wellness pursuant to the Amended and Restated Exchange Agreement. The income/(loss) per share and weighted average share information is not meaningful for SRM Inc. and SRM Limited in the context of the table since the weighted average shares were 1,700,000 and 2, respectively.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with the historical financial statements and related notes of SRM Limited included elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data included in the following discussion. This discussion contains forward-looking statements about our business, operations and industry that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those we currently anticipate as a result of the factors we describe under the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

SRM, the Registrant, had nominal assets and liabilities and expenses from inception to March 31, 2023. As such, unless the context otherwise requires, the discussion of the financial statements presented herein represent the historical financial statements and results of operations of SRM Limited as of and for the three-month periods ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021.

SRM supplies the amusement park industry with exclusive products that are intended to be sold in amusement parks. For over 30 years, SRM has developed, manufactured and supplied the amusement park industry with exclusive products that are often only available to consumers inside the relevant amusement park. SRM principally produces battery-operated products for theme parks and entertainment venues such as Disney Parks and Resorts, Disney Stores, Universal Resorts, SeaWorld, Sesame Place, Busch Gardens, Merlin Entertainment and Madison Square Garden. SRM has developed products in conjunction with suppliers of products for core licenses such as Harry Potter, Frozen, Marvel and Star Wars. SRM develops and distributes toys, plush and hydration products to retailers worldwide. SRM develops product strategies in order to bring product concepts to reality.

We both supply and have relationships with the amusement park industry and is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues. For over 30 years, SRM has developed, manufactured and supplied the entertainment and amusement park industry with exclusive products such as toys, light up, plush, fans and much more. These exclusive products are often only available to consumers inside the relevant amusement park, entertainment venues, and theme hotels in the United States, China, Japan, and throughout the worldwide theme park industry. Theme parks during COVID-19 experienced significant declines in attendance, which the Company believes negatively impacted the Company sales. While these limitations have eased, we are unable to predict when such limitations will be entirely resolved.

Our Relationship with Jupiter Wellness

These services will be provided under the Amended and Restated Exchange Agreement described in “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Arrangements Between Jupiter Wellness and Our Company.” We generally expect to use the vast majority of these services for less than a year following the completion of this offering, depending on the type of the service and the location at which such service is provided. However, we may agree with Jupiter Wellness to extend the service periods for a limited amount of time (which period will not extend past the first anniversary of the distribution) or may terminate such service periods by providing prior written notice.

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Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we will incur additional costs, including internal audit, investor relations, stock administration and regulatory compliance costs. These additional costs may differ from the costs that were historically allocated to us from Jupiter Wellness. To operate as a stand-alone company, we expect to incur costs to replace certain services previously provided by Jupiter Wellness, which may be higher than those reflected in our historical combined financial statements.

Components of Our Operating Results

Revenue

We have relationships with and supplies the amusement park industry with exclusive products, such as toys, lights, fans and other items that are sold in amusement parks. We have developed, manufactured and supplied the amusement park industry with exclusive products that are often only available to consumers inside the relevant amusement park, entertainment venues and theme throughout the worldwide theme park industry. We have developed unique products in conjunction with suppliers of products for core licensed items for major well-known brands, themes, characters and movies.

Our revenue can vary based on a number of factors, including changes in average selling prices, end-user customer rebates and other channel sales incentives, uncertainties surrounding demand for our products and allowances for estimated sales returns, including future pricing and/or potential discounts as a result of competition or in response to fluctuations of the U.S. dollar in our international markets, and related production level variances; changes in technology; and adoption of any future paid subscription service offerings.

We continue to experience robust demand across all regions for our products. We believe this demand will lead to an increase in absolute dollars in revenues as our customer base continues to grow. Furthermore, we expect that as we introduce more features to our product lines, we expect to increase revenue.

Cost of Revenue

Cost of revenue consists of both product costs and costs of service. Product costs primarily consist of: the cost of finished products from our third-party manufacturers; overhead costs, including purchasing, product planning, inventory control, warehousing and distribution logistics, third-party software licensing fees, inbound freight, warranty costs associated with returned goods, royalties to third parties; and amortization expense of certain acquired intangibles. Cost of service consists of cost attributable to sales staff and independent sales staff. In addition, cost of service also consists of the provision and maintenance of our cloud-based platform, including storage, and security and computing.

Our cost of revenue as a percentage of revenue can vary based upon a number of factors, including those that may affect our revenue set forth above and factors that may affect our cost of revenue, including, without limitation: fluctuation in foreign exchange rates and changes in our cost of goods sold due to fluctuations in prices paid for components, net of vendor rebates, warranty and overhead costs, inbound freight and duty product conversion costs, and amortization of acquired intangibles. We outsource our manufacturing, warehousing and distribution logistics. We believe this outsourcing strategy allows us to better manage our product and services costs and gross margin.

We expect that revenue derived from future subscription service plans will increase as a percentage of our revenue in the future, which may have a positive impact on our gross margin. From time to time, however, we may experience fluctuations in our gross margin as a result of the factors discussed above.

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General and Administrative

General and administrative expense consists primarily of personnel-related expense for certain executives, finance and accounting, human resources, information technology, professional fees, facility overhead, sales and marketing and other general corporate expense. We expect our general and administrative expense to increase in absolute dollars primarily as a result of the increased costs associated with being a stand-alone public company. However, we also expect our general and administrative expense to fluctuate as a percentage of our revenue in future periods based on fluctuations in our revenue and the timing of such expense.

Other Income (Expense), Net

Other income (expense), net primarily represents gains and losses on transactions denominated in foreign currencies and other miscellaneous income and expense.

Income Taxes

Our business has historically been included in Jupiter Wellness’s consolidated U.S. federal income tax return. We have adopted the separate return approach for the purpose of the SRM financial statements. The income tax provisions and related deferred tax assets and liabilities that have been reflected in our historical combined financial statements have been estimated as if we were a separate taxpayer. The historic operations of the SRM business reflect a separate return approach for each jurisdiction in which SRM had presence and Jupiter Wellness filed a tax return. We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized. To effect the separation of the SRM business from Jupiter Wellness’s other businesses, there will be changes to the organizational structure of the business, which will not impact our historical financial statements.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. As we expand internationally, we will face increased complexity in determining the appropriate tax jurisdictions for revenue and expense items which may differ from that of Jupiter Wellness. Our policy is to adjust these reserves when facts and circumstances change, such as the closing of a tax audit or refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results. The provision for income taxes includes the effects of any accruals that we believe are appropriate, as well as the related net interest and penalties.

On December 22, 2017, the Tax Act was signed into law, making significant changes to the Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings. The recently enacted Tax Act significantly changed how the United States taxes corporations. At this time, significant judgment is required in implementing the law due to the lack of sufficient interpretive guidance from the U.S. or state regulatory bodies and standards settings bodies. Computations required are complex and data-intensive. The amounts reported as of December 31, 2022 are provisional based on the uncertainty discussed above. As we complete our analysis and prepare necessary data, and interpret any additional guidance, we will adjust our calculations and provisional amounts that we have recorded in our tax provision. Any such adjustments may materially impact our provision for income taxes in our financial statements.

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Comparison of the Three Months Ended March 31, 2023 and 2022

The following table presents our revenues for the periods presented:

	Three Months Ended March 31,
	2023	2022
Revenue
Sales	$1,086,888	$707,105
Cost of sales	851,066	592,020
Gross profit	235,822	115,085

Operating expense
General and administrative expenses	251,584	119,347
Total operating expense	251,584	119,347

Other income and expense
Interest expense	22,240	-

Net operating income (loss)	$(38,002)	$(4,262)

Revenue

Revenue for the three months ended March 31, 2023 and 2022 were $1,086,888 and $707,105, respectively. Revenue for the three months ended March 31, 2023 increased by $379,783, a 54% increase as compared to the three months ended March 31, 2022. The increase in sales is primarily due to the re-opening of theme and amusements parks in 2022 which had been closed due to the COVID-19 pandemic and which are close to fully operational in 2023.

Cost of Revenue and Gross Margin

Cost of revenue for the three-months ended March 31, 2023 and 2022 were $851,066 and $592,020, representing a 22% and 16% gross margin, respectively. Increases for the three-months ended March 31, 2023 of the cost of revenue were primarily due to the revenue increase compared to the prior year. Gross margins increased in 2023 due to factory start-up costs in 2022 related to their closure from the COVID-19 pandemic which were not incurred in 2023.

General and Administrative

General and administrative expense for the three-months ended March 31, 2023 and 2022 were $251,584 and $119,347, respectively. The increase is primarily due to accrued interest on the Jupiter Wellness Note, accrued commissions, salaries to our Chief Executive Officer and additional staff to handle the increase in sales activities, paid by the Company beginning in the last pay period of March 31, 2022.

Other income and expense

In September 2022, the Company converted a non-interest intercompany advance from Jupiter Wellness into a 6% promissory note (the “Note”). As a result, for the three months ended March 31, 2023, the Company had accrued interest payable of $22,240 on the Note. The Note balance at March 31, 2023 was $1,482,673.

Comparison of the Fiscal Years Ended December 31, 2022 and 2021

The following table presents our revenues for the periods presented:

	Years Ended December 31,
	2022	2021
Revenue
Sales	$6,076,116	$2,665,827
Cost of sales	4,845,217	2,110,395
Gross profit	1,230,899	555,432

Operating expense
General and administrative expenses	872,914	585,147
Total operating expense	872,914	585,147

Other income and expense
Interest income (expense), net	(29,284)	654

Net operating income (loss)	$328,701	$(29,061)

Revenue

Revenue for the years ended December 31, 2022 and 2021 were $6,076,116 and $2,665,827, respectively. Revenue for the year ended December 31, 2022 is 228% of the prior year, an increase of 128%. The increase in sale is primarily due to the re-opening of theme and amusements parks which had been closed due to the COVID-19 pandemic beginning in later portion of 2020 continuing through 2021.

Cost of Revenue and Gross Margin

Cost of revenue for the years ended December 31, 2022 and 2021 were $4,845,217 and $2,110,395, representing a 20% and 21% gross margin, respectively. Increases for the year ended December 31, 2022 were primarily due to the revenue increase compared to the prior year. Gross margins were slightly lower in 2022 due to factory start-up costs related to their closure from the COVID-19 pandemic and continued into 2021.

General and Administrative

General and administrative expense for the fiscal years ended December 31, 2022 and 2021 were $872,914 and $585,147, respectively. The increase is primarily due to the appointment of a new president and a new senior operations person as well as additional staff to handle the increase in sales activities.

Other income and expense

Other income and expense, net, for the years ended December 31, 2022 and 2021 were net expense of $29,284 for 2022 and net income of $654 for 2021. The increase in expense for 2022 includes interest expense of $30,052 paid to Jupiter Wellness on the Note. The balance of the Note at December 31, 2022 was $1,482,673.

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Liquidity and Capital Resources

Historically, our operations have participated in cash management and funding arrangements managed by Jupiter Wellness. Cash flows related to financing activities primarily reflect changes in the balance of the note payable to Jupiter. Other than those that are in SRM designated legal entities, Jupiter Wellness’s cash has not been assigned to us for any of the periods presented because those cash balances are not directly attributable to us. Cash and cash equivalents presented in the combined balance sheets represent amounts pertaining to designated SRM legal entities only. Our cash and cash equivalents balance decreased from $453,516 at December 31, 2022 to $259,831 at March 31, 2023, and decreased from $515,373 as of December 31, 2021 to $453,516 as of December 31, 2022. Cash used in operations was $153,885 for the three months ended March 31, 2023 and $29,925 for the year ended December 31, 2022 compared to cash provided from operations of $452,653 in 2021. During 2021, we were dependent on Jupiter Wellness for our continued support to fund our operations, however, during 2022 we did not draw any funds from Jupiter Wellness and paid down our loan by $19,948. In addition, Jupiter Wellness currently intends to use its reasonable efforts to provide us such funding as may, if required, be necessary to fund our operations while we are a wholly owned subsidiary of Jupiter Wellness. This support is expected to terminate on the earliest of: (i) the time immediately prior to the completion of this offering and (ii) the time immediately prior to the completion of a distribution of shares of our Common Stock held by Jupiter Wellness to its stockholders.

During the year ended December 31, 2021, Jupiter Wellness, SRM’s majority stockholder, advanced $1,502,621 to cover certain existing debt and operations of SRM Limited, which was converted into the Note on September 1, 2022 and is due on the earlier of (i) September 30, 2023 or (ii) the date on which SRM consummates an initial public offering of its securities. During 2022, SRM Limited paid $50,000 to Jupiter related to the Note consisting of $19,948 in principal and $30,052 in interest. The principal balance of the Note on March 31, 2023 and December 31, 2022 was $1,482,673. Additionally, during the year ended December 31, 2022, Jupiter Wellness paid $6,293 for expenses attributable to SRM Limited which will also be repaid out of the proceeds of the offering. During the three months ended March 31, 2023, the Company did not draw any additional funds from Jupiter Wellness.

Following our separation from Jupiter Wellness pursuant to the Amended and Restated Exchange Agreement and this offering, our capital structure and sources of liquidity will change significantly from our historical capital structure. Following the separation, we will no longer participate in cash management and funding arrangements managed by Jupiter Wellness. Although SRM Limited reported net income for the year ended December 31, 2022, SRM Limited had a net loss for the three-months ended March 31, 2023, of $38,002 and recurring net losses from operations for periods prior to the year ended December 31, 2022. SRM Limited has a Shareholder’s Deficit of $40,596 and $2,594 at March 31, 2023, and December 31, 2022, respectively. At March 31, 2023 and December 31, 2022, current liabilities exceeded current assets by $75,425 and $11,927, respectively. Net cash used in operating activities for the three months ended March 31 2023 was $153,855. These conditions raise substantial doubt about SRM Limited’ and our ability to continue as a going concern.

Following the separation and this offering, we expect to use cash flows generated from operations, together with our estimated net proceeds of approximately $6.1 million from the sale of our Common Stock in this offering (refer to “Use of Proceeds” for the expected use of such net proceeds), as our primary sources of liquidity. Based on our current plans and market conditions, we believe that such sources of liquidity will be sufficient to satisfy our anticipated cash requirements for at least the next 12 months. However, we may require or desire additional funds to support our operating expenses and capital requirements or for other purposes, such as acquisitions, and may seek to raise such additional funds through public or private equity or debt financing or from other sources. We cannot assure you that additional financing will be available at all or that, if available, such financing would be obtainable on terms favorable to us and would not be dilutive. Our future liquidity and cash requirements will depend on numerous factors, including the introduction of new products and potential acquisitions of related businesses.

Commitments

There are no fixed forward commitments for lease expense, license fees, capital expenditures or other except for employment obligations which total approximately $585,000 annually.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Cash Flow

The following table presents our cash flows for the periods presented:

	Three Months Ended March 31		Years Ended December 31,
	2023	2022	2022	2021

Net cash flows provided by (used in) operating activities	$(153,855)	$(193,807)	$(29,925)	$452,653
Net cash used in investing activities	(39,830)	(6,035)	(11,984)	(7,381)
Net cash flows provided by (used in) financing activities	-	-	(19,948)	-
Increase (decrease) in cash	$(193,685)	$(199,842)	$(61,857)	$445,272

Net cash used in operating activities was $153,855 and $193,807 for the three months ended March 31, 2023, and 2022. The reduction in cash used in operations was primarily due to increases in revenues and related operating accounts (accounts receivable, accounts payable and deposits). The reduction in cash from investing activities was primarily the purchase of fixed assets.

Net cash used in operating activities was $29,925 for the year ended December 31, 2022 compared to cash provided from operations of $452,653 in 2021. The reduction in cash used in operations was primarily due to increase in revenues and related operating accounts (inventory, payables and deposits). The proceeds of $1,502,621 in 2021 were advances, which was converted into the Note on September 1, 2022, from Jupiter Wellness. During 2022, the Company made net principal repayments to Jupiter Wellness of $19,948 and received additional advances of $6,293 for certain expenses paid by Jupiter Wellness.

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Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our unaudited combined pro forma financial statements for the three months ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021 taken from the unaudited financial statements for SRM Limited and SRM Entertainment Inc. for the three months ended March 31, 2023 and 2022 and the audited financial statements for SRM Limited and SRM Entertainment Inc. for the years ended December 31, 2022 and 2021, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States Dollars. Significant accounting policies are summarized below:

Revenue Recognition

We generate our revenue from the sale of our products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on an FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

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Allowances for Doubtful Accounts

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We regularly perform credit evaluations of our customers’ financial condition and consider factors, such as historical experience, credit quality, age of the accounts receivable balances and geographic or country-specific risks and economic conditions that may affect a customer’s ability to pay. We review the allowance for doubtful accounts quarterly and adjust it if necessary based on our assessments of our customers’ ability to pay. If the financial condition of our customers should deteriorate or if actual defaults are higher than our historical experience, additional allowances may be required, which could have an adverse impact on operating expenses.

Valuation of Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Cash

We consider all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents at March 31, 2023 or December 31, 2022.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the three months ended March 31, 2023 and year ended December 31, 2022 and the cumulative translation gains and losses as of March 31, 2023 and December 31, 2022 were not material.

Accounts Receivable

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of March 31, 2023 and December 31, 2022, the Company had recognized no allowance for doubtful collections.

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Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on recognition, classification, interest and penalties, accounting in interim period, disclosure and transition. We were incorporated on April 22, 2022, and as such, the Company has not yet filed any tax returns.

Recent Accounting Pronouncements

For a complete description of recent accounting pronouncements, including the expected dates of adoption and estimated effects on financial condition and results of operations, refer to Note 1, The Company, Basis of Presentation and Summary of Significant Accounting Policies, in Notes to Financial Statements.

Emerging Growth Company Status

As an “emerging growth company,” under the JOBS Act, we are allowed to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, unless we otherwise irrevocably elect not to avail ourselves of this exemption. While we have not made such an irrevocable election, we have not delayed the adoption of any applicable accounting standards.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the three months ended March 31, 2023 and year ended December 31, 2022 and the cumulative translation gains and losses as of March 31, 2023 and December 31, 2022 were not material.

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BUSINESS

SRM is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues.

Our business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”—whether it is a movie, TV show, favorite celebrity, or favorite restaurant. We infuse our distinct designs and aesthetic sensibility into a wide variety of product categories, including figures, plush, accessories, apparel, and homewares. With our unique style, expertise in pop culture, broad product distribution and highly accessible price points, we have developed a passionate following for our products that has underpinned our growth. We believe we sit at the nexus of pop culture—content providers value us for our broad network of retail customers, retailers value us for our portfolio of pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent.

Pop culture pervades modern life and almost everyone is a fan of something. Today, more quality content is available and technology innovation has made content accessible anytime, anywhere. As a result, the breadth and depth of pop culture fandom resembles, and in many cases exceeds, the type of fandom previously associated only with sports. Everyday interactions at home, work or with friends are increasingly influenced by pop culture.

We have invested strategically in our relationships with key constituents in pop culture. Content providers value us for our broad network of retail customers and retailers value us for our pop culture products, pop culture insights and ability to drive consumer traffic. Consumers, who value us for our distinct, stylized products, remain at the center of everything we do.

Content Providers: We have licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Six Flags, Great Wolf Lodge, Dollywood and Merlin Entertainment. We currently have licenses with Smurfs and Zoonicorn LLC, from which we can create multiple products based on each character within. Content providers trust us to create unique, stylized extensions of their intellectual property that extend the relevance of their content with consumers through ongoing engagement, helping to maximize the lifetime value of their content.

Retail Channels: We can provide our retail customers a customized product mix designed to appeal to their particular customer bases. Theme parks and the entertainment industry recognize the opportunity presented by the demand for pop culture products and are continuing to dedicate space to our products and the pop culture category. We believe meaningful traffic to our products will continue because our products have their own built-in fan base, are refreshed regularly creating a “treasure hunt” shopping experience for consumers and are often supplemented with exclusive products that are at the forefront of pop culture.

Consumers: Fans are increasingly looking for ways to express their affinity for and engage with their favorite pop culture content. Over time, many of our consumers evolve from occasional buyers to more frequent purchasers, whom we categorize as enthusiasts or collectors. We create products to appeal to a broad array of fans across consumer demographic groups—men, women, boys and girls—not a single, narrow demographic. We currently offer an array of products that sell across several categories. Our products are generally priced between $2.50 and $50.00, which allows our diverse consumer base to express their fandom frequently and impulsively. We continue to introduce innovative products designed to facilitate fan engagement at different price points and styles.

We have developed a nimble and low-fixed cost production model. The strength of our management team and relationships with content providers, retailers and third-party manufacturers allows us to move from product concept to a new product tactfully. As a result, we can dynamically manage our business to balance current content releases and pop culture trends with timeless content based on classic movies, such as Harry Potter or Star Wars. This has allowed us to deliver significant growth while lessening our dependence on individual content releases.

Our History

SRM Limited was incorporated in Hong Kong on January 14, 1981. Jupiter Wellness acquired SRM Limited in November 2020. In April 2022, the Company was formed to acquire SRM Limited. SRM supplies the amusement park industry with exclusive products that are intended to be sold in amusement parks. For over 30 years, SRM has developed, manufactured and supplied the amusement park industry with exclusive products that are often only available to consumers inside the relevant amusement park. SRM principally produces battery-operated products for theme parks and entertainment venues such as Disney Parks and Resorts, Disney Stores, Universal Resorts, SeaWorld, Sesame Place, Busch Gardens, Merlin Entertainment and Madison Square Garden. SRM has developed products in conjunction with suppliers of products for core licenses such as Harry Potter, Frozen, Marvel and Star Wars. SRM develops and distributes toys, plush and hydration products to retailers worldwide. SRM develops product strategies in order to bring product concepts to reality.

The pop culture industry is being driven by several major forces. Technology advances have made it easier to access, consume and engage with content. Content providers have produced more quality content to drive fan engagement, often with a focus on franchise driven products. Dedicated, active and enduring fan bases have emerged across the pop culture landscape. These fans seek out opportunities to interact with their favorite content and with like-minded fans through social media and content-centric experiences. At the same time, social norms have shifted, making fandom culturally accepted and mainstream. These trends reinforce one another leading to a substantial increase in pop culture fandom and to significant growth in the industry.

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We both supply and have relationships with the amusement park industry. We sell exclusive products such as toys, light up, plush, fans and so much more. These exclusive products are often only available to consumers inside the relevant amusement park, entertainment venues, and theme hotels in the United States, China, Japan, and throughout the worldwide theme park industry.

Our Market Opportunity

We believe we are well-positioned to extend our current market leadership to the broader retail market as we continue to launch new product lines and services.

How We Plan to Grow

Our goal is to continue to develop innovative products and concepts alongside well-known brands and licensed trademarks. The key elements of our growth strategy to achieve this goal is to enter expanding categories of products, develop and grow the licensed Sip with Me line of hydration products to be designed and sold into retail outlets and theme parks worldwide, enter new distribution channels consisting of mass market, general gift, niche venues and museums, fast food chains and convenience stores and continue expanding our other SRM branded and patented products, including the Sip with MeTM Cups, Dine with MeTM melamine plate sets, and plush and animated smart toys.

We are positioning SRM to capture new market share in the global toy market. Our branded products are designed to educate through interactive content fostering, social and emotional growth, health and wellness, and love and respect for the environment and all creatures. We sell toys for franchises such as the Wizarding World of Harry Potter, Star Wars, Avatar, Men in Black, Transformers, Despicable Me, Nintendo, Sesame Street, and Toy Story. In addition, we are currently developing new product lines for Smurfs and Zoonicorn franchises.

Our core business opportunities and research and development efforts are concentrated on continuing to sell and develop innovative products for theme parks and current customers, adding licensed character hydration and dinnerware from Smurfs and Zoonicorn set to current assortments.

Long-term Growth Strategy. We have further developed the Sip with Me product assortment by adding stainless water bottles, plush backpacks and journals and notepads in the second quarter of 2023; melamine in the first quarter of 2023; and we plan to introduce light up drinkware and vinyl figures in the fourth quarter of 2023 or the first quarter of 2024. All of the aforementioned products except the light up drinkware and vinyl figures are currently available for sale.

We have signed license agreements with Smurfs and Zoonicorn for our Sip with Me product assortments and will begin selling these products in retail markets in the third quarter of 2023. Our marketing goals include animal character products creating a “collect all” mentality and distributing Sip with Me and other product assortments to gift representative groups nationally.

First quarter revenues for 2023 were $1,086,888 and annual revenues were $6,076,116 in 2022 and $2,665,827 in 2021. Sales were negatively impacted by the pandemic closures of theme parks in 2020 and 2021 and have considerably improved in 2023 and 2022. We plan to sell our proprietary brands and designs into new channels: mass market, fast food chains, convenience stores, niche venues and museums, and restaurants.

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We plan to grow brand awareness for SRM products through direct and indirect marketing and form a lasting relationship with our end-users throughout their journey from product discovery through the entire lifecycle of ownership. We also plan on developing new sales channels, in addition to our current retail footprint, to address commercial vertical opportunities beyond the theme-park and entertainment industry.

Industry Overview

We believe the two largest United States toy companies, Mattel and Hasbro, collectively hold a dominant share of the domestic non-video toy market. In addition, hundreds of smaller companies compete in the design and development of new toys, the procurement of character and product licenses, and the improvement and expansion of previously introduced products and product lines.

Fortune Business Insights estimates that annual global sales in the toy market is anticipated to reach $230.6 billion in 2028, an increase from the $106 billion global sales in the toy market in 2020. In the Amusement Parks Global Market Report 2023, it is estimated that the global amusement parks market is expected to grow from $67.16 billion in 2022 to $106.57 billion in 2023. The NPD Group, Inc. estimates that toys based on characters found in movies, TV shows or books have accounted for $5.4 billion or 25% of all U.S. toy sales last year.

Future Market Insights estimates that the global sippy cup market is expected to reach $11.7 billion in sales by 2027. And Market Reports World estimates that the melamine tableware market is expected to reach $1.3 billion by 2028.

Over the past few years, the toy industry has experienced substantial consolidation among both toy companies and toy retailers. We believe that the ongoing consolidation of toy companies provides us with increased growth opportunities due to retailers’ desire to not be entirely dependent upon a few dominant toy companies. Retailer concentration also enables us to ship products, manage account relationships and track point of sale information more effectively and efficiently.

Products

Our current products principally fall within the following product categories:

●	Plush Products. Our plush products are soft-sculpt figures that blend licensed content with our distinctive designs to create an array of product lines, intended for consumers of all ages.

●	Accessories. Our accessories products mix pop culture fandom with functionality, and feature everything from notebooks to lanyards and keychains, all based on our unique designs.

●	Other. We also produce products in certain other categories, primarily homewares (including drinkware, party lights and other home accessories).

Product Development

SRM’s strategic direction centers around product design and development centered on the commercialization and marketability of innovative ideas created through SRM’s passion for imagining concepts for our licensors and brand partners.

SRM’s objective is to optimize its marketability, function, value and appearance for the benefit of the consumer end user. From concept and prototyping, through design-for-manufacture, special attention is paid to a product’s utility, ease of use, lowest cost bill of materials, and how it “communicates” its features and benefits through design. The combined experience and expertise of the Company’s team spans many high-demand categories including hydration, and toys.

SRM’s product and development team is led by Deborah McDaniel-Hand, Rebecca Mercado, and Taft Flittner, who have over thirty years of combined industry experience.

We are currently researching new factory opportunities for additional flexibility in production and piece types, along with researching opportunities in fulfillment warehouses to advance generic product distribution.

Manufacturing and Logistics

We utilize third-party manufacturers in China, which we chose on the basis of performance, capacity, capability and price. The use of third-party manufacturers enables us to avoid incurring fixed manufacturing costs, while maximizing flexibility, capacity and capability. Though our manufacturing base has diversified over time as we have grown our sales and expanded our product offerings, we have historically concentrated production with a small number of manufacturers and factories as part of a continuing effort to monitor quality, reduce manufacturing costs and ensure speed to market. Products developed by SRM are shipped directly to the theme park without warehousing at the Company’s facilities. Our employees, Rebecca Mercado and Deborah McDaniel-Hand are responsible for our product and packaging design.

We base our production schedules for products on our internal forecasts, taking into account historical trends of similar products and properties, current market information and communications with customers, and purchase orders. The accuracy of our forecasts is affected by consumer acceptance of our products, which is based on the strength of the underlying licensed property, the strength of competing products, the marketing strategies of retailers, changes in buying patterns of both our retail customers and our consumers, and overall economic conditions. Unexpected changes in these factors could result in a lack of product availability or excess inventory of a particular product.

Although we do not conduct the day-to-day manufacturing of our products, we seek to ensure quality control by actively reviewing the production process and testing the products produced by our manufacturers. We utilize third-party quality control inspectors who rotate among our manufacturers’ factories to engineer the quality control process prior to production, provide quality assurance oversight during production and sample finished goods to validate the quality control process.

In addition to quality control testing, safety testing of our products is done by independent third-party testing laboratories. Safety testing is designed to meet or exceed regulations imposed by federal and state governments, as well as applicable international governmental authorities, our retail partners and content providers. In addition, independent laboratories engaged by some of our larger customers and content providers test certain of our products as well as the factories in which they are produced.

For more information, see “Risk Factors—Risks Related to Our Business—Our use of third-party manufacturers to produce our products presents risks to our business.”

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Sales

We sell our products to a diverse network of customers throughout the world. We sell the majority of our products in the United States to specialty theme parks and retailers in the entertainment industry. Similarly, our target market for international sales is themed attractions. However, because of our products success in specialty theme parks and retailers in the United States, we seek to expand our footprint domestically, rather than target additional international sales and markets. We plan to target new or sales channels, including mass market, fast food chains, convenience stores, niche venues and museums, and restaurants. We maintain a full-time sales staff, many of whom make on-site visits to our customers for the purpose of showing products and soliciting orders. Many of our retail customers view us as experts in toy design, in some cases, we help manage their growing pop culture category within our featured theme and amusement park clients, providing a curated experience by catering to their particular customer bases. For example, we can curate products based on popular movies and characters. We believe this creates a mutually beneficial relationship between us and our retail customers by providing us with an opportunity to enhance the productivity of the pop culture category within their locations, which may also result in expanded shelf space for our products.

In addition to our 40 individual sales representatives, we also have two sales representative groups we retain to sell and promote our products. The scope of our relationship with each sales representative group is governed by individual sales representative agreements. Our current agreements within these sales channels are commission-based, meaning the sales representative group receives a percentage of sales generated by the representative on behalf of the Company. These agreements are generally non-exclusive, meaning they can sell products of our competitors. We anticipate that any such agreements we enter into in the future will be on similar terms. Furthermore, our agreements are generally short-term, and can be cancelled by these sales channels or us without significant financial consequence.

We sell products to customers under individual purchase orders placed by them under their standard terms and conditions of sale. These terms and conditions generally include insurance requirements, customary representations by us with respect to the quality of our products and our manufacturing process, our obligations to comply with law, and indemnifications by us if we breach our representations or obligations. There is no commitment from any customer to purchase from us, or from us to sell to them, any minimum amount of product.

As discussed above, we contract the manufacture of most of our products to third-party unaffiliated manufacturers primarily located in China.

Intellectual Property

We have the license for use of various trademarks, trade names and service marks in our business, including the trademarked name, Sip with Me Characters™. In addition, we have license agreements which includes, but is not limited to Smurfs, Zoonicorn, and Sip with Me. Our license agreements allow us to use the licensed works and marks in connection with the manufacture, sale, marketing, and distribution of each license. In addition, although the Company has a license to develop art for a non-fungible token (“NFT”) under the license agreement with Zoonicorn, the Company has no business plans with respect to such NFT or other NFTs.

Our license agreements permit us to use the intellectual property of our licensors in connection with the products we design and sell. These license agreements typically provide that our licensors own intellectual property rights in the products we design and sell under the license, and as a result, upon termination of the license, we no longer have the right to sell these products. Our license agreements require us to make royalty payments to the licensor based on our sales of the licensed products. Our license agreements typically have terms of between two and three years and are not automatically renewable. However, we believe we have strong relationships with our licensors, and have historically been able to renew license agreements on commercially reasonable terms.

The Company does not currently hold any patents. However, we hold a license to use the design patent for the Sip with Me cup. The patent itself expires on May 11, 2041. This product does not currently have any sales.

SRM customarily seeks trademark, copyright, and/or patent protection covering its products, and it owns or has applications pending or registrations for U.S. and foreign trademarks, copyrights, and patents covering many of its products. Although a number of these trademarks, copyrights, and patents relate to product lines that are significant to SRM’s business and operations, SRM does not believe it is dependent on a single trademark, copyright, or patent. SRM believes its rights to these properties are adequately protected, but there can be no assurance that its rights can be successfully asserted in the future or will not be invalidated, circumvented, or challenged.

For more information, see “Risk Factors—Risks Related to Our Business—”SRM faces risks related to protecting its proprietary intellectual property and information and is subject to third-party claims that SRM is infringing on their intellectual property rights, either of which could adversely affect SRM’s business, financial condition, and results of operations.”

Competition

We have an experienced and collaborative team that has created and maintained relationships with some of the most desired theme and amusement parks in the world. However, competition in the toy industry is intense. Many of our competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources than we do. We anticipate that current and potential competitors will also intensify their efforts to penetrate our target markets. We also increasingly compete with large toy companies for shelf space at leading mass market and other retailers. We also compete with numerous smaller domestic and foreign collectible product designers and manufacturers in each of our product categories. In each of our product lines we compete against one or all of the following companies: Funko, Jazwares, and Light up Toys.  Competition is based primarily on the quality of the design and perceived value of our products, our price points, our license portfolio and our ability to bring new products to market quickly.

For additional information, see “Risk Factors—Risks Related to Our Business—High levels of competition and low barriers to entry make it difficult to achieve, maintain, or build upon the success of SRM’s brands, products, and product lines.”

Marketing

SRM supports its product lines with extensive advertising. Advertising takes place at varying levels throughout the year and peaks during the traditional holiday season. Advertising includes catalogues, tradeshows, websites, and will include social media. SRM plans to build its Sip with Me brand by establishing a social media presence to create content for consumers.

Employees

As of July 18, 2023, we employed 7 full-time employees. We also employ part-time employees as needed. We employed 5 people in the United States and 2 people in Hong Kong. None of our employees are represented by a labor union or are party to a collective bargaining agreement, and we have had no labor-related work stoppages. We believe that we have good relationships with our employees.

Our culture, mission and core values are a critical part of our success. Our culture is built on a foundation that encourages creativity through entrepreneurship, diversity, empowerment, ethics and open dialogue to continually innovate and improve our technology, solutions, brand and partnerships. We continue to recruit and hire exceptionally talented, diverse and ethical employees and are proud of the company culture we have been able to build. We believe that we maintain a good working relationship with our employees, and we have not experienced any labor disputes.

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Government Regulation

Our products sold in the United States are subject to the provisions of the Consumer Product Safety Act, or the CPSA, the Federal Hazardous Substances Act, or the FHSA, the Consumer Product Safety Improvement Act of 2008, or the CPSIA and the Flammable Fabrics Act, or the FFA, and the regulations promulgated pursuant to such statutes. These statutes and the related regulations ban from the market any consumer products that fail to comply with applicable product safety laws, regulations, and standards. The Consumer Product Safety Commission may require the recall, repurchase, replacement, or repair of any such banned products or products that otherwise create a substantial risk of injury and may seek penalties for regulatory noncompliance under certain circumstances. Similar laws exist in some U.S. states and our products sold worldwide are subject to the provisions of similar laws and regulations in many jurisdictions, including Canada, Australia, Europe and Asia.

We employ testing and other procedures intended to maintain compliance with the CPSA, the FHSA, the CPSIA, the FFA, other applicable domestic and international product standards, as well as our own standards and those of some of our larger retail customers and licensors. Nonetheless, there can be no assurance that our products are or will be hazard free, and we may in the future experience issues in products that result in recalls, withdrawals, or replacements of products. A product recall could have a material adverse effect on our results of operations and financial condition, depending on the product affected by the recall and the extent of the recall efforts required. A product recall could also negatively affect our reputation and the sales of other SRM products. See “Risk Factors—Risks Related to Our Business— We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our financial condition and results of operations.”

We are subject to various other federal, state, local and international laws and regulations applicable to our business, including export controls, and have established processes for compliance with these laws and regulations.

Facilities

We currently utilize office space leased by Jupiter Wellness on a month-to-month basis at no cost. The office is located at 1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477 and consists of approximately 6,908 square feet. In the future, we may lease office space, warehouse and/or distribution facility.

We believe that our facilities are adequate for our needs and believe that we should be able to renew any of the above leases or secure similar property without an adverse impact on our operations.

Legal Proceedings

We may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations and financial condition.

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MANAGEMENT

Executive Officers Following this Offering

The following table sets forth information, as of July 18, 2023, regarding individuals who will serve as SRM’s executive officers, including their positions following the completion of this offering.

Name	Age	Position(s)
Richard Miller	55	Chief Executive Officer and Director
Douglas McKinnon	72	Chief Financial Officer
Taft Flittner	53	President
Deborah McDaniel-Hand	59	Vice President of Production Development and Operations
Brian John	55	Secretary and Chairman

Richard Miller, Chief Executive Officer and Director, has served as an Officer and Director of Jupiter Wellness, Inc. (Nasdaq: JUPW), since October 2018 and served as the Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer of Jupiter Wellness from November 2018 until August 2019. Mr. Miller has managed SRM since it was acquired by Jupiter Wellness in November 2020. Since 2003, Mr. Miller has served as president of Caro Consulting, Inc. a consulting firm that advises emerging growth companies. Over the last twenty years Mr. Miller has provided strategic advice to hundreds of companies across diverse industries. He has assisted C Level executives with expanding, financing and other challenges emerging companies face. Mr. Miller co-founded of Teeka Tan Suncare Products in 2004 and oversaw the development, design and launch of a diverse sun care product line along with the public offering of the company. He is an advocate for school safety and local schools through his grass roots group My School Counts.

Taft Flittner, President, has co-founded Options, Inc. (“Options”) in 1991 and served as its President until July 2021. Options was a successful manufacturer’s sales rep firm located in Orlando, Florida serviced the theme park industry along with South Eastern gift and sales marketplace. At Options, Mr. Flittner developed custom theme park products which included toys, gifts, souvenirs and confections. Options maintained approximately twenty sales associates and a showroom in AmericasMart located in Atlanta Georgia. Mr. Flittner has served as President of SRM since 2021. In addition to his manufacturer’s sales firm, Mr. Flittner has developed many internationally known toys, souvenirs and gifts for the theme park industry. Mr. Flittner currently lives in Orlando, Florida with his wife and two boys.

Douglas O. McKinnon, Chief Financial Officer, has served as the Chief Financial officer of Jupiter Wellness, Inc. (Nasdaq: JUPW), since August 15, 2019. Mr. McKinnon has served as the Chief Executive Officer of AppYea, Inc. since March 2016. Mr. McKinnon has served as a director of Surna, Inc. since March, 2014 and as Surna’s Executive Vice President and Chief Financial Officer since April 2014. Prior to Surna, Inc., Mr. McKinnon served as Chief Executive Officer of 1st Resource Group, Inc. for four years. Mr. McKinnon’s 35+ year professional career includes financial, advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, cannabis and communications. He has served in C-level positions in both private and public sectors, including Chairman and CEO of an American-Stock-Exchange traded company, VP - Chief Administrative Officer of a $12-billion market cap Nasdaq-traded company for which the management team raised over $2.2 billion, CFO of several publicly-held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises. Mr. McKinnon has functioned as the Chief Financial Officer of SRM since it was acquired by Jupiter Wellness in November 2020. As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly trade institutional backed companies. Additionally, Mr. McKinnon has extensive merger and acquisition, and turnaround experience.

Deborah McDaniel-Hand, Vice President of Product Development & Operations, has worked in the Theme Park Industry for over 35 years. Prior to joining SRM, Ms. Hand was with Universal Studios Theme Parks for more than 20 years. During that time, she managed hardline product development, served as a liaison for the merchandising office with marketing and sales, and was responsible for initiating universal sourcing. Ms. Hand has served in this capacity with SRM since March 2021. In addition, Ms. Hand customized and developed items, learning manufacturing processes, and built relationships with different production factories worldwide. Before joining Universal Studios, she was with Anheuser Busch Theme Parks and SeaWorld Orlando for more than 10 years. She was the hardline buyer overseeing purchasing of gifts, toys and products for all sales stores. Ms. Hand currently lives with her husband in Orlando, Florida.

Brian S. John, Secretary and Chairman, has served as Chief Executive Officer of Jupiter Wellness, Inc. (Nasdaq: JUPW), since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida. Mr. John has served as Secretary of SRM since its inception. In August 2015, Mr. John voluntarily petitioned the United States Bankruptcy Court in the Southern District of Florida (case #15-24036-PGH) for personal bankruptcy under Chapter 7 of the United States bankruptcy Code. The debtor, Mr. John, was discharged in February 19, 2016 and the matter was terminated in April 2017. There were no allegations of fraud made in the proceedings.

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DIRECTORS

Board of Directors Following this Offering

The following table sets forth information, as of July 18, 2023, regarding individuals who will serve as SRM’s directors following the completion of this offering.

Name	Age	Position(s)
Richard Miller	55	Director
Brian John	55	Chairman
Gary Herman	58	Independent Director
Christopher Melton	52	Independent Director
Hans Haywood	55	Independent Director

Brian S. John. See biography above in the section “Management.” Mr. John has served as Chairman of the board of SRM since November 2022. We believe Mr. John’s extensive company strategy and oversight experience, along with his board experience makes him well-qualified to serve as a member and chairman of our board of directors.

Richard Miller. See biography above in the section “Management.” Mr. Miller has served as a member of the board of SRM since November 2022. We believe Mr. Miller’s extensive management and board experience makes him well-qualified to serve as a member of our board of directors.

Christopher Marc Melton, Director, has served as a director of the Company since November 2022 and has served as a director of Jupiter Wellness, Inc. (Nasdaq: JUPW), since August 2019. Mr. Melton has served as director of SG Blocks, Inc. (Nasdaq: SGBX), since November 2011 and currently serves as the Audit Committee Chairman. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran in excess of $1 Billion book in media, telecom, and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $1 Billion plus in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. Mr. Melton is Principal and co-founder of Callegro Investments, a specialist land investor. He currently serves on several Public and Private Boards as well as Chairman of the Audit Committee of a Nasdaq listed company. Mr. Melton received his B.A. in Political Economy of Industrial Societies from University of California Berkeley. We believe Mr. Melton’s extensive management and board experience makes him well-qualified to serve as a member of our board of directors.

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Gary Herman, Director, has served as a director of the Company since November 2022 and a director of Jupiter Wellness, Inc. (Nasdaq: JUPW), since March 2022. Mr. Herman’s affiliated investment funds have been focused on investments primarily in U.S. small and micro-cap companies. Since 2006 Mr. Herman has co-managed, Strategic Turnaround Equity Partners, LP (Cayman) and its affiliates which is focused on investments primarily in undervalued publicly-traded securities. From January 2011 to August 2013, Mr. Herman was a managing member of Abacoa Capital Management, LLC, which, through its fund, Abacoa Capital Master Fund, Limited focused on a Global-Macro investment strategy. Since April 2021, Mr. Herman has served as a Director of SusGlobal Energy Corp. (Nasdaq: SNRG), an industrial, environmental and agricultural biotechnology company. Since February 2019, Mr. Herman has served as a Director of XS Financial (OTC: XSHLF). From 2005-2020, Mr. Herman was affiliated with Arcadia Securities LLC, a New York based broker-dealer. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. Prior to this from 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial advisory firm with offices in New York and Tokyo. He has a B.A. from the University at Albany, Rockefeller College of Public Affairs & Policy in Political Science and Minors in Business and Music, as well as attended New York Law School. His experience has included public and private boards, corporate officerships, advisory, capital raising and restructuring roles. Mr. Herman is a Private Pilot with an Instrument Rating. Mr. Herman has served as a board member of SRM since December 2022. We believe Mr. Herman’s extensive management and board experience makes him well-qualified to serve as a member of our board of directors.

Hans Haywood, Director, has served as a director of the Company since November 2022 and a director of Jupiter Wellness Acquisition Corp. (Nasdaq: JWAC), since September 2021, and is currently a principal of HKA Capital Advisors, a platform from which to offer consulting services and develop proprietary trading algorithms, which he founded in 2010. From May 2011 to April 2018 Mr. Haywood was the Co-Chief Investment Officer and a Director of Tempest Capital AG, a Zurich-based family office/private equity fund, responsible for structuring and making activist investments in the technology and natural resource sectors. From May 2009 to March 2011, Mr. Haywood was the Chief Investment Officer of Panda Global Advisors, an emerging markets oriented Global Macro fund with a focus on liquid assets, sovereign credit, interest rates, foreign exchange, equity and commodities, which he founded in 2011. From July 2005 to December 2007, Mr. Haywood was a Partner and Senior Portfolio Manager for Sailfish Capital Partners, a multi-strategy fund, where he co-founded and managed the fund’s global Emerging Markets strategy. From December 1997 to June 2005, he was a Managing director at Credit Suisse where he managed the firm’s proprietary credit portfolio and was jointly responsible for the creation of the firm’s customer-oriented trading platform. Mr. Haywood received a master’s degree in Chemical Engineering from Imperial College, University of London in 1990. Mr. Haywood has served as a board member of SRM since December 2022. We believe Mr. Haywood’s extensive management and board experience makes him well-qualified to serve as a member of our board of directors.

Family Relationships and Other Arrangements

There are no familial relationships or arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

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Composition of Our Board of Directors

The Board, as a unified body and through its committee participation, will organize the execution of its monitoring and oversight roles. Our board of directors consist of five members, three of whom qualify as “independent” under the applicable rules of Nasdaq. Brian John serves as the Chairman of the board of directors of SRM.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Committees of the Board of Directors

The standing committees of our board of directors are as described below.

Audit Committee

The Audit Committee is composed of Christopher Melton, Gary Herman, and Hans Haywood. Christopher Melton serves as the Chair of our Audit Committee. The Audit Committee performs the duties set forth in its written charter, which will be available on our website upon effective date of the registration statement of which this prospectus forms a part. The primary responsibilities of the Audit Committee include:

●	overseeing our financial reporting process, including the filing of financial reports;
●	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them;
●	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls; and
●	reviewing the effectiveness of our legal and regulatory compliance programs.

Our board of directors has affirmatively determined that Christopher Melton, Gary Herman, and Hans Haywood meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and Nasdaq rules. Our board of directors has determined that Christopher Melton qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is composed of Christopher Melton, Gary Herman, and Hans Haywood. Gary Herman serves as the Chair of our Compensation Committee. The Compensation Committee performs the duties set forth in its written charter, which will be available on our website upon effective date of the registration statement of which this prospectus forms a part. The primary responsibilities of the Compensation Committee include:

●	ensuring our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay for performance linkage;

●	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

●	overseeing the implementation and administration of our compensation plans.

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All three of the Compensation Committee members are “independent” under the applicable rules of Nasdaq.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Hans Haywood, Christopher Melton, and Gary Herman. Christopher Melton serves as the Chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee performs the duties set forth in its written charter, which will be available on our website upon effective date of the registration statement of which this prospectus forms a part. The primary responsibilities of the Nominating and Corporate Governance Committee include:

●	recommending nominees for our board of directors and its committees;

●	recommending the size and composition of our board of directors and its committees;

●	reviewing our corporate governance guidelines, corporate charters and proposed amendments to our articles of incorporation and by-laws; and

●	reviewing and making recommendations to address stockholder proposals.

All three of the Nominating and Corporate Governance Committee members are “independent” under the applicable rules of Nasdaq.

Code of Business Conduct and Ethics

Prior to the completion of this offering, our board of directors intends to adopt a code of business conduct and ethics, or “Code of Ethics,” which will apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics will be available upon written request to our Chief Executive Officer or on our website at https://www.smentertainment.com/. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee will be a current or former executive officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our compensation committee.

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EXECUTIVE COMPENSATION

Summary Compensation Table

During the Company’s fiscal years ended December 31, 2022 and 2021, we paid the following aggregate salaries to its current executive officers:

Name and Principal Position	Year	Salary	All Other Compensation	Total (1)

Richard Miller	2022	$145,833	—	$145,833
Chief Executive Officer	2021	—	—	—

Deborah McDaniel-Hand,	2022	$90,000	—	$90,000
Vice President of Production Development and Operations	2021	$75,000	—	$75,000

Taft Flittner,	2022	$100,000	—	$100,000
President	2021	$41,667	—	$41,667

(1)	There were no non-equity incentive plan compensation, option awards, nor stock awards in 2022 and 2021.

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Compensatory Arrangements for Certain Executive Officers

We currently have employment agreements with Richard Miller, Deborah McDaniel-Hand and Taft Flittner as described below:

Richard Miller

We entered into an employment agreement with Richard Miller on January 1, 2023, pursuant to which we employ Mr. Miller as Chief Executive Officer. The agreement provides for an annual base salary of $175,000 and $175,000 in stock options annually. The options have a cashless exercise. The base salary and stock options will increase 10% annually for the following two (2) years of the agreement in 2023 and 2024. Mr. Miller is eligible for periodic bonuses in addition to his base salary, as may be determined by our board of directors and the compensation committee.

The agreement also contains the following material provisions: eligible to participate in pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits and entitled to reimbursement for all reasonable and necessary business expenses. Mr. Miller agreed to non-compete and non-solicit terms under his agreement.

Deborah McDaniel-Hand

We entered into an employment agreement with Deborah McDaniel-Hand on January 1, 2023, pursuant to which we employ Ms. McDaniel-Hand as Vice President of Product Development & Operations. The agreement replaced the previous employment agreement Ms. McDaniel-Hand had with Jupiter Wellness dated July 22, 2021. This agreement provides for an annual base salary of $96,000 and fifty thousand (50,000) ISO options to purchase shares of the Company’s Common Stock pursuant to the 2022 Equity Incentive Plan. The ISO options will vest in annually tranches and be fully vested two years from the date of the agreement. The option’s strike price will be the closing price on the date of issuance. Ms. McDaniel-Hand shall receive a bonus of 1% of recognized revenues in addition to her base salary, which may be paid, at the election of Ms. McDaniel-Hand, in cash or shares of Common Stock (calculated at the fair market value of such shares as determined by the Board). A cash bonus will be paid semi-annually.

The agreement also contains the following material provisions: eligible to participate in pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits and entitled to reimbursement for all reasonable and necessary business expenses. Ms. McDaniel-Hand agreed to non-compete and non-solicit terms under her agreement.

Taft Flittner

We entered into an employment agreement with Taft Flittner on January 1, 2023, pursuant to which we employ Mr. Flittner as President. The agreement replaced the previous employment agreement Mr. Flittner had with Jupiter Wellness dated July 22, 2021. This agreement provides for an annual base salary of $100,000 and fifty thousand (50,000) ISO options to purchase shares of the Company’s Common Stock pursuant to the 2022 Equity Incentive Plan. The ISO options will vest in annually tranches and be fully vested two years from the date of the agreement. The option’s strike price will be the closing price on the date of issuance. Mr. Flittner shall receive an annual bonus(s’) based on a percentage of EBITDA, growth and other factors which will determined by the Board.

The agreement also contains the following material provisions: eligible to participate in pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits and entitled to reimbursement for all reasonable and necessary business expenses. Mr. Flittner agreed to non-compete and non-solicit terms under his agreement.

Douglas McKinnon

The Company intends to assume Mr. McKinnon’s employment agreement with Jupiter Wellness, entered into August 5, 2019, which provided for certain options. Effective June 1, 2021, Mr. McKinnon’s employment with Jupiter Wellness was amended to increase Mr. McKinnon’s base salary to $150,000, and provide an annual 10% increase in base salary and options for 2022 and 2023. Effective December 6, 2021, if Mr. McKinnon is terminated either voluntarily or involuntarily other than for cause, including but not limited to (i) a change of control or attempted change of control, (ii) material merger or other material business combination, (iii) change of board of directors or executive officers or (iv) or other events as set forth in Mr. McKinnon’s employment agreement, Mr. McKinnon is entitled to all compensation remaining to be paid during the then-current term of his employment agreement or one year, whichever is greater, plus an additional two-years.

The Company anticipates that upon the assignment of Mr. McKinnon’s employment agreement, he will receive a base salary of $181,500, an annual 10% increase in base salary and options to be determined between Mr. McKinnon and the Company for 2023.

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2023 Equity Incentive Plan

On March 21, 2023, we adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The terms of the 2023 Plan are substantially as set forth below.

Purposes

The purposes of our 2023 Plan is to attract and retain the best available personnel; to provide additional incentive to our employees, directors, advisors, and consultants; and to promote the success of our business.

Shares Subject to Our 2023 Plan

The number of shares of our Common Stock available for issuance under our 2023 Plan are equal to 1,500,000 shares.

The shares of Common Stock subject to the 2023 Plan consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options at the termination of the 2023 Plan shall cease to be reserved for the purposes of the 2023 Plan, but until termination of the 2023 Plan the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the 2023 Plan. Should any Securities expire or be canceled prior to its exercise, satisfaction of conditions or vesting in full, as applicable, or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Common Stock theretofore subject to such Option or Restricted Stock, as applicable, may be subject to future Options or Restricted Stock under the 2023 Plan.

Administration

Our 2023 Plan will be administered by the board of directors (or such other committee of our board of directors as our board of directors may from time to time designate). Among other things, the Compensation Committee will have the authority to select individuals to whom awards may be granted, determine the types of awards (as well as the number of shares of Common Stock to be covered by each such award) granted, and determine and modify the terms and conditions of any such awards.

Eligibility

Awards may be granted to our directors, employees, and consultants or employees and consultants of us and any of our subsidiaries. Incentive stock options may be granted only to persons who as of the time of grant are our employees or employees of any of our subsidiaries.

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Stock Options

Each option granted under our 2023 Plan will be evidenced by an award agreement specifying the number of shares subject to the option and the other terms and conditions of the option. The exercise price per share of each option may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (except if granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the tax code). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or any of our parent or subsidiary corporations must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options will be exercisable at such times and under such conditions as the administrator determines and as set forth in the award agreement. Unless otherwise provided in the award agreement, an option subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability, or death. Our 2023 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten years, and provided further that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years.

The administrator will determine and specify in each award agreement, solely in its discretion, the post-termination exercise period applicable to an option following a participant’s terminating service with us or our applicable parent, subsidiary, or affiliate. In the absence of such a determination, a participant (or such other appropriate person) will be able to exercise the vested portion of an option for: (1) ninety days following the participant’s termination for reasons other than retirement, death, or disability, and (2) one year following the participant’s termination due to retirement, death, or disability. In no event, however, will an option be exercisable beyond its term.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares of our Common Stock that generally are subject to transferability and forfeitability restrictions for a specified period. Each award of restricted stock will be evidenced by an award agreement specifying the period during which the transfer of shares is subject to restriction (which, in the administrator’s sole discretion, may be based on the passage of time, the achievement of target levels of performance, the occurrence of other events the administrator determines, or a combination thereof), if any, the number of shares granted, and other terms and conditions of the award.

Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as of the date set forth in the award agreement. Unless the administrator provides otherwise, participants holding shares of restricted stock will have the right to vote the shares and to receive any dividends paid with respect to such shares. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Transferability of Awards

Unless otherwise determined by the administrator, awards generally are not transferable other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the participant, only by the participant.

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Change in Control

Our 2023 Plan provides that, in the event of a “change in control” (as defined in our 2023 Plan), the board of directors or committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

Termination or Amendment

Our 2023 Plan will automatically terminate ten years from the date of its adoption by our board of directors, unless terminated earlier by our board of directors. The administrator may amend, alter, suspend or terminate our 2023 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. In addition, no amendment, alteration, suspension or termination may materially impair the rights of any participant unless mutually agreed in writing otherwise between the participant and the administrator.

Capital Change of the Company

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and (A) in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

Director Compensation

Following the completion of this offering, our non-employee directors will be compensated pursuant to our policy described below.

Annual Cash Retainers

Each member of the board of directors will receive a $5,000 annual retainer. All retainers will be paid on an annual basis. In addition, members of the board of directors are eligible to participate in the Company’s equity incentive plan. No issuances have been made as of the date of this prospectus.

Travel Expenses

Our non-employee directors will be entitled to reimbursement for travel and other related expenses incurred in connection with their attendance at meetings of the board of directors and committees of the board of directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to this offering, we have operated as an operating segment of Jupiter Wellness and consolidated into Jupiter’s financial statements as a majority-owned subsidiary of Jupiter Wellness. Immediately following this offering, Jupiter Wellness will continue to own approximately 47.6% of our outstanding Common Stock and will continue to be our largest stockholder, but our financial results will not be consolidated with Jupiter Wellness for financial statement reporting purposes. If the Representative exercises its option to purchase additional shares in full, immediately following this offering, Jupiter Wellness will own approximately 46.7% of our outstanding Common Stock. As a result, Jupiter Wellness will not have the power acting alone to approve any action requiring the affirmative vote of a majority of the votes entitled to be cast and to elect all of our directors.

During the year ended December 31, 2021, Jupiter Wellness, SRM’s principal stockholder, advanced $1,502,621 to cover certain existing debt and operations of SRM Limited, which was converted into the Note on September 1, 2022 and is due on the earlier of (i) September 30, 2023 or (ii) the date on which SRM consummates an initial public offering of its securities. During 2022, SRM Limited paid $50,000 to Jupiter related to the Note consisting of $19,948 principal reduction and $30,052 interest. The principal balance of the Note on March 31, 2023 was $1,482,673.

Additionally, during the year ended December 31, 2022, Jupiter Wellness paid $6,293 for expenses attributable to SRM Limited which will also be repaid out of the proceeds of the offering.

During the period from our inception to December 31, 2022, Jupiter Wellness advanced us $1,374 for incorporation and formation fees of SRM and SRM Limited advanced SRM $7,699 for general working capital. During the three months ended March 31, 2023, SRM Limited advanced SRM an additional $13,750 for general working capital.

During the three months ended March 31, 2023 and year ended December 31, 2022, cash flow from operations were sufficient to cover operations and at March 31, 2023 and December 31, 2022 we had $1,405,807 and $1,477,039 of working capital (exclusive of the loans due to Jupiter Wellness), respectively. At March 31, 2023 and December 31, 2022, the account balance of the Note of $1,482,673 advances in an aggregate amount of $6,293 to SRM Limited and a loan of $1,374 to us from Jupiter Wellness totaled $1,490,340, which will be repaid from the proceeds of the sale of our Common Stock in this offering as set forth in the section titled “Use of Proceeds”.

On December 9, 2022, we entered into the Exchange Agreement with Jupiter Wellness to govern the separation of our business from Jupiter Wellness. On May 26, 2023, we entered into the Amended and Restated Exchange Agreement to include additional information regarding the distribution and the separation of our business from Jupiter Wellness. We expect to consummate the separation contemplated by the Amended and Restated Exchange Agreement immediately prior to the effective date of the registration statement of which this prospectus forms a part and the distribution will be paid on or after the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering. The material terms of such agreement with Jupiter Wellness relating to our historical relationship, this offering and our relationship with Jupiter Wellness after this offering are described below. Pursuant to the Amended and Restated Exchange Agreement, we will also assume the $1,490,340 as described above.

We do not currently expect to enter into any additional agreements or other transactions with Jupiter Wellness outside the ordinary course or with any of our directors, officers or other affiliates, other than those specified below. Any transactions with directors, officers or other affiliates will be subject to requirements of Sarbanes-Oxley and SEC rules and regulations.

Relationship with Jupiter Wellness

Historical Relationship with Jupiter Wellness

Jupiter Wellness currently provides certain services to us on a limited basis. Jupiter made no allocations of these costs to us. The services include accounting, insurance and shared facilities.

Following the completion of this offering, Jupiter Wellness may continue to provide certain of the services described above on a transitional basis for a fee. These services will be provided under the Amended and Restated Exchange Agreement described in “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness—Arrangements Between Jupiter Wellness and Our Company.” We generally expect to use these services for less than a year following the completion of this offering, depending on the type of the service and the location at which such service is provided. However, we may agree with Jupiter Wellness to extend the service periods for a limited amount of time (which period will not extend past the first anniversary of the distribution) or may terminate such service periods by providing prior written notice.

Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we will incur additional costs, including internal audit, investor relations, stock administration and regulatory compliance costs. These additional costs may differ from the costs that were historically allocated to us from Jupiter Wellness. To operate as a stand-alone company, we expect to incur costs to replace certain services previously provided by Jupiter Wellness, which may be higher than those reflected in our historical combined financial statements.

Jupiter Wellness as Our Controlling Stockholder

Subsequent to the distribution and upon the closing of this offering, Jupiter Wellness will beneficially own 47.6% of the outstanding shares of Common Stock (approximately 46.7% if the over-allotment is exercised in full)

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For as long as Jupiter Wellness continues to control such a significant portion of our outstanding Common Stock, Jupiter Wellness or its successor-in-interest will be able to direct the election of all the members of our board of directors. Similarly, Jupiter Wellness will have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, will have the power to prevent a change in control of us and will have the power to take certain other actions that might be favorable to Jupiter Wellness.

Jupiter Wellness has agreed not to sell or otherwise dispose of any of our Common Stock for a period of 90 days from the date of closing of this offering without the prior written consent of EF Hutton. See “Underwriting.” However, there can be no assurance concerning the period of time during which Jupiter Wellness will maintain its ownership of our Common Stock following the expiration of such lock- up period.

Arrangements Between Jupiter Wellness and Our Company

We and Jupiter Wellness entered into the Amended and Restated Exchange Agreement that governs the separation of our business from Jupiter Wellness, provides a framework for our relationship with Jupiter Wellness after the separation and provides for the allocation between us and Jupiter Wellness of Jupiter Wellness’s assets, employees, liabilities and obligations attributable to periods prior to, at and after our separation from Jupiter Wellness, as well as certain indemnification arrangements.

The material terms of the Amended and Restated Exchange Agreement are summarized below. This summary is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

When used in this section, “separation date” refers to the date on which we and Jupiter Wellness effect the Share Exchange to contribute the SRM business to us, which will occur prior to the date of this prospectus, and the term “distribution date” refers to the date, on which Jupiter Wellness distributes a portion of its equity interest in us to the Jupiter Wellness stockholders and certain warrant holders through the anticipated distribution.

Related Party Transactions

Prior to the separation, we will have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to SRM and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.

Christopher Marc Melton and Gary Herman each serve as a Director of Jupiter Wellness and SRM. In addition, Brian John, the CEO and Director of Jupiter Wellness and Secretary and Director of SRM, will not take a salary for serving on SRM. Prior to the completion of this offering, Jupiter Wellness expects to appoint a new CFO, and upon appointment, Mr. McKinnon will serve solely as CFO of SRM. Upon completion of this offering, the Company also intends to assume Mr. McKinnon’s employment agreement, as amended, with Jupiter Wellness. Pursuant to which, Mr. McKinnon will receive a base salary of $181,500, an annual 10% increase in base salary and options to be determined between Mr. McKinnon and the Company for 2023.

The overlapping directors and officer (the “Overlap Persons”) may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. In addition, after the distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of Jupiter Wellness. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and for Jupiter Wellness and its subsidiaries.

In addition, the Company may engage in material business transactions with Jupiter Wellness.

Amended and Restated Exchange Agreement

On May 26, 2023 we entered into the Amended and Restated Exchange Agreement with Jupiter Wellness, which sets forth the agreement between us and Jupiter Wellness to effect our separation from Jupiter Wellness, this offering and the distribution of our shares to Jupiter Wellness’s stockholders.

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The Separation

●	On May 31, 2023, Jupiter Wellness acquired 6,500,000 shares of our common stock (representing 79.3% of our outstanding common stock post-exchange) in exchange for all of the issued and outstanding ordinary shares of SRM Limited;

●

Douglas McKinnon and Markita Russell have been providing services to both the Company and Jupiter Wellness. Prior to the completion of this offering, Jupiter Wellness expects to appoint a new CFO, and upon appointment, Mr. McKinnon will serve solely as CFO of SRM. For providing these services, Mr. McKinnon and Ms. Russell will be paid $25,000 per annum directly from the Company in accordance with the Amended and Restated Exchange Agreement. However, the Company intends to assume Mr. McKinnon’s employment agreement, as amended, with Jupiter Wellness. Pursuant to which, Mr. McKinnon will receive a base salary of $181,500, an annual 10% increase in base salary and options to be determined between Mr. McKinnon and the Company for 2023;

●	Currently both the Company and Jupiter Wellness share the same office premises and related facilities. Jupiter Wellness agrees that the Company may maintain its presence at the current office location until such time as it is mutually agreed that the Company requires its own office and facilities, or the Parties agree on a monthly sub-lease arrangement; and

●	The separation is expected to be effective on or prior to the effective date of this Registration Statement.

Claims

At or prior to the effective time of the registration statement of which this prospectus forms a part, Jupiter Wellness has agreed to, for itself and each of its subsidiaries and their respective successors and assigns, and, to the extent permitted by law, all individuals who at any time prior to the effective time of the registration statement of which this prospectus forms a part have been stockholders, directors, officers, agents or employees of Jupiter Wellness (in each case, in their respective capacities as such), remise, release and forever discharge (i) the Company and their respective successors and assigns, including SRM Limited, and (ii) all stockholders, directors, officers, agents or employees of the Company or SRM Limited other than Jupiter Wellness (the “SRM Persons”, in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from (A) all of the liabilities of Jupiter Wellness, (B) all liabilities arising from or in connection with the transactions and all other activities to implement the separation of the Company from Jupiter Wellness, Share Exchange, this offering and the distribution and (C) all damages arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to or following the effectiveness of the registration statement of which this prospectus forms a part (whether or not such labilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the effectiveness of the registration statement of which this prospectus forms a part), in each case to the extent relating to, arising out of or resulting from the business of Jupiter Wellness or any liability of Jupiter Wellness (the “Jupiter Wellness Liabilities”). To avoid ambiguity, Jupiter Wellness agrees that in the event that an action is brought against Jupiter Wellness related to the separation of the Company from Jupiter Wellness, the Share Exchange, this offering or the distribution, Jupiter Wellness agrees not to bring any claim against the Company or any SRM Person.

Initial Public Offering

For a description of Jupiter Wellness’s ownership interest in us after the completion of this offering, see the section titled “—Jupiter Wellness as Our Controlling Stockholder.”

The Distribution

On June 27, 2023, the board of directors of Jupiter Wellness declared the distribution by Jupiter Wellness of 2,000,000 outstanding shares of our Common Stock to Jupiter Wellness stockholders and certain warrant holders of record as of the close of business on July 7, 2023. The distribution will be paid on or after the effective time of the registration statement of which this prospectus forms a part and prior to the closing of this offering.

Please see the section titled “The Distribution” for a description of the distribution of securities beginning on page 16.

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In the distribution, each holder of Jupiter Wellness Common Stock and July Warrants will receive a distribution of one share of our Common Stock for every 19.35 shares of Jupiter Wellness Common Stock held or underlying the July Warrants as of the close of business on July 7, 2023, the record date.

Manner of Effecting the Distribution

The general terms and conditions relating to the distribution are set forth in the Amended and Restated Exchange Agreement between us and Jupiter Wellness. The distribution will be effective on July ___, 2023 (or such other later date on which the registration statement of which this prospectus forms a part is declared effective). For most Jupiter Wellness stockholders who own Jupiter Wellness Common Stock in registered form on the record date. Our transfer and distribution agent will credit their shares of our Common Stock to book entry accounts established to hold these shares. Our transfer and distribution agent will send these stockholders a statement reflecting their ownership of our Common Stock. Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are used. For stockholders who own Jupiter Wellness Common Stock through a broker or other nominee, their shares of our Common Stock will be credited to these stockholders’ accounts by the broker or other nominee. As further discussed below, fractional shares will not be distributed. Following the distribution, stockholders whose shares are held in book entry form may request that their shares of our Common Stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

JUPITER WELLNESS STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF JUPITER WELLNESS COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF JUPITER WELLNESS STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND JUPITER WELLNESS STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

Fractional shares of our Common Stock will not be issued to Jupiter Wellness stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares of Common Stock to be received in the distribution will be rounded down to the nearest whole share of Common Stock. An explanation of the tax consequences of the distribution can be found below in the subsection captioned “— Material U.S. Federal Income Tax Consequences of the Distribution.” The distribution of SRM Common Stock in respect of the Jupiter Wellness shares and the July Warrants is expected to be taxable to both Jupiter Wellness and holders of the Jupiter Wellness shares or the July Warrants. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

If the Jupiter Wellness board of directors terminates Jupiter Wellness’s obligation to complete the distribution or waives a material condition to the distribution after the date of this prospectus, we intend to issue a press release disclosing this waiver or Jupiter Wellness will file a current report on Form 8-K with the SEC.

We will cooperate with Jupiter Wellness to accomplish the distribution and will, at Jupiter Wellness’s direction, promptly take any and all actions necessary or desirable to effect the distribution.

Please see “The Distribution” for a more detailed description of the matters described below.

Intellectual Property Matters

All intellectual property is currently licensed in the name of SRM Limited.

Termination

The Amended and Restated Exchange Agreement may be terminated and the separation and distribution may be amended, modified or abandoned at any time prior to the effective time of the registration statement of which this prospectus forms a part, but not after the entry into the underwriting agreement unless the closing of this offering does not occur following such entry in accordance with the terms of the underwriting agreement.

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Indemnification

In addition, the Amended and Restated Exchange Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Jupiter Wellness’s business with Jupiter Wellness. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and their respective officers, directors, employees and agents (collectively, the “indemnified parties”) for any losses arising out of or otherwise in connection with:

●	the liabilities that each such party assumed or retained pursuant to the Amended and Restated Exchange Agreement (which, in our case, would include the SRM Liabilities and, in the case of Jupiter Wellness, would include the Jupiter Wellness Liabilities) and the other transaction agreements;

●	the failure of Jupiter Wellness or us to pay, perform or otherwise promptly discharge any of the Jupiter Wellness Liabilities or the SRM Liabilities, respectively, in accordance with their terms, whether prior to, at or after the separation;

●	any breach by such party of the Amended and Restated Exchange Agreement or the other transaction agreements (other than the intellectual property rights cross-license agreement, which specifies the parties’ obligations therein); and

●	except to the extent relating to an SRM Liability, in the case of Jupiter Wellness, or a Jupiter Wellness Liability, in our case, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of Jupiter Wellness or us, respectively.

We will also indemnify, defend and hold harmless the Jupiter Wellness indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus (other than information provided by Jupiter Wellness to us specifically for inclusion in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus), (2) contained in any of our public filings with the SEC following this offering or (3) provided by us to Jupiter Wellness specifically for inclusion in Jupiter Wellness’s annual or quarterly or current reports following this offering to the extent (A) such information pertains to us or the SRM business or (B) Jupiter Wellness has provided prior written notice to us that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of any member of Jupiter Wellness, including as a result of any misstatement or omission of any information by Jupiter Wellness to us).

Jupiter Wellness will also indemnify, defend and hold harmless the SRM indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus provided by Jupiter Wellness specifically for inclusion therein to the extent such information pertains to (A) Jupiter Wellness or (B) Jupiter Wellness’s business (for the avoidance of doubt, other than the SRM business) or (2) provided by Jupiter Wellness to us specifically for inclusion in our annual or quarterly or current reports following this offering to the extent (A) such information pertains to (x) Jupiter Wellness or (y) Jupiter Wellness’s business (for the avoidance of doubt, other than the SRM business) or (B) we have provided written notice to Jupiter Wellness that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of ours, including as a result of any misstatement or omission of any information by us to Jupiter Wellness.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock, as of July 18, 2023, which include the issuance of 6,500,000 shares of Common Stock to Jupiter Wellness on May 31, 2023, in connection with the separation, (in the case of the “Percentage Prior to this Offering” column, other than the sale of the shares of our Common Stock in this offering and the receipt and application of the proceeds in connection therewith), the distribution and assuming the Representative does not exercise its option to purchase additional shares, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding Common Stock;

●	each of our directors;

●	each of our executive officers named in the Summary Compensation Table under “Executive Compensation”; and

●	all of our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. Accordingly, the following table does not include options to purchase our Common Stock that are not exercisable within the next 60 days. This table does not reflect any shares of Common Stock that our directors and executive officers may purchase in this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is 1061 E Indiantown Road, Suite 110 Jupiter, FL 33477.

Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock	Percentage Prior to this Offering	Percentage After this Offering
5% Stockholders
Jupiter Wellness(1)	6,500,000	79.3%	46.7%
Directors and Executive Officers
Richard Miller, Chief Executive Officer and Director	600,000	7.3%	6.2%
Douglas McKinnon, Chief Financial Officer	200,000	2.4%	2.1%
Taft Flittner, President	300,000	3.7%	3.1%
Deborah McDaniel-Hand, Vice President of Production Development and Operations	200,000	2.4%	2.1%
Brian John, Secretary and Chairman of the Board	300,000	3.7%	3.1%
Gary Herman, Director	—	—	—
Christopher Melton, Director	—	—	—
Hans Haywood, Director	—	—	—
All directors and executive officers as a group (8 persons)	1,600,000	19.5%	16.6%

*	Less than 1%.
(1)	After the Offering and the distribution, Jupiter Wellness will hold 4,500,000 shares. The percentage before distribution is 79.3% and after the distribution is 46.7% shown above. The address of Jupiter Wellness is 1061 E Indiantown Road, Suite 110 Jupiter, FL 33477.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the consummation of this offering. This description is not complete and is qualified by reference to the full text of our articles of incorporation and amended bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, as well as the applicable provisions of Nevada law.

For additional information, see the section titled “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—Our board of directors will have the ability to issue blank check preferred stock, which may discourage or impede acquisition attempts or other transactions.”

General

Upon completion of this offering, our authorized capital stock will consist of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series.

Upon completion of this offering, we will have 9,450,000 shares (9,637,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share. In addition, upon the completion of this offering, there will be no shares of preferred stock outstanding.

Common Stock

Each holder of our Common Stock will be entitled to one vote for each share on all matters to be voted upon by the Common Stockholders, and there will be no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our Common Stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of our company, holders of our Common Stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our Common Stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. After the initial public offering, all outstanding shares of our Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, our board of directors are authorized, subject to limitations prescribed by Nevada law, and by our articles of incorporation, to issue shares of preferred stock in one or more series without further action by the holders of our Common Stock. We have designated 1,000,000 shares of our preferred stock as Series A preferred stock (the “Series A Preferred Stock”), none of which is currently outstanding. Each share of Series A Preferred Stock holds voting rights equal to 100 shares of common stock without any other rights, qualifications, preferences or limitations. Our board of directors are authorized to divide the remaining 9,000,000 authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our board of directors have the discretion, subject to limitations prescribed by Nevada law and by articles of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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Anti-Takeover Effects of Various Provisions of Nevada Law

Nevada Anti-Takeover Statute

Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock - The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals - The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions - Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Removal of Directors

Our amended bylaws provide that at a meeting of shareholders, any director or the entire board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Amendments to Bylaws

Our amended bylaws may be adopted, amended, altered or repealed by stockholders by a vote of the directors or upon the approval of at least a majority of the voting power of all of the then-outstanding shares of our voting stock.

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Size of Board and Vacancies

Our amended bylaws provide that we have at least the minimum number of directors required by law. The number of directors may be increased or decreased from time to time by the board of directors. Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Special Stockholder Meetings

Our amended bylaws provide that special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of our Common Stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Stockholder Action by Written Consent

Our amended bylaws provide that any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Company having custody of the Company’s records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

No Cumulative Voting

Our articles of incorporation do not provide for cumulative voting.

Undesignated Preferred Stock

The authority that SRM’s board of directors will possess to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of SRM through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. SRM’s board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Elimination of Liability of Directors

Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and SRM’s articles of incorporation provide that a director or officer of the Corporation will not be personally liable to the Corporation of its stockholders for damages for breach of fiduciary duty as a director or officer.

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Indemnification of Directors, Officers and Employees

Our amended bylaws requires us to indemnify each person (including the heirs, executors, administrators, or estate of such person) who served or currently serves as a director or officer of SRM to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. SRM may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

The indemnification provision in our amended bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. This provision also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our Common Stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions. There is currently no pending material litigation or proceeding against any SRM directors or officers for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of SRM by means of a proxy contest, tender offer, merger or otherwise.

Listing

We have applied to list our shares of Common Stock on the Nasdaq under the symbol “SRM.”

Transfer Agent and Registrar

The transfer agent and registrar for SRM’s Common Stock will be VStock Transfer, LLC.

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SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict with certainty the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price prevailing from time to time. We also cannot predict with certainty whether or when the distribution or other disposition will occur, or if Jupiter Wellness will otherwise sell its remaining shares of our Common Stock. The sale of substantial amounts of our Common Stock in the public market or the perception that such sales could occur could adversely affect the prevailing market price of our Common Stock and our ability to raise equity capital in the future.

Upon completion of this offering, assuming an initial public offering price of $5.00 per share. Upon completion of this offering, we will have 9,450,000 shares (9,637,500 shares of Common Stock if the Representative exercises in full its option to purchase additional shares of Common Stock), at an assumed initial public offering price of $5.00 per share, including 1,250,000 shares that we are selling in this offering, which shares may be resold in the public market immediately following this offering unless purchased by our affiliates.

The shares of Common Stock that are not offered in this offering, as well as shares reserved for future issuance under our stock plans, will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act.

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus, beginning 90 days after the date of this prospectus a person (or persons whose shares of our Common Stock are required to be aggregated) who is an affiliate of ours is entitled to sell in any three-month period a number of shares of our Common Stock that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then outstanding, which will equal approximately shares immediately after completion of this offering; or

●	the average weekly trading volume in the shares of our Common Stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such a sale, except that, in case of restricted securities, at least six months have elapsed since the later of the date such shares were acquired from us or any of our affiliates.

Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. An “affiliate” of ours is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with us.

Under Rule 144, a person (or persons whose shares are required to be aggregated) who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who holds shares of our Common Stock that are restricted securities, may sell such shares provided that at least six months have elapsed since the later of the date such shares were acquired from us or from any of our affiliates and subject to the availability of current information about us. If at least one year has elapsed since the later of the date such shares of our Common Stock were acquired from us or from any of our affiliates, such non-affiliate of ours may sell such shares without restriction under Rule 144.

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Lock-Up Agreements

We, our executive officers and directors, Jupiter Wellness and certain of its officers and directors have each agreed with the underwriters not to dispose of any of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock for 90 days, in the case of Jupiter Wellness and certain of its officers and directors, and for 90 days, in our case and the case of our directors and executive officers, after the date of closing of this offering, except with the prior written consent of EF Hutton. See the section titled “Certain Relationships and Related Party Transactions—Relationship with Jupiter Wellness.” Any such shares acquired by Jupiter Wellness would be subject to the lock-up agreement that Jupiter Wellness intends to enter into described above. EF Hutton, on behalf of the underwriters may, at any time, waive these restrictions.

See the section titled “Underwriting” for a more detailed description of the lock-up agreements that we, Jupiter Wellness and our executive officers and directors will enter into with the underwriters.

The Distribution

Subsequent to the distribution and upon the closing of this offering, Jupiter Wellness will own 47.6% of the shares of Common Stock (approximately 46.7% if the over-allotment is exercised in full) and our Founders will own collectively 16.9% of the voting power of our voting stock upon the closing of this offering (approximately 16.6% if the over-allotment is exercised in full), at an assumed initial public offering price of $5.00 per share. Jupiter Wellness may at some time in the future issue an additional distribution to its shareholders, but no earlier than the expiration or earlier termination of the 90 day lock-up period applicable to Jupiter Wellness described under the section titled “Underwriting”. Jupiter Wellness has no obligation to effect the additional distribution, and it may retain its ownership interest in us indefinitely or dispose of all or a portion of its ownership interest in us in a sale or other transaction. Any such distribution or other disposition by Jupiter Wellness of its remaining interest in us (each, an “other disposition”) would be subject to market, tax and legal considerations, final approval by the Jupiter Wellness board of directors and other customary requirements. Jupiter Wellness has no obligation to pursue or consummate any further disposition of its ownership interest in us by any specified date or at all.

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MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE DISTRIBUTION OF, AND OF OWNING AND DISPOSING OF, OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of (i) the distribution of our Common Stock to Jupiter Wellness stockholders and holders of the July Warrants (the “Distribution”), and (ii) the ownership and sale or other disposition of our Common Stock by holders of our Common stock regardless of whether acquired in the Distribution or through this public offering. This summary is based on the Code, the regulations promulgated under the Code by the Department of the Treasury, and interpretations of such authorities by the courts and the IRS, all as of the date of this prospectus and all of which are subject to change at any time, possibly with retroactive effect.

This summary is for general information only and does not address all of the tax considerations that may be relevant to specific holders in light of their particular circumstances or to U.S. Holders (as defined below) subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, tax-exempt organizations, retirement plans, partnerships, regulated investment companies, dealers in stock, securities or currencies, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or constructively 10% or more of our Common Stock, persons that are resident in or hold our Common Stock in connection with a permanent establishment outside the United States or persons that generally mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

Unless otherwise noted, this summary is limited to holders of Jupiter Wellness Common Stock or July Warrants (in the case of the Distribution) and to holders of our Common Stock (however acquired), that hold their shares as capital assets, within the meaning of Section 1221 of the Code. Further, except as otherwise provided herein, this summary does not discuss all tax considerations that may be relevant to any holders in light of their particular circumstances, nor does it address the consequences to any holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including arrangements treated as partnerships for U.S. federal income tax purposes). This summary does not discuss the tax consequences to persons who acquired shares of Jupiter Wellness Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. Each stockholder’s individual circumstances may affect the tax consequences of the Distribution.

For purposes of this summary, a “U.S. holder” is a beneficial owner of Jupiter Wellness Common Stock or July Warrant, or a beneficial owner of our Common Stock, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;

●	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable U.S. Department of Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of Jupiter Wellness Common Stock or the July Warrants, or of our Common Stock, that is not a U.S. holder for U.S. federal income tax purposes.

If a partnership (including any arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Jupiter Wellness Common Stock or July Warrants, or of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Jupiter Wellness Common Stock or July Warrants, or acquiring our Common Stock, should consult its tax advisor regarding the tax consequences of the Distribution.

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Distribution of our Common Stock to U.S. Holders of Jupiter Wellness Common Stock or July Warrants

The following discussion addresses the tax consequences of the distribution of our Common Stock to U.S. Holders of Jupiter Wellness Common Stock or July Warrants.

U.S. Holders of Jupiter Wellness Common Stock

The distribution by Jupiter Wellness of our Common Stock to holders of Jupiter Wellness Common Stock will be a taxable event to the holders of Jupiter Wellness Common Stock. The amount of any distribution of our Common Stock by Jupiter Wellness to holders of Jupiter Wellness Common Stock, as measured by the value of our stock on the distribution date, that is made out of current and accumulated earnings and profits of Jupiter Wellness (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder of Jupiter Wellness Common Stock as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” subject to tax at the maximum tax rate accorded to long-term capital gains. However, non-corporate U.S. Holders that (i) do not meet a minimum holding period requirement, (ii) elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense), or (iii) are obligated to make related payments with respect to positions in substantially similar or related property, will not be eligible for the reduced rates of taxation applicable to qualified dividends.

To the extent that the amount of any distribution made by Jupiter Wellness of our Common Stock to U.S. Holders of Jupiter Wellness Common Stock exceeds the current and accumulated earnings and profits for a taxable year of Jupiter Wellness (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s Jupiter Wellness Common Stock, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis in Jupiter Wellness Common Stock, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Ownership and Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock that is Owned by U.S. Holders (However Acquired).” The gain or loss will be long-term capital gain or loss if the holding period of the holder’s Jupiter Wellness Common Stock is more than one year.

The basis in our Common Stock received by the holder of Jupiter Wellness Common Stock will be equal to its fair market value on the date of the distribution. The holding period in our Common Stock will begin the day after the distribution.

Fractional shares of our Common Stock will not be issued to Jupiter Wellness stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares to be received will be rounded down to the nearest whole share of Common Stock.

U.S. Holders of Jupiter Wellness Common Stock (and July Warrants, discussed below) should understand that there may not be a market for our Common stock that is received by them in the Distribution and that they may need to use or acquire cash from other sources to pay any tax that may arise on the Distribution.

The distribution of our Common Stock by Jupiter Wellness will also be a taxable event to Jupiter Wellness, but not to us. Jupiter Wellness will recognize taxable gain in an amount equal to the excess of the fair market value of our Common Stock distributed in the Distribution over Jupiter Wellness’ tax basis therein (i.e., as if it had sold such Common Stock in a taxable sale for its fair market value). Jupiter Wellness may utilize certain of its net operating loss, if any, to offset a portion of such gain.

U.S. Holders of July Warrants

The tax consequences of distributions of our Common Stock to U.S. Holders of July Warrants is less certain but the IRS has indicated that those tax consequences are the same as for holders of Jupiter Wellness Common Stock. In private letter rulings (which are binding on the Internal Revenue Service (“IRS”) only with respect to the taxpayers to whom they are issued), the IRS has ruled that in transactions similar (but not identical) to the distribution of our Common Stock to July Warrant holders, the warrant holders’ warrants should be treated as stock for purposes of the distribution. Accordingly, U.S. Holders of July Warrants who receive a distribution of our Common Stock should expect to be treated in the same manner as described above for U.S. Holders of Jupiter Wellness Common Stock (and, as discussed above, may have to use or acquire cash from other sources to obtain the cash needed to pay any tax arising from the Distribution). Holders of warrants should consult their own tax advisors to determine other potential tax impacts on them of the distribution to them of our Common Stock.

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Ownership and Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock that is owned by U.S Holders (However Acquired)

The following discussion addresses the tax consequences to U.S. Holders of owning or selling our Common Stock whether it was acquired in the Distribution or through this public offering.

Dividend distributions

The amount of any cash distribution on our Common stock that is made out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be taxable to a U.S. Holder of our Common Stock as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, non-corporate U.S. Holders that (i) do not meet a minimum holding period requirement, (ii) that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense), or (iii) are obligated to make related payments with respect to positions in substantially similar or related property, will not be eligible for the reduced rates of taxation applicable to qualified dividends.

To the extent that the amount of any cash distribution on our Common Stock to U.S. Holders of our Common Stock exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax of our Common Stock to the U.S. Holder, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis in our Common Stock, the excess will be taxed as capital gain recognized on a sale or exchange as described immediately below under “— Sale or other disposition” The gain or loss will be long-term capital gain or loss if the holding period of the holder’s Common Stock is more than one year.

Such dividends or capital gains may be subject to the tax on net investment income.

Sales or other dispositions

A U.S. Holder of our Common Stock will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of our Common Stock in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in our Common Stock. Any gain or loss recognized by a U.S. Holder on a taxable disposition of our Common Stock will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in our Common Stock exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

Any capital gains may be subject to the tax on net investment income.

Information Reporting and Backup Withholding for U.S. Holders

We and Jupiter Wellness generally must report annually to the IRS and to each U.S. Holder the amount of dividends and certain other distributions paid to such holder on securities owned by him and the amount of tax, if any, withheld with respect to those distributions.

Moreover, backup withholding of U.S. federal income tax at a rate of 24% generally will apply to distributions made on our Common Stock, and the proceeds from sales and other dispositions of our Common Stocks by a U.S. Holder (other than an exempt recipient) who (i) fails to provide an accurate taxpayer identification number; (ii) is notified by the IRS that backup withholding is required; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances.

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Distribution of our Common Stock to Non-U.S. Holders of Jupiter Wellness Common Stock and July Warrants

The following discussion addresses the tax consequences of the distribution our Common Stock to Non-U.S. Holders of Jupiter Wellness Common Stock or July Warrants.

A distribution by Jupiter Wellness of our Common Stock to a Non-U.S. Holder of Jupiter Wellness Common Stok or July Warrants will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits of Jupiter Wellness, as determined under U.S. federal income tax principles. If the distribution exceeds a Non-U.S. Holder’s share of the current and accumulated earnings and profits of Jupiter Wellness, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in his Jupiter Wellness Common Stock or July Warrants. Any remaining excess will be treated as capital gain and will be treated as described below under “— Ownership and Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock that is received by Non-U.S Holders.”

Distributions treated as dividends paid to a Non-U.S. Holder of Jupiter Wellness Common Stock or July Warrants generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, or are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax provided certain certification and disclosure requirements are satisfied (generally by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Jupiter Wellness Common Stock or July Warrants who wishes to claim the benefit of an applicable treaty rate, as discussed below, with respect to the distribution of our Common Stock will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of Jupiter Wellness Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

Non-U.S. Holders should be aware that, if they are subject to withholding on the distribution by Jupiter Wellness of our Common Stock and if they do not provide the cash needed to remit the withholding tax, Jupiter Wellness may have to take alternative steps to raise the cash needed to meet its withholding obligations, including selling some of our Common Stock that would otherwise be delivered to such Non-U.S. Holders. Moreover, the distribution of our Common Stock may be delayed while Jupiter Wellness determines how to satisfy its withholding obligations.

A Non-U.S. Holder of Jupiter Common Stock or July Warrants eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

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Ownership and Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock that is received by Non-U.S Holders.

The following discussion addresses the tax consequences to Non-U.S. Holders of owning or selling our Common Stock, however acquired.

Distributions on our Common Stock

The amount of any cash distribution on our Common Stock that is made out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be taxable to a Non-U.S. Holder of our Common Stock as ordinary dividend income on the date such distribution is actually or constructively received by such Non-U.S. Holder. Such dividends will be subject to withholding of U.S. federal income tax at a 30% rate, subject to the same rules and conditions as described above under “Distribution of our Common Stock to Non-U.S. Holders of Jupiter Wellness Common Stock and July Warrants.”

Distributions on our Common Stock in excess of current or accumulated earnings and profits will be treated as a recovery of basis or capital gains, subject to the rules, described immediately below, that apply to capital gains on a sale of other disposition of our Common Stock that are realized by Non-U.S. Holders.

Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized by a Non-U.S. Holder on the taxable disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:

● the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

● the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

● under certain circumstances, if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of. (We do not expect to be a United States real property holding corporation during any applicable period.)

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

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Information Reporting for Non-U.S. Holders.

As noted above under “Information Reporting and Backup Withholding for U.S. Holders”, we and Jupiter Wellness generally must report annually to the IRS and to each holder of our Common Stock the amount of dividends and certain other distributions we pay to such holder on such holder’s securities and the amount of tax, if any, withheld with respect to those distributions. In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our Common Stock to or through the U.S. office (and in certain cases, the foreign office) of a broker.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding at a rate of 30% in certain circumstances on gross proceeds from the sale or other disposition of securities (including our Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such foreign institutions comply with reporting and other requirements imposed by FATCA. However, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

EACH JUPITER WELLNESS STOCKHOLDER AND JULY WARRANT HOLDER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

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UNDERWRITING

We intend to enter into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or “Representative”), who is acting as the exclusive managing underwriter and sole book running manager in connection with this offering, with respect to the offering of shares of Common Stock. Under the terms and subject to the conditions in the underwriting agreement between us and the Representative, we have agreed to issue and sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table, other than those shares of Common Stock covered by the over-allotment option described below:

Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Total

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option described below, if it purchases any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Over-Allotment Option

We have granted to the Representative an over-allotment option. This option, which is exercisable for up to 45 days from the date of this prospectus, permits the Representative to purchase up to an additional 187,500 shares of Common Stock (fifteen (15%) of the shares of Common Stock sold in this offering) at the public offering price listed on the cover page of this prospectus, less the underwriting discounts and commissions. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered by this prospectus. If the Representative exercises the option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of Common Stock in proportion to their respective commitments set forth in the prior table.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $   per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the Representative of its option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to reimburse the underwriters for certain of their expenses relating to the offering including but not limited to the following: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters, including the reasonable fees and expenses of the underwriters’ blue sky counsel; (c) up to $20,000 of the Representative’s actual accountable road show expenses for the offering; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; and (f) the fees and expenses of the Representatives’ legal counsel incurred in connection with this offering in an amount up to $175,000.

We have also agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received from the sale of shares of Common Stock. The non-accountable expense allowance will be paid through a deduction from the net proceeds of the offering.

The expenses of this offering, not including the underwriting discount, are estimated at $   and are payable by us.

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No Sales of Similar Securities

We, our executive officers and directors, Jupiter Wellness and certain of its officers and directors, have agreed not to sell or transfer any Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Common Stock, for 90 days, in the case of Jupiter Wellness and certain of its officers and directors, and for 90 days, in our case and the case of our directors and executive officers, after the date of closing of this offering without first obtaining the written consent of EF Hutton Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

●	offer, pledge, sell or contract to sell any Common Stock,

●	sell any option or contract to purchase any Common Stock,

●	purchase any option or contract to sell any Common Stock,

●	grant any option, right or warrant for the sale of any Common Stock,

●	lend or otherwise dispose of or transfer any Common Stock,

●	request or demand that we file or make a confidential submission of a registration statement related to the Common Stock, or

●	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Tail Financing

We have granted the Representative the right, for a period of twelve (12) months after the termination of the Representative’s engagement with us, to receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise, provided that such transaction is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until                 (twelve (12) months after the closing date of this offering), the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity debt offering, including all equity linked financings, on terms customary to the Representative. The Representative will have the sole right to determine whether or not any other broker dealer will have the right to participate in such offering and the economic terms of such participation. The Company will not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in connection with such transactions without the written consent of the Representative. The right of first refusal may be terminated by the Company for “cause” as defined in the Underwriting Agreement.

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Listing

We have applied to list our Common Stock for trading on Nasdaq under the symbol “SRM.” We cannot guarantee that our Common Stock will be approved for listing on Nasdaq. However, the consummation of this offering and the distribution are contingent on such approval by Nasdaq. We will not consummate this offering or the distribution unless our Common Stock is so listed.

Determination of Initial Public Offering Price

Before this offering, there has been no public market for our Common Stock. The initial public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are:

●	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

●	our financial information,

●	the history of, and the prospects for, our company and the industry in which we compete,

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

●	the present state of our development and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares of Common Stock may not develop. It is also possible that after this offering the shares of Common Stock will not trade in the public market at or above the initial public offering price.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representatives may engage in transactions that stabilize the price of the Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the Representative’s option to purchase additional shares described above. The Representative may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of shares of our Common Stock or preventing or retarding a decline in the market price of shares of our Common Stock. As a result, the price of shares of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.

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Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may, in the future, provide investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Japan. Shares of Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (the “Malaysia Commission”) for the Malaysia Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Malaysia Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Common Stock, as principal, if the offer is on terms that the Common Stock may only be acquired at a consideration of not less than RM 250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM 3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM 300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM 400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM 10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM 10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Malaysia Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Malaysia Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The Common Stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Common Stock in Taiwan.

Philippines. This prospectus may not be circulated or distributed in the Philippines and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the Philippines except pursuant to applicable laws, rules and regulations of the Philippines.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain legal matters in connection with this offering and the distribution will be passed on for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters will be passed on for the underwriters by Sullivan & Worcester LLP.

EXPERTS

The financial statements of SRM Entertainment, Inc. as of December 31, 2022 and for the period from inception (April 22, 2022) to December 31, 2022 and the financial statements of SRM Limited as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in this prospectus have been so included in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm (the report of SRM Entertainment, Inc. and SRM Limited includes an explanatory paragraph as to the ability for each entity to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 with the SEC regarding this offering. You should rely only on the information contained in this prospectus.  We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

Information contained in, and that can be accessed through our website, https://www.srmentertainment.com/, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at 1061 E Indiantown Road, Suite 110, Jupiter, FL 33477, 407-230-8100.

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INDEX TO FINANCIAL STATEMENTS

Page
SRM Entertainment, Inc.

Balance Sheets as of March 31, 2023 (Unaudited) and December 31, 2022 (Audited)	F-2
Statements of Operations for the three months ended March 31, 2023 (Unaudited)	F-3
Statements of Shareholders’ Deficit for the three months ended March 31, 2023 (Unaudited) and for period from inception (April 22, 2022) to December 31, 2022 (Audited)	F-4
Statements of Cash Flows for the three months ended March 31, 2023 (Unaudited)	F-5
Notes to Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-11
Audited Balance Sheet as of December 31, 2022	F-12
Audited Statements of Operations for the period from inception (April 22, 2022) to December 31, 2022	F-13
Audited Statements of Shareholders’ Deficit for the period from inception (April 22, 2022) to December 31, 2022	F-14
Audited Statements of Cash Flows for the period inception (April 22, 2022) to December 31, 2022	F-15
Notes to Financial Statements	F-16

Report of Independent Registered Public Accounting Firm	F-31
Audited Condensed Balance Sheet as of December 31, 2022 and 2021	F-32
Audited Condensed Statements of Operations for the years ended December 31, 2022 and 2021	F-33
Audited Condensed Statements of Shareholders’ Deficit for the years ended December 31, 2022 and 2021	F-34
Audited Condensed Statements of Cash Flows for the years ended December 31, 2022 and 2021	F-35
Notes to Financial Statements	F-36

F-1

SRM Entertainment, Inc.

Balance Sheet

As of March 31, 2023 and December 31, 2022

	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Cash	$8,715	$7,650
Prepaid expenses	5,000	-

Total assets	$13,715	$7,650

Liabilities
Loan from S.R.M. Entertainment Limited	$21,449	$7,699
Accounts payable to Jupiter Wellness	1,374	1,374
Total Liabilities	22,823	9,073

Shareholders’ Deficit
Preferred Stock. $0.0001 par value, 10,000,000 authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 authorized, 1,700,000 shares issued and outstanding	170	170
Subscriptions receivable	-	(20)
Deficit	(9,278)	(1,573)
Total Shareholders’ Deficit	(9,108)	(1,423)

Total Liabilities and Shareholders’ Deficit	$13,715	$7,650

The accompanying notes are an integral part of these financial statements.

F-2

SRM Entertainment, Inc.

 Statement of Operations

For the Three Months Ended March 31, 2023

(Unaudited)

Revenue
Sales	$-
Cost of Sales	-
Gross profit	-

Operating expense
General and administrative expenses	7,705

Net Income (Loss)	$(7,705)

Net (loss) per share:
Basic and fully diluted	$(0.00)

Weighted average number of shares	1,700,000

The accompanying notes are an integral part of these financial statements.

F-3

SRM Entertainment, Inc.

 Statement of Changes in Shareholders’ Deficit

For the Three Months Ended March 31, 2023 (Unaudited) and

For the Period from Inception (April 22, 2022) to December 31, 2022 (Audited)

	Common Stock		Subscriptions
	Shares	Amount	Receivable	Deficit	Total
Inception, April 22, 2022	-	$-	$-	$-	$-

Issuance of Founder shares	1,700,000	170	(20)	-	150

Operations for the period from Inception to December 31, 2022	-	-	-	(1,573)	(1,573)

Balance, December 31, 2022	1,700,000	$170	$(20)	$(1,573)	$(1,423)

Proceeds from Founder shares	-	-	20	-	20

Net loss	-	-	-	(7,705)	(7,705)

Balance, March 31, 2023	1,700,000	$170	$-	$(9,278)	$(9,108)

The accompanying notes are an integral part of these financial statements.

F-4

SRM Entertainment, Inc.

Statement of Cash Flows

For the Three Months Ended March 31, 2023

Unaudited)

Cash flows from operating activities:
Net Income (loss)	$(7,705)
Adjustment to reconcile net loss to operating activities
Prepaid expenses	(5,000)
Net cash (used in) operating activities	(12,705)

Cash flows from investing activities:	-

Financing activities:
Loan from S.R.M. Entertainment Limited:	13,750
Cash from subscriptions receivable	20
Cash flows from financing activities:	13,770

Net increase (decrease) in cash and cash equivalents	1,065

Cash and cash equivalents at the beginning of the period	7,650

Cash and cash equivalents at the end of the period	$8,715

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-
Non-cash items

The accompanying notes are an integral part of these financial statements.

F-5

SRM Entertainment, Inc.
Notes to Financial Statements

For the Three Months Ended March 31, 2023

Note 1 - Organization and Business Operations

SRM Entertainment, Inc. (the “Company”) is a Nevada corporation and was incorporated on April 22, 2022. To date the Company has had no operations. The Company’s principal business will be the design, manufacture and sale of toys to premier theme parks.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The Company was incorporated subsequent to March 31, 2022, and as a result,there is no comparative information to be provided.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had no operations for the period from Inception to March 31, 2023 and has suffered net losses in the current period and has a working capital deficiency. This deficiency and lack of operations raises substantial doubt about its ability to continue as a going concern. It is contemplated that the Company will acquire S.R.M. Entertainment Limited (“SRM Limited”) and complete an initial public offering of its common stock (“IPO”), the proceeds of which are expected to be sufficient to grow the operations of SRM Limited and provide sufficient capital to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows.

Inventory

Inventories will be stated at the lower of cost or market. The Company will periodically review the value of items in inventory and will provide write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss Per Share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all Common Stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company will generate its revenue from the sale of its products directly to the end user (the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

F-7

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance, if applicable, for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company; (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-8

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company adopted this standard at its inception. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 – Accounts Payable to Affiliates

During the period from the Company’s inception to December 31, 2022, Jupiter Wellness, Inc. (“Jupiter Wellness”) advanced the Company $1,374 for incorporation and formation fees of the Company and SRM Limited advanced the Company $7,699 for general working capital. During the three months ended March 31, 2023, SRM Limited advanced an additional $13,750 to the Company. These advances are non-interest bearing and no interest was imputed as the imputed interest was not material to the financial statements.

F-9

Note 4 - Capital Structure

Common Stock – The Company has 100,000,000 shares of Common Stock, par value $0.0001 authorized. On April 22, 2022, the Company recorded the issuance of 1,700,000 founder shares issued at par and subscription receivables totaling $170 as per verbal agreements with Richard Miller, Chief Executive Officer & Director; Brian S. John, Secretary and Chairman; Taft Flittner, President; Douglas McKinnon, Chief Financial Officer; Markita Russell; and Deborah McDaniel-Hand, Vice President of Production Development and Operations (each individually referred as a “Founder”).

Formal subscription agreements were executed on November 28, 2022 and $150 funds were paid by each respective Founder. As of December 31, 2022, the Company had recorded $170 as common stock and the balance of $20 for subscription’s receivable related to the common stock issued. During the three months ended March 31, 2023, the balance of $20 was paid.

Preferred Stock – The Company has 10,000,000 shares of preferred stock, par value $0.0001 authorized and has issued no preferred shares.

Note 5 - Commitments and Contingencies

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 6 - Exchange Agreement

On December 9, 2022, the Company entered into a Stock Exchange Agreement (the “Exchange Agreement’) with Jupiter Wellness to govern the separation of the Company’s business from Jupiter Wellness. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and separation of our business from Jupiter Wellness under the terms of which, Jupiter Wellness acquired 6,500,000 shares of the Company’s common stock on May 31, 2023, in exchange for all of the issued and outstanding ordinary shares of SRM Limited. The closing of the transactions contemplated by the Amended and Restated Exchange Agreement shall take place at a mutually agreeable time and place, of which the separation of the Company’s business from Jupiter Wellness shall close immediately prior to the effective date of the Company’s Form S-1 Registration Statement for the IPO and the distribution of 2,000,000 shares of the Company’s common stock to Jupiter Wellness’s stockholders and certain warrant holders shall be paid on or after the effective date of the Company’s Form S-1 Registration Statement for the IPO but prior to the closing of the IPO.

Note 7 – Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2023, to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of SRM Entertainment, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheets of SRM Entertainment, Inc. (the Company) for the period from inception (April 22, 2022) to December 31, 2022, and the related statements of operations, shareholders’ deficit, and cash flows for the period from inception (April 22, 2022) to December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for period from inception (April 22, 2022) to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered net losses from operations in current period and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going concern

As discussed in the notes to the financial statements, the Company had a going concern due the company suffering net losses and due to the company having a working capital deficiency.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

Houston, TX

April 7, 2023

F-11

SRM Entertainment, Inc.

Balance Sheet

As of December 31, 2022

Assets
Cash	$7,650

Total assets	$7,650

Liabilities
Loan from S.R.M. Entertainment Limited	$7,699
Accounts payable to Jupiter Wellness	1,374
Total Liabilities	9,073

Shareholders’ Deficit
Preferred Stock. $0.0001 par value, 10,000,000 authorized, no shares issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 authorized, 1,700,000 shares issued and outstanding	170
Subscriptions receivable	(20)
Deficit	(1,573)
Total Shareholders’ Deficit	(1,423)

Total Liabilities and Shareholders’ Deficit	$7,650

The accompanying notes are an integral part of these financial statements

F-12

SRM Entertainment, Inc.

Statement of Operations

For the period from Inception (April 22, 2022) to December 31, 2022

Revenue
Sales	$-
Cost of Sales	-
Gross profit	-

Operating expense
General and administrative expenses	1,573

Net Income (Loss)	$(1,573)

Net (loss) per share:
Basic and fully diluted	$(0.00)

Weighted average number of shares	1,700,000

The accompanying notes are an integral part of these financial statements.

F-13

SRM Entertainment, Inc.

Statement of Changes in Shareholders’ Deficit

For the period from Inception (April 22, 2022) to December 31, 2022

	Common Stock		Subscriptions
	Shares	Amount	Receivable	Deficit	Total
Inception, April 22, 2022	-	$-	$-	$-	$-

Issuance of Founder shares	1,700,000	170	(20)	-	150

Operations for the period from Inception to December 31, 2022	-	-	-	(1,573)	(1,573)

Balance, December 31, 2022	1,700,000	$170	$(20)	$(1,573)	$(1,423)

The accompanying notes are an integral part of these financial statements.

F-14

SRM Entertainment, Inc.

Statement of Cash Flows

For the period from Inception (April 22, 2022) to December 31, 2022

Cash flows from operating activities:
Net Income (loss)	$(1,573)
Adjustment to reconcile net loss to operating activities
Accounts payable to Jupiter Wellness	1,374
Net cash (used in) operating activities	(199)

Cash flows from investing activities:	-

Financing activities:
Loan from S.R.M. Entertainment Limited:	7,699
Cash from subscriptions receivable	150
Cash flows from financing activities:	7,849

Net increase (decrease) in cash and cash equivalents	7,650

Cash and cash equivalents at the beginning of the period	-

Cash and cash equivalents at the end of the period	$7,650

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-
Non-cash items
Issuance of Founder shares	$20

The accompanying notes are an integral part of these financial statements

F-15

SRM Entertainment, Inc.
Notes to Financial Statements

For the period from Inception (April 22, 2022) to December 31, 2022

Note 1 - Organization and Business Operations

SRM Entertainment, Inc. (the “Company”) is a Nevada corporation and was incorporated on April 22, 2022. To date the Company has had no operations. The Company’s principal business will be the design, manufacture and sale of toys to premier theme parks.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had no operations for the period from Inception to December 31, 2022 and has suffered net losses in the current period and has a working capital deficiency. This deficiency and lack of operations raises substantial doubt about its ability to continue as a going concern. It is contemplated that the Company will acquire S.R.M. Entertainment Limited (“SRM Limited”) and complete an initial public offering (“IPO”), the proceeds of which are expected to be sufficient to grow the operations of SRM Limited.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows.

F-16

Inventory

Inventories will be stated at the lower of cost or market. The Company will periodically review the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss Per Share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all Common Stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company will generate its revenue from the sale of its products directly to the end user (the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

F-17

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance, if applicable, for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-18

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2020. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 – Accounts Payable to Affiliates

During the period from the Company’s inception to December 31, 2022, Jupiter Wellness, Inc. (“Jupiter Wellness”) advanced the Company $1,374 for incorporation and formation fees of the Company and SRM Limited advanced the Company $7,699 for general working capital. The advances are non-interest bearing and no interest was imputed as the imputed interest was not material to the financial statements.

Note 4 - Capital Structure

Common Stock – The Company has 100,000,000 shares of Common Stock, par value $0.0001 authorized. On April 22, 2022, the Company recorded the issuance of 1,700,000 founder shares issued at par and subscription receivables totaling $170 as per verbal agreements with Richard Miller, Chief Executive Officer & Director; Brian S. John, Secretary and Chairman; Taft Flittner, President; Douglas McKinnon, Chief Financial Officer; Markita Russell; and Deborah McDaniel-Hand, Vice President of Production Development and Operations (each individually referred as a “Founder”).

Formal subscription agreements were executed on November 28, 2022 and $150 funds were paid by each respective Founder. As of December 31, 2022, the Company had recorded $170 as common stock and the balance of $20 for subscription’s receivable related to the common stock issued.

Preferred Stock – The Company has 10,000,000 shares of preferred stock, par value $0.0001 authorized and has issued no preferred shares.

F-19

Note 5 - Commitments and Contingencies

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 6 - Exchange Agreement

On December 9, 2022, the Company entered into a Stock Exchange Agreement (the “Exchange Agreement’) with Jupiter Wellness to govern the separation of the Company’s business from Jupiter Wellness. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and separation of our business from Jupiter Wellness under the terms of which, Jupiter Wellness acquired 6,500,000 shares of the Company’s common stock on May 31, 2023, in exchange for all of the issued and outstanding ordinary shares of SRM Limited. The closing of the transactions contemplated by the Amended and Restated Exchange Agreement shall take place at a mutually agreeable time and place, of which the separation of the Company’s business from Jupiter Wellness shall close immediately prior to the effective date of the Company’s Form S-1 Registration Statement for the IPO and the distribution of 2,000,000 shares of the Company’s common stock to Jupiter Wellness’s stockholders and certain warrant holders shall be paid on or after the effective date of the Company’s Form S-1 Registration Statement for the IPO but prior to the closing of the IPO.

Note 7 – Subsequent Events

The Company has analyzed its operations subsequent to December 31, 2022 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-20

S.R.M. Entertainment Limited

Condensed Balance Sheets

As of March 31, 2023 and December 31, 2022

	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)

Assets
Cash	$259,831	$453,516
Account receivable	851,000	621,090
Inventory	137,069	290,200
Prepaid expenses and deposits	576,869	629,897
Loan to affiliate	21,449	7,699
Other current assets	51,780	67,829

Total current assets	1,897,998	2,070,231

Fixed assets, net of depreciation	34,829	9,333
Total assets	$1,932,827	$2,079,564

Liabilities
Accounts Payable	$232,888	$378,804
Promissory Note from Parent	1,482,673	1,482,673
Advances from Parent	6,293	6,293
Accrued and other liabilities	251,569	214,388

Total Liabilities	1,973,423	2,082,158

Shareholders’ Deficit
Common Stock, $0.1287 par value, 2 ordinary shares issued and outstanding as of March 31, 2023, and December 31, 2022	-	-
Additional paid-in capital	(698,557)	(698,557)
Retained earnings	657,961	695,963

Total Shareholders’ Deficit	(40,596)	(2,594)

Total Liabilities and Shareholders’ Deficit	$1,932,827	$2,079,564

The accompanying notes are an integral part of these financial statements.

F-21

S.R.M. Entertainment Limited

Condensed Statement of Operations

For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended
	March 31,
	2023	2022
Revenue
Sales	$1,086,888	$707,105
Cost of sales	851,066	592,020
Gross profit	235,822	115,085

Operating expense
General and administrative expenses	251,584	119,347

Other expense
Interest expense	22,240	-

Total expense	22,240	-

Net income (loss)	$(38,002)	$(4,262)

Net income (loss) per share:
Basic and fully diluted	$(19,001)	$(2,131)

Weighted average number of shares
Basic and fully diluted	2	2

The accompanying notes are an integral part of these financial statements.

F-22

S.R.M. Entertainment Limited

Condensed Statement of Changes in Shareholders’ Deficit

For the Three Months Ended March 31, 2023, (Unaudited) and

Years Ended December 31, 2022 (Audited)

				Additional
	Common Stock			Paid-In	Retained
	Shares	Amount		Capital	Earnings	Total

Balance, December 31, 2021	2		$-	$(698,557)	$367,262	$(331,295)

Net income	-		-	-	328,701	328,701

Balance, December 31, 2022	2		$-	$(698,577)	$695,963	$(2,594)

Net Loss	-		-	-	(38,002)	(38,002)

Balance, March 31, 2023	2	$		$(698,577)	$657,961	$(40,596)

The accompanying notes are an integral part of these financial statements.

F-23

S.R.M. Entertainment Limited

Condensed Statement of Cash Flows

For the Three Months Ended March 31, 2023, and 2022

(Unaudited)

	2023	2022
Cash flows from operating activities:
Net income (loss)	$(38,002)	$(4,262)
Depreciation	584	2,333
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Promissory Note Due to Jupiter Wellness
Inventory	153,131	(209,114)
Prepaid expenses and deposits	53,028	(19,243)
Accounts receivable	(229,910)	320,809
Accounts payable	(145,916)	(297,937)
Accrued liabilities	37,181	(13,697)
Other current assets	16,049	27,304

Net cash (used in) operating activities	(153,855)	(193,807)

Cash flows from investing activities:
Purchase of fixed assets	(26,080)	(6,035)
Cash loaned to affiliates	(13,750)	-
Net cash (used in) investing activities	(39,830)	(6,035)

Cash flows from financing activities:	-	-

Net increase (decrease) in cash and cash equivalents	(193,685)	(199,842)

Cash and cash equivalents at the beginning of the period	453,516	515,373

Cash and cash equivalents at the end of the period	$259,831	$315,531

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-24

S.R.M. Entertainment Limited
Notes to Financial Statements

For the Three Months Ended March 31, 2023 and

Year Ended December 31, 2022

Note 1 - Organization and Business Operations

S.R.M. Entertainment Limited (the “Company”) is a limited company incorporated in the Hong Kong, now a Special Administrative Region of the People’s Republic of China, on January 23, 1981 and is a wholly-owned subsidiary of Jupiter Wellness, Inc., a Delaware corporation (“Jupiter Wellness”). The Company’s principal business is the design, manufacture and sale of toys to premier theme parks.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Going Concern

Although the Company reported net income for the year ended December 31, 2022, the Company had a net loss for the three-months ended March 31, 2023, of $38,002 and recurring net losses from operations for periods prior to the year ended December 31, 2022. The Company has a Shareholder’s Deficit of $40,596 and $2,594 at March 31, 2023, and December 31, 2022, respectively. At March 31, 2023, and December 31, 2022 current liabilities exceeded current assets by $75,425 and $11,927, respectively. Net cash used in operating activities for the three months ended March 31 2023 was $153,855. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include maintaining a level of profitability, the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in maintaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-25

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of March 31, 2023, or December 31, 2022.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Fixed Assets and Other Assets

Fixed assets are stated at cost at the date of purchase. Depreciation is calculated using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

The Company purchases molds for the manufacture some of its products and are included in other assets at cost. Certain agreements call for the manufacturer to reimburse the Company for the cost of the molds upon first shipment of products produced using the molds and the costs of these molds are removed from other assets upon reimbursement. Molds that are not subject to reimbursement are reclassified to fixed assets and depreciated when the products are in production.

Net Loss per share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all Common Stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

	For the Three Months
	Ended March 31,
	2023	2022
Numerator:
Net (loss)	$(38,002)	$(4,262)

Denominator:
Denominator for basic earnings per share - Weighted-average of shares of Common Stock issued and outstanding during the period	2	2
Denominator for diluted earnings per share	2	2
Basic (loss) per share	$(19,001)	$(2,131)
Diluted (loss) per share	$(19,001)	$(2,131)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-26

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user (the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes upon shipment. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. At March 31, 2023 and December 31, 2022, the Company had not recognized any allowance for doubtful collections.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the three months ended March 31, 2023, and year ended December 31, 2022, and the cumulative translation gains and losses as of March 31, 2023 and December 31, 2022 were not material.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

F-27

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2022 and 2021 consist of net operating loss carry forwards calculated using effective tax rates (16.5%) equating to approximately $51,149 and $105,384, respectively, less a valuation allowance in the amount of approximately $51,149 and $105,384. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the years ended December 31, 2022 and 2021.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-28

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2020. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 – Inventory

At March 31, 2023 and December 31, 2022, the Company had inventory of finished goods of $137,069 and $290,200, respectively.

Note 4 - Accounts Receivable

At March 31, 2023 and December 31, 2022, the Company had accounts receivable of $851,000 and $621,090, respectively.

Note 5 - Prepaid Expenses and Deposits

At March 31, 2023 and December 31, 2022, the Company had prepaid expenses and deposits of $576,869 and $629,897, respectively consisting primarily of deposits and prepayments on purchase orders.

Note 6 – Fixed Assets and Other Assets

At March 31, 2023 and December 31, 2022, the Company had fixed assets totaling $34,829 and $9,333, net of accumulated depreciation of $2,917 and $2,333, respectively, as follows:

	2023	2022
Asset
Molds	$26,461	$7,381
Computer equipment and software	11,285	4,285
	37,746	11,666
Accumulated depreciation	(2,917)	(2,333)
	$34,829	$9,333

At March 31, 2023, and December 31, 2022 other assets consisting primarily of non-depreciable molds totaled $51,780 and $67,829, respectively.

Note 7 – Loans -Note from Jupiter Wellness

At December 31, 2022, the Company had an outstanding unsecured, non-interest bearing loan balance of $1,502,621 to Jupiter Wellness, Inc., its Parent. On September 1, 2022, the loan was converted to a six percent (6%) interest-bearing promissory note (the “Note”) due on the earlier of: (i) September 30, 2023 or (ii) the date on which Maker consummates an initial public offering of its securities. During 2022, the Company paid $50,000 to Jupiter related to the Note consisting of $19,948 principal reduction and $30,052 interest. During the three months ended March 31, 2023, the Company accrued $22,240 interest expense on the Note.

During the year ended December 31, 2022, Jupiter Wellness paid $6,293 toward expenses attributable to the Company and recorded a receivable from the Company of $6,293. No additional expenses were paid in the three months ended March 31, 2023.

F-29

Note 8 - Capital Structure

Ordinary Shares - As of March 31, 2023 and December 31, 2022, there were 2 ordinary shares issued and outstanding.

Note 9 - Commitments and Contingencies

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 10 - Exchange Agreement

On December 9, 2022, SRM Entertainment Inc. a Nevada corporation (“SRM Inc.”), entered into a Stock Exchange Agreement (the “Exchange Agreement’) with Jupiter Wellness. On May 26, 2023, SRM Inc. and Jupiter Wellness amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and separation of SRM Inc.’s business from Jupiter Wellness under the terms of which, Jupiter Wellness acquired 6,500,000 shares of SRM Inc.’s common stock on May 31, 2023, in exchange for all of the issued and outstanding ordinary shares of the Company. The closing of the transactions contemplated by the Amended and Restated Exchange Agreement shall take place at a mutually agreeable time and place, of which the separation of SRM Inc.’s business from Jupiter Wellness shall close immediately prior to the effective date of the SRM Inc.’s Form S-1 Registration Statement for its initial public offering and the distribution of 2,000,000 shares of SRM Inc.’s common stock to Jupiter Wellness’s stockholders and certain warrant holders shall be paid on or after the effective date of SRM Inc.’s Form S-1 Registration Statement for its initial public offering but prior to the closing of such offering.

Note 11 – Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2023, to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of S.R.M. Entertainment Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying condensed balance sheets of S.R.M. Entertainment Limited (the Company) as of December 31, 2022 and 2021, and the related condensed statements of operations, shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered net losses from operations in prior periods and has a working capital deficiency, as a result of obligations becoming due within one year, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in the notes to the financial statements, when another party is involved in providing goods or services to the Company’s clients, a determination is made as to who is acting in the capacity as the principal in the sales transaction.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation of principal versus agent.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

April 7, 2023

F-31

S.R.M. Entertainment Limited

Condensed Balance Sheets

As of December 31, 2022 and 2021

	2022	2021

Assets
Cash	$453,516	$515,373
Account receivable	621,090	661,464
Inventory	290,200	-
Prepaid expenses and deposits	629,897	606,858
Loan to affiliate	7,699	-
Other current assets	67,829	27,304

Total current assets	2,070,231	1,810,999

Fixed assets, net of depreciation	9,333	7,381
Total assets	$2,079,564	$1,818,380

Liabilities
Accounts Payable	$378,804	$532,898
Promissory Note from Parent	1,482,673	1,502,621
Advances from Parent	6,293	-
Accrued liabilities	214,388	114,156

Total Liabilities	2,082,158	2,149,675

Shareholders’ Deficit
Common Stock, $0.1287 par value, 2 ordinary shares issued and outstanding as of December 31, 2022 and 2021		-
Additional paid-in capital	(698,557)	(698,557)
Retained earnings	695,963	367,262

Total Shareholders’ Deficit	(2,594)	(331,295)

Total Liabilities and Shareholders’ Deficit	$2,079,564	$1,818,380

The accompanying notes are an integral part of these financial statements.

F-32

S.R.M. Entertainment Limited

Condensed Statement of Operations

For the Years Ended December 31, 2022 and 2021

	Years Ended
	December 31,
	2022	2021
Revenue
Sales	$6,076,116	$2,665,827
Cost of Sales	4,845,217	2,110,395
Gross profit	1,230,899	555,432

Operating expense
General and administrative expenses	872,914	585,147

Other income / (expense)
Interest income	14	701
Interest expense	(30,052)	(47)
Other income	754	-

Total other income (expense)	(29,284)	654

Net income (loss)	$328,701	$(29,061)

Net income (loss) per share:
Basic and fully diluted	$164,351	$(14,531)

Weighted average number of shares
Basic and fully diluted	2	2

The accompanying notes are an integral part of these financial statements

F-33

S.R.M. Entertainment Limited

Condensed Statement of Changes in Shareholders’ Deficit

For the Years Ended December 31, 2022 and 2021

				Additional
	Common Stock			Paid-In	Retained
	Shares	Amount		Capital	Earnings	Total
Balance, December 31, 2020	2		$-	$(698,557)	$396,323	$(302,234)

Net loss	-		-	-	(29,061)	(29,061)

Balance, December 31, 2021	2		$-	$(698,557)	$367,262	$(331,295)

Net income	-		-	-	328,701	328,701

Balance, December 31, 2022	2	$		$(698,577)	$695,963	$(2,594)

The accompanying notes are an integral part of these financial statements.

F-34

S.R.M. Entertainment Limited

Condensed Statement of Cash Flows

For the Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities:
Net income (loss)	$328,701	$(29,061)
Depreciation	2,333	-
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Promissory Note Due to Jupiter Wellness	-	1,502,621
Inventory	(290,200)	-
Prepaid expenses and deposits	(23,039)	(584,212)
Accounts receivable	40,374	(419,953)
Accounts payable	(154,094)	(150,188)
Accrued liabilities	100,232	40,834
Loans from related parties	6,293
Other current assets	(40,525)	92,612

Net cash (used in) operating activities	(29,925)	452,653

Cash flows from investing activities:
Purchase of fixed assets	(4,285)	(7,381)
Cash loaned to affiliates	(7,699)	-
Net cash (used in) investing activities	(11,984)	(7,381)

Cash flows from financing activities:
Repayment of loans from Jupiter Wellness	(19,948)
	(19,948)

Net increase (decrease) in cash and cash equivalents	(61,857)	445,272

Cash and cash equivalents at the beginning of the period	515,373	70,101

Cash and cash equivalents at the end of the period	$453,516	$515,373

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$30,052	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-35

S.R.M. Entertainment Limited
Notes to Financial Statements

For the Years Ended

December 31, 2022 and 2021

Note 1 - Organization and Business Operations

S.R.M. Entertainment Limited (the “Company”) is a limited company incorporated in the Hong Kong, now a Special Administrative Region of the People’s Republic of China, on January 23, 1981 and is a wholly-owned subsidiary of Jupiter Wellness, Inc., a Delaware corporation (“Jupiter Wellness”). The Company’s principal business is the design, manufacture and sale of toys to premier theme parks.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Going Concern

Although the Company reported net income for the year ended December 31, 2022 the Company had recurring net losses from operations for prior periods and at December 31, 2022 and has a Shareholder’s Deficit of $2,594. At December 31, 2022 current liabilities of $2,082,158 exceed current assets of $2,070,231 and net cash used in operating activities for the years ended December 31 2022 was $29,925. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include maintaining a level of profitability, the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in maintaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

F-36

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of December 31, 2022 and 2021.

F-37

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Fixed Assets and Other Assets

Fixed assets are stated at cost at the date of purchase. Depreciation is calculated using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

The Company purchases molds for the manufacture some of its products and are included in other assets at cost. Certain agreements call for the manufacturer to reimburse the Company for the cost of the molds upon first shipment of products produced using the molds and the costs of these molds are removed from other assets upon reimbursement. Molds that are not subject to reimbursement are reclassified to fixed assets and depreciated when the products are in production.

Net Loss per share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all Common Stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

	For the Years
	Ended December 31,
	2022	2021
Numerator:	$328,701	$(29,061)
Net (loss)

Denominator:
Denominator for basic earnings per share - Weighted-average of shares of Common Stock issued and outstanding during the period	2	2
Denominator for diluted earnings per share	2	2
Basic (loss) per share	$164,351	$(14,531)
Diluted (loss) per share	$164,351	$(14,531)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-38

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user (the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes upon shipment. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. At December 31, 2022 and 2021, the Company had not recognized any allowance for doubtful collections.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the years ended December 31, 2022 and 2021 and the cumulative translation gains and losses as of December 31, 2022 and 2021 were not material.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

F-39

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2022 and 2021 consist of net operating loss carry forwards calculated using effective tax rates (16.5%) equating to approximately $51,149 and $105,384, respectively, less a valuation allowance in the amount of approximately $51,149 and $105,384. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the years ended December 31, 2022 and 2021.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-40

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2020. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Note 3 – Inventory

On December 31, 2022 and 2021, the Company had inventory of finished goods of $290,200 and $0, respectively.

Note 4 - Accounts Receivable

At December 31, 2022 and 2021, the Company had accounts receivable of $621,090 and $661,464, respectively.

Note 5 - Prepaid Expenses and Deposits

At December 31, 2022 and 2021, the Company had prepaid expenses and deposits of $629,897 and $606,858, respectively consisting primarily of deposits and prepayments on purchase orders.

Note 6 – Fixed Assets and Other Assets

At December 31, 2022 and 2021, the Company had fixed assets totaling $9,333 and $7,381, net of depreciation of $2,333 and $0, respectively as follows:

	2022	2021
Asset
Molds	$7,381	$7,381
Computer equipment and software	4,285	-
	11,666	7,381
Accumulated depreciation	(2,333)	-
	$9,333	$7,381

At December 31, 2022 and 2021 other assets consisting of non-depreciable molds totaled $67,829 and $0, respectively.

Note 7 – Loans -Note from Jupiter Wellness

As of December 31, 2021, the Company had an outstanding unsecured, non-interest bearing loan balance of $1,502,621 to Jupiter Wellness, Inc., its Parent. On September 1, 2022, the loan was converted to a six percent (6%) interest-bearing promissory note (the “Note”) due on the earlier of: (i) September 30, 2023 or (ii) the date on which Maker consummates an initial public offering of its securities. During 2022, the Company paid $50,000 to Jupiter related to the Note consisting of $19,948 principal reduction and $30,052 interest.

During the year ended December 31, 2022, Jupiter Wellness paid $6,293 toward expenses attributable to the Company and recorded a receivable from the Company of $6,293.

Note 8 - Capital Structure

Ordinary Shares - As of December 31, 2022 and 2021, there were 2 ordinary shares issued and outstanding.

F-41

Note 9 – Acquisition of S.R.M. Entertainment Limited by Jupiter Wellness

On November 30, 2020, Jupiter Wellness entered into and closed on the 2020 Exchange Agreement with the Company, who was a wholly owned subsidiary of Vinco Ventures, Inc., a Nevada corporation formerly known as Edison Nation, Inc. (“Vinco”), and the Company’s shareholders set forth in the 2020 Exchange Agreement (the “SRM Shareholders”), pursuant to which Jupiter Wellness acquired 100% of the ordinary shares of the Company from the SRM Shareholders in exchange for 200,000 shares of the Common Stock of Jupiter Wellness, valued at $1,040,000. Pursuant to the 2020 Exchange Agreement, Jupiter Wellness assumed all of the Company’s financial obligations, as well as its employees and offices. As a result of the 2020 Exchange Agreement, the Company became a wholly-owned subsidiary of Jupiter Wellness.

Note 10 - Commitments and Contingencies

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 11 - Exchange Agreement

On December 9, 2022, SRM Entertainment Inc. a Nevada corporation (“SRM Inc.”), entered into a Stock Exchange Agreement (the “Exchange Agreement’) with Jupiter Wellness. On May 26, 2023, SRM Inc. and Jupiter Wellness amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and separation of SRM Inc.’s business from Jupiter Wellness under the terms of which, Jupiter Wellness acquired 6,500,000 shares of the SRM Inc.’s common stock on May 31, 2023, in exchange for all of the issued and outstanding ordinary shares of the Company. The closing of the transactions contemplated by the Amended and Restated Exchange Agreement shall take place at a mutually agreeable time and place, of which the separation of SRM Inc.’s business from Jupiter Wellness shall close immediately prior to the effective date of the SRM Inc.’s Form S-1 Registration Statement for its initial public offering and the distribution of 2,000,000 shares of SRM Inc.’s common stock to Jupiter Wellness’s stockholders and certain warrant holders shall be paid on or after the effective date of SRM Inc.’s Form S-1 Registration Statement for its initial public offering but prior to the closing of such offering.

Note 12 – Subsequent Events

The Company has analyzed its operations subsequent to December 31, 2022, to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-42

SRM Entertainment, Inc.

1,250,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

       , 2023

Until        ,           (25 days after commencement of our initial public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance.

The following table sets forth the various expenses, other than the underwriting discount, payable in connection with the offering contemplated by this registration statement. All of the fees set forth below are estimates except for the SEC registration fee, the FINRA fee and the stock exchange listing fee.

Payable by the registrant
SEC registration fee		$1,894.06
FINRA fee		3,335.94
Stock exchange listing fee		*
Blue Sky fees and expenses		*
Printing Expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
Total	$	*

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Limitation of personal liability of directors and indemnification

The Nevada Revised Statutes and certain provisions of our articles of incorporation, as amended, and amended bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our amended bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. Under our articles of incorporation, as amended, and amended bylaws, we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Our amended bylaws will require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer or, while a director or officer of SRM, is or was serving at our request in a fiduciary capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the legal proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

We are authorized under our amended bylaws to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or while a director or officer of SRM, is or was serving at our request in a fiduciary capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expense, liability or loss, whether or not we would have the power to indemnify the person pursuant to the terms of our amended bylaws. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We expect that the underwriting agreement will provide for indemnification of directors and officers of SRM by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

In April 2022, the Company was formed by the below listed founders (the “Founders”) with verbal agreements regarding the management and equity participation in the acquisition of S.R.M. Entertainment Limited (“SRM Limited”).

From November 28, 2022 to December 7, 2022, we executed subscription agreements pursuant to which we issued an aggregate of 1,700,000 outstanding shares of our Common Stock to the following Founders of the Company: Richard Miller, Chief Executive Officer & Director, 600,000 shares; Brian S. John, Secretary and Chairman, 300,000 shares; Taft Flittner, President, 300,000 shares; Douglas McKinnon, 200,000 shares; Markita Russell, 100,000 shares; and Deborah McDaniel-Hand, Vice President of Production Development and Operations, 200,000 shares. The shares are exempt from registration under Section 4(a)(2) of the Securities Act of 1933 because the issuance of these shares consisted only of the above mentioned Founders and employees of the Company without involving a public offering. A total of 1,700,000 shares were issued to the Founders for consideration of par value ($0.0001 per share) and recorded as Common Stock issued $170 and subscriptions receivable of $20.

On December 9, 2022, we also entered into an exchange agreement (the “Exchange Agreement”) with Jupiter Wellness. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and separation of our business from Jupiter Wellness. Pursuant to the Amended and Restated Exchange Agreement, the separation will be consummated immediately prior to the effective date of this Registration Statement and the distribution will be paid on or after the effective date of this Registration Statement but prior to the closing of our initial public offering contemplated by this Registration Statement. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, we issued to Jupiter Wellness 6,500,000 shares of our Common Stock (representing 79.3% of our outstanding Common Stock post-exchange) in exchange for 2 ordinary shares of SRM Limited, an entity incorporated in Hong Kong and a wholly owned subsidiary of Jupiter Wellness (representing all of the issued and outstanding shares of SRM Limited). The shares issued in the Amended and Restated Exchange Agreement will be exempt under Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The list of exhibits set forth under “Exhibit Index” at the end of this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

The registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of SRM Entertainment, Inc.*

3.2	Bylaws of SRM Entertainment, Inc.*

3.3	Amendment to the Bylaws of SRM Entertainment, Inc.*

4.1	Form of Common Stock Certificate of SRM Entertainment, Inc.*

5.1	Opinion of Sichenzia Ross Ference LLP*

10.1	Share Exchange Agreement between Jupiter Wellness, Inc. and SRM Entertainment, Inc. dated December 9, 2022*

10.2	Employment Agreement between SRM Entertainment, Inc. and Richard Miller dated January 1, 2023#*

10.3	Employment Agreement between SRM Entertainment, Inc. and Taft Flittner dated January 1, 2023#*

10.4	Employment Agreement between SRM Entertainment, Inc. and Deborah McDaniel-Hand dated January 1, 2023#*

10.5	License Agreement between SRM Entertainment, Inc. and LAFIG Belgium s.a. dated July 28, 2022*

10.6	License Agreement between SRM Entertainment, Inc. and Zoonicorn, LLC dated July 17, 2022*

10.7	License Agreement between SRM Entertainment, Inc., Taylored Concepts, LLC and ProToyTypes, LLC dated September 1, 2021*

10.8	Addendum to License Agreement between SRM Entertainment, Inc., Taylored Concepts, LLC and ProToyTypes, LLC dated June 18, 2022*

10.9	2023 Equity Incentive Plan*

10.10	Amended and Restated Exchange Agreement between Jupiter Wellness, Inc. and SRM Entertainment, Inc. dated May 26, 2023*

10.11	Employment Agreement between Jupiter Wellness, Inc., formerly known as CBD Brands, Inc., and Douglas O. McKinnon dated August 5, 2019**

10.12	Form of Assignment and Assumption Agreement (for the Employment Agreement of Douglas O. McKinnon)***

21.1	List of Subsidiaries*

23.1	Consent of M&K CPAs, PLLC for SRM Entertainment, Inc.**

23.2	Consent of M&K CPAs, PLLC for S.R.M. Entertainment Limited**

23.3	Consent of Sichenzia Ross Ference LLP (contained in its opinion filed as Exhibit 5.1 hereto)*

24.1	Power of Attorney (included on the signature page to previously filed registration statement)*

107	Filing Fee Table**

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

#	Denotes management compensation plan or contract.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jupiter, State of Florida, on the 18th day of July, 2023.

SRM ENTERTAINMENT, INC.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2023.

	Signature	Title

	/s/ Richard Miller	Chief Executive Officer and Director
	Richard Miller	(Principal Executive Officer)

	*	Chief Financial Officer
	Douglas McKinnon	(Principal Financial and Accounting Officer)

	*	President
Taft Flittner

	*	Vice President of Production Development and Operations
Deborah McDaniel-Hand

	*	Chairman and Secretary
Brian John

	*	Director
Gary Herman

	*	Director
Christopher Melton

*
	Hans Haywood	Director

*By:	/s/ Richard Miller
Richard Miller
Attorney-in-Fact

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